UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (RULE 14a-101)

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MEDTOX SCIENTIFIC, INC.

(Name of Registrant)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 27, 2012

Dear Stockholder:

The board of directors of MEDTOX Scientific, Inc., a Delaware corporation, or MEDTOX, has unanimously approved a merger agreement providing for the merger of MEDTOX with Mercer Acquisition Corp., a wholly owned subsidiary of Laboratory Corporation of America Holdings. If the merger contemplated by the merger agreement is completed, except as described below, you, as a MEDTOX stockholder, will be entitled to receive $27.00 in cash, without interest, less any applicable withholding taxes, for each share of our common stock that you own at the consummation of the merger (unless appraisal rights have been properly exercised with respect to such shares).

At a special meeting of our stockholders, you will be asked to consider and vote upon (i) a proposal to adopt the merger agreement; (ii) a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement; and (iii) a proposal to approve, on a nonbinding advisory basis, “golden parachute” compensation (as defined in the regulations of the Securities and Exchange Commission) payable to certain of our executive officers in connection with the consummation of the merger. The special meeting is to be held on July 31, 2012 at 8:00 a.m. Central Time, at MEDTOX, located at 402 West County Road D, St. Paul, MN 55112.

After careful consideration, our board of directors has unanimously determined that the merger is fair, advisable and in the best interests of MEDTOX and its stockholders and approved and declared advisable the merger agreement and the merger and the other transactions contemplated by the merger agreement. The board of directors of MEDTOX unanimously recommends that you vote “FOR” approval of the proposal to adopt the merger agreement; “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies; and “FOR” approval, on a nonbinding advisory basis, of the “golden parachute” compensation payable to certain of our executive officers in connection with the consummation of the merger.

Your vote is very important. Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or the Internet. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. The failure to vote will have the same effect as a vote “AGAINST” approval of the proposal to adopt the merger agreement.

If your shares of common stock are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of common stock without instructions from you. You should instruct your bank, brokerage firm or other nominee to vote your shares of common stock, following the instructions provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of common stock “FOR” approval of the proposal to adopt the merger agreement will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.

The accompanying proxy statement provides you with detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the proxy statement. We encourage you to read the entire proxy statement and its annexes, including the merger agreement, carefully. You may also obtain additional information about MEDTOX from documents we have filed with the Securities and Exchange Commission.

If you have any questions or need assistance voting your shares of common stock, please call Phoenix Advisory Partners, our proxy solicitor, who may be contacted by banks and brokers at 212-493-3910 and by all others toll free at 877-478-5038.

Thank you in advance for your cooperation and continued support.

Sincerely,

Richard J. Braun

Chairman of the Board, President

    and Chief Executive Officer

The proxy statement is dated June 27, 2012, and is first being mailed to our stockholders on or about June 29, 2012.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE PROPOSED MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

MEDTOX SCIENTIFIC, INC.

402 WEST COUNTY ROAD D

ST. PAUL, MINNESOTA 55112

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

July 31, 2012

To the Stockholders of MEDTOX Scientific, Inc.:

A special meeting of stockholders of MEDTOX Scientific, Inc., a Delaware corporation, referred to as MEDTOX, the Company, we, us or our, will be held at MEDTOX, located at 402 West County Road D, St. Paul, MN 55112, on July 31, 2012, beginning at 8:00 a.m. Central Time, for the following purposes:

1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of June 3, 2012, as it may be amended from time to time, which we refer to as the merger agreement, by and among MEDTOX, Laboratory Corporation of America Holdings, a Delaware corporation, which we refer to as LabCorp, and Mercer Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of LabCorp, which we refer to as Merger Sub. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement.

2. To consider and vote on a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

3. To consider and vote on a proposal to approve, on a nonbinding advisory basis, “golden parachute” compensation (as defined in the regulations of the Securities and Exchange Commission) payable to certain of our executive officers in connection with the consummation of the merger.

Only stockholders of record of our common stock as of the close of business on June 27, 2012, will be entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting. All stockholders of record are cordially invited to attend the special meeting in person.

Your vote is very important, regardless of the number of shares of common stock you own.

The merger cannot be completed unless the merger agreement is adopted by the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote thereon. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or the Internet prior to the special meeting to ensure that your shares of common stock will be represented at the special meeting if you are unable to attend. If you fail to return your proxy card or fail to submit your proxy by phone or the Internet and do not attend and vote at the special meeting in person, your shares of common stock will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

If you are a stockholder of record, voting in person at the special meeting will revoke any proxy previously submitted. If you hold your shares of common stock through a bank, brokerage firm or other nominee, you should follow the instructions provided by your banker, brokerage firm or other nominee in order to vote.

After careful consideration, our board of directors has unanimously determined that the merger is fair, advisable and in the best interests of MEDTOX and its stockholders and approved and declared advisable the merger agreement and the merger and the other transactions contemplated by the merger agreement. Our board of directors unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement; “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies; and “FOR” approval, on a nonbinding advisory basis, of the “golden parachute” compensation payable to certain of our executive officers in connection with the consummation of the merger.

Only stockholders of record or their duly authorized proxies have the right to attend the special meeting. To gain admittance, you must present valid photo identification, such as a driver’s license or passport. If your shares of common stock are held through a bank, brokerage firm or other nominee, please bring to the special meeting a copy of your brokerage statement evidencing your beneficial ownership of the common stock and valid photo identification. If you are the representative of a corporate or institutional stockholder, you must present valid photo identification along with proof that you are the representative of such stockholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.

Stockholders who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the fair value of their shares of common stock of MEDTOX, if they deliver a demand for appraisal before the vote is taken on the merger agreement and comply with all the requirements of Delaware law, which are summarized in the accompanying proxy statement and provided in their entirety on Annex C of the accompanying proxy statement.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.

By Order of the Board of Directors,

Richard J. Braun

Chairman of the Board, President

    and Chief Executive Officer

Dated: June 27, 2012

St. Paul, Minnesota

i

Interests of Certain Persons in the Merger	36
Equity Compensation Awards	37
Post-Employment Provisions	38
Arrangements with the Surviving Corporation	40
Golden Parachute Compensation	40
Accounting Treatment	43
Material U.S. Federal Income Tax Consequences of the Merger	43
U.S. Holders	44
Non U.S. Holders	44
Regulatory Approvals	46
Litigation Relating to the Merger	46

THE MERGER AGREEMENT	48
Explanatory Note Regarding the Merger Agreement	48
The Merger	48
Closing and Effective Time of the Merger	48
Directors and Officers; Certificate of Incorporation; Bylaws	49
Treatment of Common Stock, Options and Other Equity Awards	49
Common Stock	49
Options	49
Restricted Stock	50
Exchange and Payment Procedures	50
Representations and Warranties	51
Conduct of Our Business Pending the Merger	53
No Solicitation of Takeover Proposals	55
Government Approvals	57
Indemnification and Insurance	58
Stockholder Litigation	59
Employee Benefit Matters	59
Conditions to the Merger	59
Termination	60
Fees and Expenses	62
Termination Fee Payable by the Company	62
Company Expense Reimbursement	63
Amendment or Supplement	63

MARKET PRICE OF COMMON STOCK	64

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	64

APPRAISAL RIGHTS	67

DELISTING AND DEREGISTRATION OF COMMON STOCK	70

STOCKHOLDER PROPOSALS	70

WHERE YOU CAN FIND MORE INFORMATION	71

HOUSEHOLDING	72

ANNEX A Agreement and Plan of Merger, by and among Laboratory Corporation of America Holdings, Mercer Acquisition Corp. and MEDTOX Scientific, Inc., dated as of June 3, 2012
ANNEX B Opinion of Lazard Middle Market LLC, dated June 1, 2012
ANNEX C General Corporation Law of the State of Delaware Section 262 Appraisal Rights

ii

SUMMARY TERM SHEET

The following summary term sheet highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. Each item in this summary term sheet includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the section entitled “Where You Can Find More Information” beginning on page 71.

Parties to the Merger (Page 16)

MEDTOX Scientific, Inc., or MEDTOX, the Company, we or us, is a Delaware corporation headquartered in St. Paul, Minnesota, and is a provider of high quality specialized laboratory testing services and on-site/point-of-collection testing (POCT) devices. The Company also supports customers with complete logistics, data and program management services. MEDTOX is a leader in providing esoteric laboratory testing services to hospitals and laboratories nationwide.

Laboratory Corporation of America Holdings, or LabCorp, a Delaware corporation, is the second largest independent clinical laboratory company in the United States based on 2011 net revenues. Since LabCorp’s founding in 1971, it has grown into a national network of 54 primary laboratories, over 1,700 patient service centers and a network of branches and so-called “STAT” laboratories that have the ability to perform certain routine tests quickly and report the results to the physician immediately. Through its national laboratory network, LabCorp offers a broad range of clinical laboratory tests that are used by the medical profession in routine testing, patient diagnosis, and in the monitoring and treatment of disease. In addition, LabCorp has developed specialty testing operations, such as oncology testing, HIV genotyping and phenotyping, diagnostic genetics and clinical trials. With over 31,000 employees worldwide, LabCorp processes tests on more than 450,000 patient specimens daily and provides clinical laboratory testing services to clients in all 50 states, the District of Columbia, Puerto Rico, Belgium, Japan, the United Kingdom, China, Singapore and three provinces in Canada. Its clients include physicians, hospitals, managed care organizations, governmental agencies, employers, pharmaceutical companies and other independent clinical laboratories that do not have the breadth of its testing capabilities. Upon completion of the merger, the Company will be a wholly-owned subsidiary of LabCorp.

Mercer Acquisition Corp., or Merger Sub, is a Delaware corporation recently formed by LabCorp for the sole purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will cease to exist.

In this proxy statement, we refer to the Agreement and Plan of Merger, dated as of June 3, 2012, as it may be amended from time to time, among the Company, LabCorp and Merger Sub, as the merger agreement, and the merger of Merger Sub with and into the Company as the merger.

The Special Meeting (Page 17)

Time, Place and Purpose of the Special Meeting (Page 17)

The special meeting will be held on July 31, 2012, starting at 8:00 a.m. Central Time, at MEDTOX, located at 402 West County Road D, St. Paul, MN 55112. At the special meeting, holders of our common stock, par value $0.15 per share, or the common stock, will be asked the following:

•	to approve the proposal to adopt the merger agreement;

•

to approve any adjournment of the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement; and

•

to approve, on a nonbinding advisory basis, the “golden parachute” compensation (as defined by the Securities and Exchange Commission, which we refer to as the SEC) payable to certain Company executive officers in connection with the consummation of the merger as described in this proxy statement.

Record Date and Quorum (Page 17)

You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of common stock at the close of business on June 27, 2012, which the Company has set as the record date for the special meeting and which we refer to as the record date. You will have one vote for each share of common stock that you owned on the record date. As of the record date, there were 9,020,530 shares of common stock outstanding and entitled to vote at the special meeting. A majority of the shares of common stock outstanding at the close of business on the record date and entitled to vote, present in person or represented by proxy, at the special meeting constitutes a quorum for the purposes of the special meeting. Whether or not a quorum is represented at the special meeting, the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote at the special meeting will have power to adjourn the meeting to another time, or to another time and place, without notice other than announcement of adjournment at the meeting, and there may be successive adjournments for like cause and in like manner. At such adjourned meeting at which a quorum is present, any business may be transacted that may have been transacted at the special meeting as originally notified.

Vote Required (Page 17)

Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote thereon.

Approval of the nonbinding advisory proposal regarding “golden parachute” compensation and approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies each requires the affirmative vote of a majority of the votes cast thereon in person or by proxy at the special meeting, whether or not a quorum is present.

As of the record date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, 1,217,785 shares of common stock (not including any shares of common stock deliverable upon exercise or conversion of any options or restricted stock), representing 13.50% of the outstanding shares of common stock.

Proxies and Revocation (Page 20)

Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the special meeting. If your shares of common stock are held in “street name” by your bank, brokerage firm, or other nominee, you should instruct your bank, brokerage firm, or other nominee on how to vote your shares of common stock using the instructions provided by your bank, brokerage firm, or other nominee. If you fail to submit a proxy or to vote in person at the special meeting, or do not provide your bank, brokerage firm, or other nominee with instructions, your shares of common stock will not be voted on the proposal to adopt the merger agreement, which will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement, and your shares of common stock will have no effect on the proposal to adjourn the special meeting or the nonbinding advisory proposal regarding “golden parachute compensation”.

You have the right to revoke a proxy, whether delivered by telephone, over the Internet, or by mail, at any time before it is exercised, by signing and returning a proxy card with a later date, revoking your proxy by telephone or the Internet, or by giving written notice of revocation to our Corporate Secretary, which must be filed with the Corporate Secretary by the time the special meeting begins, or by attending the special meeting and voting in person. If you instructed your bank, brokerage firm, or other nominee on how to vote your shares of common stock, you may revoke your proxy by using the instructions provided by your bank, brokerage firm, or other nominee.

The Merger (Page 22)

The merger agreement provides that Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the merger and will continue to do business following the merger. As a result of the merger, the Company will cease to be a publicly traded company. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation.

Merger Consideration (Page 22)

In the merger, each outstanding share of common stock (except for certain shares owned, if any, by the Company, LabCorp, Merger Sub, and their indirect and direct wholly owned subsidiaries, and shares owned by stockholders who have properly exercised their appraisal rights) will be converted into the right to receive $27.00 in cash, without interest, which amount we refer to as the per share merger consideration, less any applicable withholding taxes.

Reasons for the Merger; Recommendation of the Board of Directors (Page 27)

After consideration of various factors described in the section entitled “The Merger—Reasons for the Merger; Recommendation of the Board of Directors,” beginning on page 27, the board of directors of the Company, which we refer to as the board of directors, unanimously (i) determined that the merger is fair, advisable and in the best interests of the Company and its stockholders, (ii) authorized, approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement, (iii) resolved that the merger agreement be submitted for consideration by the stockholders of the Company at a special meeting of stockholders, and (iv) recommended that our stockholders vote to adopt the merger agreement.

In considering the recommendation of the board of directors with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that may be different from, or in addition to, yours. The board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of the Company. See the section entitled “The Merger—Interests of Certain Persons in the Merger” beginning on page 36.

The board of directors unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement; “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies; and “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation.

Opinion of the Company’s Financial Advisor (Page 30)

In connection with the merger, the Company’s financial advisor, Lazard Middle Market LLC, referred to as LMM, delivered an opinion, dated June 1, 2012, to the Company’s board of directors as to the fairness, from a financial point of view and as of such date, of the $27.00 per share cash consideration to be paid in the merger to holders of Company common stock (other than LabCorp, Merger Sub or any other subsidiary of LabCorp or holders who are entitled to and properly demand an appraisal of their shares of Company common stock, such holders referred to collectively as excluded holders). The full text of LMM’s opinion, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by LMM in connection with its opinion, is attached to this proxy statement as Annex B. LMM’s engagement and its opinion were for the benefit of the Company’s board of directors (in its capacity as such), and LMM’s opinion was rendered to the Company’s board of directors in connection with its evaluation of the merger consideration from a financial point of view and did not address any other aspects of the merger. LMM’s opinion did not address the relative merits of the merger as compared to any other transaction or business strategy in which the Company might engage or the merits of the underlying decision by the Company to engage in the merger. LMM’s opinion was not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the merger or any related matter.

Interests of Certain Persons in the Merger (Page 36)

When considering the recommendation of our board of directors, you should be aware that our executive officers and directors have interests in the merger that are different from, or in addition to, your interests as a stockholder. The board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of the Company. These interests include the following:

•	the cash-out of all vested stock options and vested restricted stock held by our executive officers;

•

the conversion to cash of unvested restricted stock held by our executive officers and common stock held by rabbi trusts in accordance with our Long Term Incentive Plan and Supplemental Employee Retirement Plan in which our named executive officers and directors have an interest;

•

pursuant to employment agreements with our named executive officers, the payment of severance payments and other benefits which will commence six months after the merger agreement was executed on June 3, 2012.

“Golden Parachute” Compensation (Page 40)

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and Rule 14a-21(c) under the Exchange Act, stockholders have the opportunity to cast a nonbinding advisory vote with respect to certain payments that may be made to the Company’s executive officers in connection with the consummation of the merger, or “golden parachute” compensation (as defined by the regulations of the SEC). The board of directors unanimously recommends that you vote “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation.

Approval of the nonbinding advisory proposal regarding “golden parachute” compensation requires the affirmative vote of a majority of the votes cast by the holders of shares of Company common stock present, in person or by proxy, at the special meeting and entitled to vote at the special meeting.

The vote on “golden parachute” compensation is separate and apart from the vote to adopt the merger agreement or to adjourn the special meeting if necessary or appropriate to solicit additional proxies. You may vote to adopt the merger agreement and vote against the “golden parachute” compensation proposal and vice versa. Approval of this proposal is also not a condition to completion of the merger. The vote with respect to “golden parachute” compensation is an advisory vote and will not be binding on the Company. Therefore, regardless of whether stockholders approve the “golden parachute” compensation, if the merger agreement is adopted by the stockholders and the merger is completed, the “golden parachute” compensation will still be paid to the Company’s named executive officers.

Material U.S. Federal Income Tax Consequences of the Merger (Page 43)

The exchange of shares of common stock for cash pursuant to the merger will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. Stockholders who are U.S. holders and who exchange their shares of common stock in the merger will recognize gain or loss in an amount equal to the difference, if any, between the cash payments made pursuant to the merger and their adjusted tax basis in their shares of common stock. Any gain realized on the exchange by non-U.S. holders will generally not be subject to U.S. federal income tax. Backup withholding may also apply to the cash payments made pursuant to the merger unless payee provides the required information and certification and otherwise complies with the backup withholding rules. You should read the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 43 for a definition of “U.S. holder” and “non-U.S. holder” and a more detailed discussion of the U.S. federal income tax consequences of the merger. You should also consult your tax advisor for a complete analysis of the effect of the merger on your federal, state and local and/or foreign taxes.

Regulatory Approvals (Page 46)

Under the terms of the merger agreement, the merger cannot be completed until certain approvals, consents and consultations required to consummate the merger pursuant to applicable U.S. and foreign antitrust laws, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or the HSR Act, have been obtained or any applicable waiting period thereunder has been terminated or has expired.

Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission, or the FTC, the merger cannot be completed until each of the Company and LabCorp file a notification and report form with the FTC and the Antitrust Division of the Department of Justice, or the DOJ, under the HSR Act, and the applicable waiting period has expired or been terminated. Each of the Company and LabCorp filed such a notification and report form on June 14, 2012, and requested early termination of the waiting period.

Litigation Relating to the Merger (Page 46)

On June 6, 2012, a putative class action lawsuit was commenced against us and our directors in the District Court, Second Judicial District, Ramsey County, of the State of Minnesota. The lawsuit is captioned John Siciliano v. MEDTOX Scientific, Inc. et al. In the lawsuit, plaintiff alleges generally that our directors breached their fiduciary duties in connection with the transaction by, among other things, carrying out an unfair process and agreeing to a transaction that was unfair to our stockholders and that the Company aided and abetted our directors’ breach of fiduciary duty. Plaintiff purports to bring the lawsuit on behalf of the public stockholders of the Company and seeks equitable relief to enjoin consummation of the merger, rescission of the merger and fees and costs, among other relief. The Company believes the lawsuit is without merit.

On June 12, 2012, a putative class action lawsuit was commenced against us, our directors, LabCorp and Merger Sub in the District Court, Second Judicial District, Ramsey County, of the State of Minnesota. The lawsuit is captioned Carol A. Kiel v. Richard Braun et al. In the lawsuit, plaintiff alleges generally that our directors breached their fiduciary duties in connection with the transaction by, among other things, agreeing to a transaction that was unfair to our stockholders, that provisions of the merger agreement unlawfully preclude our directors from further soliciting potential buyers and that the Company, LabCorp and Merger Sub aided and abetted our directors’ breach of fiduciary duties. Plaintiff purports to bring the lawsuit on behalf of the public stockholders of the Company and seeks equitable relief to enjoin consummation of the merger, rescission of the merger and/or awarding rescissory damages, damages and fees and costs, among other relief. The Company believes the lawsuit is without merit.

On June 21, 2012, a putative class action lawsuit was commenced against us, our directors, LabCorp and Merger Sub in the District Court, Second Judicial District, Ramsey County, of the State of Minnesota. The

lawsuit is captioned Louis Perlman v. Medtox Scientific, Inc. et al. In the lawsuit, plaintiff alleges generally that our directors breached their fiduciary duties in connection with the transaction by, among other things, agreeing to a transaction that was unfair to our stockholders, that provisions of the merger agreement unlawfully preclude our directors from further soliciting potential buyers and that the Company, LabCorp and Merger Sub aided and abetted our directors’ breach of fiduciary duties. Plaintiff purports to bring the lawsuit on behalf of the public stockholders of the Company and seeks equitable relief to enjoin consummation of the merger, rescission of the merger and/or awarding rescissory damages, damages and fees and costs, among other relief. The Plaintiff was a director of the Company from July 1996 through September 1998. The Company believes the lawsuit is without merit.

On June 26, 2012, each of the plaintiffs in the foregoing actions filed a joint motion in the District Court, Second Judicial District, Ramsey County, of the State of Minnesota to (i) consolidate the three foregoing actions and all later-filed actions filed in the same court arising out of the same facts and circumstances, (ii) appoint plaintiffs Perlman, Siciliano and Kiel as lead plaintiffs in the consolidated action and (iii) appoint plaintiffs’ counsel in the initial actions in various capacities as lead counsel, members of an executive committee and as liaison counsel in the consolidated action. The court has not yet ruled on the motion.

The Merger Agreement (Page 48)

Treatment of Common Stock, Options and Other Equity Awards (Page 49)

Common Stock

At the effective time of the merger, or effective time, each share of Company common stock issued and outstanding (except for certain shares described in the next paragraph) will convert into the right to receive the per share merger consideration of $27.00 in cash, without interest, less any applicable withholding taxes.

Any shares owned by the Company as treasury stock, owned by any direct or indirect wholly-owned subsidiary of the Company immediately prior to the effective time, or owned by LabCorp, Merger Sub or any other direct or indirect wholly owned subsidiary of LabCorp or Merger Sub immediately prior to the effective time will be cancelled without payment of consideration. Common stock owned by stockholders who have properly exercised, and not effectively withdrawn or lost or failed to perfect, appraisal rights under the General Corporation Law of the State of Delaware, or DGCL, will not be entitled to receive the per share merger consideration. Such stockholders will instead be entitled to the appraisal rights provided under the DGCL as described under the section entitled “Appraisal Rights” beginning on page 67.

Options

Under the merger agreement, the Company will take all actions necessary to provide that each stock option outstanding as of the closing date will be fully vested and exercisable prior to the effective time, and each option outstanding immediately prior to the effective time will be canceled and terminated and of no further force or effect as of the effective time and, unless exercised prior to the effective time, shall, to the extent the exercise price thereof is less than the per share merger consideration, instead represent solely the right to receive from the Company payment in cash (subject to any applicable withholding or other taxes required by applicable law to be withheld) of an amount equal to the product of (x) the total number of shares of common stock subject to such option and (y) the excess, if any, of the merger consideration over the exercise price per share of Company common stock subject to such option. The Company will make the stock option payments promptly following the effective time to the persons entitled thereto in accordance with the Company’s standard payroll practices. In addition, prior to the effective time, the Company will take all actions necessary to provide holders of options with written notice that (i) their options may be fully exercised prior to the effective time and (ii) as of the effective time, all options will be canceled and terminated and of no further force or effect.

Restricted Stock

Prior to the effective time, the Company board of directors (or an appropriate committee) will adopt resolutions and the Company will take all other actions as may be required to adjust the terms of all outstanding awards of restricted stock to provide that, at the effective time, each restricted stock award outstanding immediately prior to the effective time will be deemed to instead constitute an award of the per share merger consideration with respect to each share of restricted stock formerly represented by such restricted stock award. All other terms and conditions applicable to each restricted stock award will remain the same following the effective time, so that following the effective time, the merger consideration payable with respect to the restricted stock award will remain subject to the same vesting, forfeiture and other restrictions as applied to the restricted stock award prior to such adjustment.

LTIP and SERP

Under the Company’s Long Term Incentive Plan, or LTIP, our directors and executive officers may elect to have some or all of their contributions allocated to common stock. If common stock is elected, the corresponding cash contribution is applied to purchase shares of the Company’s common stock from time to time in open market transactions or in private transactions. The stock is held by so-called “rabbi” trusts under which the Company retains ownership of the shares for tax purposes. Our executive officers may also elect to allocate some or all of their account balances under our Supplemental Executive Retirement Plan, or SERP, to the Company’s common stock. That common stock is also held by a rabbi trust under arrangements similar to the LTIP. Under the terms of the merger agreement, the stock held by the rabbi trusts for the LTIP and SERP will be converted into the right to receive the per share merger consideration.

No Solicitation of Takeover Proposals (Page 55)

From the date of the merger agreement until the valid termination of the merger agreement, we, our subsidiaries and our representatives are no longer permitted to engage in or conduct any existing discussions or negotiations with any person with respect to a takeover proposal. Additionally, the Company will not, and will not authorize or permit its subsidiaries or representatives to, directly or indirectly:

•

solicit, initiate, knowingly facilitate or knowingly encourage (including by way of furnishing non-public information, except as required by applicable law) any inquiries, proposals or offers with respect to, or that constitute, or that may reasonably be expected to lead to, any takeover proposal;

•

participate or engage in any discussions or negotiations with any third party regarding any takeover proposal (other than communications solely directed at informing inquiring parties of the existence of the restrictions imposed on us in the merger agreement);

•	enter into any letter of intent, agreement in principle, memorandum of understanding, merger, acquisition, purchase or joint venture agreement or other agreement related to any takeover proposal; or

•

release or permit the release of any person from, or waive or permit the waiver of any provision of or right under, any confidentiality, non-solicitation, no-hire, “standstill” or similar agreement to which the Company or any of our subsidiaries is a party or under which the Company or any of its subsidiaries has any rights.

Notwithstanding the restrictions described above, at any time before the adoption of the merger agreement by our stockholders, if the Company’s board of directors receives a bona fide unsolicited written takeover proposal from a third party made after the date of the merger agreement in circumstances not involving a breach of the merger agreement, we are entitled to, after providing LabCorp prior or concurrent written notice of our intention to take such actions, participate or engage in discussions or negotiations regarding such takeover proposal and may provide or furnish information to the third party making the takeover proposal so long as our board of directors: (i) determines in good faith, after consultation with our financial advisor and outside counsel, that the takeover proposal is, or could reasonably be expected to lead to, a superior proposal, and (ii) determines in good faith, after consultation with and receiving the advice of our outside counsel, that the failure to take such action would, or would reasonably be likely to, result in a breach of fiduciary duties of our board of directors to our stockholders. Subject to the foregoing limitations, we may furnish information to a third party that has made a takeover proposal provided it is in accordance with a confidentiality agreement that generally contains provisions no less favorable to us in the aggregate than the provisions of our confidentiality agreement dated as of April 12, 2012, with LabCorp.

Market Price of Common Stock (Page 64)

The common stock trades on the NASDAQ Global Select Market, or Nasdaq, under the symbol “MTOX.” The closing price of the common stock on Nasdaq on June 1, 2012, the last trading day prior to the public announcement of the execution of the merger agreement, was $19.70 per share. The per share merger consideration represents a 37% premium to the closing price on June 1, 2012, and a 43.3% premium to the volume weighted average price for three months prior to June 1, 2012. On June 26, 2012, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for the common stock on Nasdaq was $26.85 per share. The market price for our common stock may fluctuate prior to the effective time. You are encouraged to obtain current market quotations for common stock in connection with voting your shares of common stock.

Appraisal Rights (Page 67)

Stockholders are entitled to appraisal rights under the DGCL in connection with the merger, provided that stockholders meet all of the conditions set forth in Section 262 of the DGCL. This means that you are entitled to have the value of your shares of common stock determined by the Delaware Court of Chancery and to receive payment based on that valuation if you properly exercise your appraisal rights. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the merger agreement.

To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before the vote is taken on the merger agreement and you must not submit a proxy in favor of or otherwise vote in favor of the proposal to adopt the merger agreement. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. See the section entitled “Appraisal Rights” beginning on page 67 and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex C to this proxy statement. If you hold your shares of common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee. In view of the complexity of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

Delisting and Deregistration of Common Stock (Page 70)

If the merger is completed, the Company’s common stock will be delisted from Nasdaq and deregistered under the Securities Exchange Act of 1934, as amended, or the Exchange Act. As such, we would no longer file reports with the Securities and Exchange Commission, or the SEC, on account of our common stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a Company stockholder. Please refer to the “Summary Term Sheet” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, which you should read carefully. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the section entitled “Where You Can Find More Information” beginning on page 71.

Q.	What is the proposed transaction and what effects will it have on the Company?

A.	The proposed transaction is the acquisition of MEDTOX Scientific, Inc., or the Company, by Laboratory Corporation of America Holdings, or LabCorp, pursuant to the merger agreement. If the proposal to adopt the merger agreement is approved by our stockholders and the other closing conditions under the merger agreement have been satisfied or waived, Mercer Acquisition Corp., or Merger Sub, a wholly-owned subsidiary of LabCorp, will merge with and into us, and we will continue as the surviving corporation. We refer to this transaction as the merger. As a result of the merger, we will become a subsidiary of LabCorp and will no longer be a publicly held corporation, our common stock will be delisted from Nasdaq and deregistered under the Exchange Act, we will no longer file reports with the SEC on account of our common stock, and you will no longer have any interest in our future earnings or growth.

Q.	What will I receive if the merger is completed?

A.	Upon completion of the merger, you will be entitled to receive the per share merger consideration of $27.00 in cash, without interest, less any applicable withholding taxes, for each share of common stock that you own, unless you have properly exercised and not withdrawn your appraisal rights under the DGCL with respect to such shares. For example, if you own 100 shares of common stock, you will receive $2,700 in cash in exchange for your shares of common stock, less any applicable withholding taxes. You will not own any shares of the capital stock in the surviving corporation.

Q.	How does the per share merger consideration compare to the market price of the common stock prior to announcement of the merger?

A.	The per share merger consideration represents a 37% premium to the closing price of our common stock on the Nasdaq Global Select Market on June 1, 2012, and a 43.3% premium to the volume weighted average price for three months prior to June 1, 2012.

Q.	How does the board of directors recommend that I vote?

A.	The board of directors unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement; “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies; and “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation.

Q.	When do you expect the merger to be completed?

A.	We are working towards completing the merger as soon as possible. Assuming timely satisfaction of necessary closing conditions, we anticipate that the merger will be completed by the end of the third quarter of 2012. Failure to meet those closing conditions or other factors outside of our control could delay completion of the merger or prevent us from completing the merger altogether. If our stockholders vote to approve the proposal to adopt the merger agreement, the merger will become effective as promptly as practicable following the satisfaction or waiver of the other conditions to the merger.

Q.	What happens if the merger is not completed?

A.	If the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of our common stock in connection with the merger. Instead, we will remain an independent public company, and our common stock will continue to be listed and traded on Nasdaq. Under specified circumstances, we may be required to pay to LabCorp a fee with respect to the termination of the merger agreement, and in other circumstances LabCorp may be required to reimburse certain of our expenses, as described under the section entitled “The Merger Agreement—Fees and Expenses” beginning on page 62.

Q.	Is the merger expected to be taxable to me?

A.	The exchange of shares of common stock for cash pursuant to the merger will be a taxable transaction to U.S. holders (as defined in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 43) for U.S. federal income tax purposes. If you are a U.S. holder and you exchange your shares of common stock in the merger, you will recognize gain or loss in an amount equal to the difference, if any, between the cash payments made pursuant to the merger and your adjusted tax basis in your shares of common stock. Any gain realized on the exchange by non-U.S. holders will generally not be subject to U.S. federal income tax. Backup withholding may also apply to the cash payments made pursuant to the merger unless the payee provides the required information and certification and otherwise complies with the backup withholding rules. You should read the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 43 for a more detailed discussion of the U.S. federal income tax consequences of the merger. You should also consult your tax advisor for a complete analysis of the effect of the merger on your federal, state and local and/or foreign taxes.

Q:	Do any of our directors or officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?

A:	Yes. In considering the recommendation of the board of directors with respect to the adoption of the merger agreement, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally, including the “golden parachute” compensation payable to certain of our executive officers in connection with the consummation of the merger. The board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by our stockholders. See the section entitled “The Merger—Interests of Certain Persons in the Merger” beginning on page 36.

Q.	Why am I receiving this proxy statement and proxy card or voting instruction form?

A.	You are receiving this proxy statement and proxy card or voting instruction form because you own shares of our common stock. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of the common stock with respect to such matters.

Q.	When and where is the special meeting?

A.	The special meeting of our stockholders will be held on July 31, 2012 at 8:00 a.m. Central Time, at MEDTOX, located at 402 West County Road D, St. Paul, MN 55112.

Q.	What am I being asked to vote on at the special meeting?

A.	You are being asked to consider and vote on a proposal to adopt the merger agreement and to approve a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. You are also being asked to consider and vote, on a nonbinding advisory basis, on a proposal to approve the “golden parachute” compensation (as defined in the regulations of the SEC) payable to certain of the Company’s executive officers in connection with the consummation of the merger.

Q.	What vote is required for our stockholders to approve the proposal to adopt the merger agreement?

A.	The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote thereon. Because the affirmative vote required to approve the proposal to adopt the merger agreement is based upon the total number of outstanding shares of common stock, failure to submit a proxy or vote in person at the special meeting, abstaining, or failure to provide your broker with instructions will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Q.	What vote is required for our stockholders to approve the nonbinding advisory proposal regarding “golden parachute” compensation and the proposal to adjourn the special meeting, if necessary or appropriate?

A.	Approval of the nonbinding advisory proposal regarding “golden parachute” compensation and the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies each requires the affirmative vote of a majority of the votes cast by the holders of shares of Company common stock present, in person or by proxy, at the special meeting and entitled to vote at the special meeting.

If you fail to submit a proxy or to vote in person at the special meeting, or if you are not a stockholder of record and do not provide your bank, brokerage firm or other nominee with voting instructions, your shares of Company common stock will not be voted on these proposals. A failure to vote or an abstention will have no effect on the proposal regarding the golden parachute compensation because the vote is nonbinding and advisory only and refraining from providing advice does not reflect support or disapproval of the underlying proposal. A failure to vote or abstention also will have no effect on the adjournment proposal.

Q.	Who can vote at the special meeting?

A.	All of our holders of common stock of record as of the close of business on June 27, 2012, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. Each holder of our common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of common stock that such holder owned as of the record date.

Q.	What is a quorum?

A.	A majority of the shares of common stock outstanding at the close of business on the record date and entitled to vote, present in person or represented by proxy, at the special meeting constitutes a quorum for the purposes of the special meeting. Abstentions are counted as present for the purpose of determining whether a quorum is present. Broker non-votes are not counted as present for the purpose of determining whether a quorum is present. If a quorum is not represented at the special meeting, the holders of the shares of common stock present in person or by proxy and entitled to vote at the special meeting will have the power, by vote of a majority of the votes cast on a proposal to adjourn the meeting, to adjourn the meeting to another time, or to another time and place, without notice other than announcement of adjournment at the meeting, and there may be successive adjournments for like cause and in like manner until a quorum is present. At such adjourned meeting at which a quorum is present, any business may be transacted that may have been transacted at the special meeting as originally notified.

Q.	How do I vote?

A.	If you are a stockholder of record, you may have your shares of common stock voted on matters presented at the special meeting in any of the following ways:

•	in person by attending the special meeting and casting your vote there; or

•	by proxy-stockholders of record have a choice of submitting a proxy;

•	over the Internet (the website for submitting your proxy over the Internet is on your proxy card);

•	by using a toll-free telephone number noted on your proxy card; or

•	by completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope.

If you are not a stockholder of record, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of common stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone. Please be aware that if you submit a proxy over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Q.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A.	If your shares of our common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares of common stock, the “stockholder of record.” This proxy statement, and your proxy card, have been sent directly to you by us. If your shares of our common stock are held through a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares of the common stock held in “street name”. In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of common stock, the stockholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares of our common stock by following their instructions for voting.

Q.	I am the beneficial owner of my shares of common stock, but my shares are held in “street name” by my bank, brokerage firm or other nominee. Will my bank, brokerage firm or other nominee vote my shares of common stock for me?

A.	No. Your bank, brokerage firm or other nominee will only be permitted to vote your shares of common stock if you instruct your bank, brokerage firm or other nominee how to vote. You should follow the instructions provided by your bank, brokerage firm or other nominee regarding the voting of your shares of common stock. If you do not instruct your bank, brokerage firm or other nominee to vote your shares of common stock, your shares of common stock will not be voted and the effect will be the same as a vote “AGAINST” the proposal to adopt the merger agreement. If you do not instruct your bank, brokerage firm or other nominee how to vote your shares of common stock as to the proposal regarding “golden parachute” compensation or the proposal to adjourn the special meeting, your shares of common stock will not be voted and will have no effect on those proposals.

Q.	How can I change or revoke my vote?

A.

You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by submitting a different proxy at a later date through any of the methods available to you, by giving written notice of revocation to our Corporate Secretary, which must be filed with the Corporate Secretary by the time the special meeting begins, or by attending the special meeting and voting in person.

Q.	What is a proxy?

A.	A proxy is your legal designation of another person, referred to as a proxy, to vote your shares of stock. The written document describing the matters to be considered and voted on at the special meeting is called a proxy statement. The document used to designate a proxy to vote your shares of stock is called a proxy card. Our board of directors has designated Richard J. Braun and Kevin J. Wiersma, and each of them, with full power of substitution, as proxies for the special meeting.

Q.	If a stockholder gives a proxy, how are the shares of common stock voted?

A.	Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares of common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of common stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the proposal to adopt the merger agreement; “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies; and “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation.

Q.	How are votes counted?

A.	For the proposal to adopt the merger agreement, you may vote “FOR,” “AGAINST,” or “ABSTAIN”. Abstentions and broker non-votes with respect to the proposal to adopt the merger agreement will have the same effect as votes “AGAINST” the proposal to adopt the merger agreement.

For the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, and the proposal regarding “golden parachute” compensation, you may vote “FOR,” “AGAINST,” or “ABSTAIN”. Abstentions and broker non-votes with respect to the proposal to adjourn the special meeting or the proposal to approve the “golden parachute” compensation will have no effect on the proposals.

Q.	What do I do if I receive more than one proxy or set of voting instructions?

A.	If you hold shares of the common stock in “street name” and also directly as a record holder or otherwise, you may receive more than one proxy and/or set of voting instructions relating to the special meeting. These should each be voted and/or returned separately in accordance with the instructions provided in this proxy statement in order to ensure that all of your shares of common stock are voted.

Q.	What happens if I sell my shares of common stock before the special meeting?

A.	The record date for stockholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the consummation of the merger. If you transfer your shares of the common stock after the record date but before the special meeting you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares.

Q.	Who will solicit and pay the cost of soliciting proxies?

A.	The expenses of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by us. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

We have engaged Phoenix Advisory Partners to assist in the solicitation of proxies for the special meeting. The Company estimates that it will pay Phoenix Advisory Partners a fee of approximately $8,500, plus customary administrative fees for expenses related to calls made to or received from our stockholders. We will reimburse Phoenix Advisory Partners for reasonable out-of-pocket expenses and will indemnify Phoenix Advisory Partners and its affiliates against certain claims, liabilities, losses, damages and expenses.

We may also reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares of common stock for their expenses in forwarding soliciting materials to beneficial owners of the common stock and in obtaining voting instructions from those owners.

Q.	What do I need to do now?

A.	Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, please submit a proxy promptly to ensure that your shares are represented and voted at the special meeting. If you hold your shares of common stock in your own name as the stockholder of record, please submit a proxy to have your shares of common stock voted at the special meeting by completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope; by using the telephone number printed on your proxy card; or by using the Internet instructions printed on your proxy card. If you decide to attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which choices are available to you.

Q.	Should I send in my stock certificates now?

A.	No. You will be sent a letter of transmittal promptly after the completion of the merger, describing how you may exchange your shares of common stock for the per share merger consideration. If your shares of common stock are held in “street name” by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your “street name” shares of common stock in exchange for the per share merger consideration. Please do NOT return your stock certificate(s) with your proxy.

Q.	Am I entitled to exercise appraisal rights under the DGCL instead of receiving the per share merger consideration for my shares of the common stock?

A.	Yes. As a holder of common stock, you are entitled to appraisal rights under the DGCL in connection with the merger if you take certain actions and meet certain conditions. See the section entitled “Appraisal Rights” beginning on page 67.

Q.	Who can help answer my other questions?

A.	If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of common stock, or need additional copies of the proxy statement or the enclosed proxy card, please call Phoenix Advisory Partners, our proxy solicitor, who may be contacted by banks and brokers at 212-493-3910 and by all others toll-free at 877-478-5038.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s),” “intend(s)” and similar expressions are intended to identify such forward-looking statements. These statements include, but are not limited to, the expected timing of the acquisition; the ability of LabCorp and the Company to close the acquisition; the performance of the parties under the terms of the merger agreement and related transaction documents; and statements regarding future performance. All of such information and statements are subject to certain risks and uncertainties, the effects of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Investors are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this proxy statement. Investors are also urged to carefully review and consider the various disclosures in the Company’s SEC periodic and interim reports, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012 and Current Reports on Form 8-K filed from time to time by the Company, and the following factors:

•

uncertainties associated with the acquisition of the Company by LabCorp, including the effect of the announcement of the merger on the Company’s business relationships, operating results, and business generally;

•	uncertainties as to the timing of the merger;

•	the failure to receive approval of the transaction by the stockholders of the Company;

•	the ability of the parties to satisfy closing conditions to the transaction, including the receipt of regulatory approvals;

•	changes in economic, business, competitive, technological and/or regulatory factors;

•	the outcome of any legal proceedings that have been or may be instituted against the Company and/or others relating to the merger agreement; and

•	failure of a party to comply with its obligations under the merger agreement and the related transaction documents.

Consequently, all of the forward-looking statements we make in this document are qualified by the information contained or incorporated by reference herein, including, but not limited to, (a) the information contained under this heading and (b) the information contained under the headings “Risk Factors” and in our consolidated financial statements and notes thereto included in our most recent filings on Forms 10-Q and 10-K (see the section entitled “Where You Can Find More Information” beginning on page 71). We are under no obligation to publicly release any revision to any forward-looking statement contained or incorporated herein to reflect any future events or occurrences.

You should carefully consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf.

PARTIES TO THE MERGER

The Company

MEDTOX Scientific, Inc.

402 West County Road D

St. Paul, MN 55112

(800) 832-3244, (651) 636-7466

The Company, a Delaware corporation with its headquarters in St. Paul, Minnesota, is a provider of high quality specialized laboratory testing services and on-site/point-of-collection testing (POCT) devices. The Company also supports customers with complete logistics, data and program management services. MEDTOX is a leader in providing esoteric laboratory testing services to hospitals and laboratories nationwide. Information about the Company can be found at www.medtox.com. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC. See also the section entitled “Where You Can Find More Information” beginning on page 71. Our common stock is publicly traded on Nasdaq under the symbol “MTOX.”

LabCorp

Laboratory Corporation of America Holdings

358 South Main St.

Burlington, NC 27215

(336) 229-1127

LabCorp, a Delaware corporation and S&P 500 company, is the second largest independent clinical laboratory company in the United States based on 2011 net revenues. Since LabCorp’s founding in 1971, it has grown into a national network of 54 primary laboratories, over 1,700 patient service centers and a network of branches and so-called “STAT” laboratories that have the ability to perform certain routine tests quickly and report the results to the physician immediately. Through its national laboratory network, LabCorp offers a broad range of clinical laboratory tests that are used by the medical profession in routine testing, patient diagnosis, and in the monitoring and treatment of disease. In addition, LabCorp has developed specialty testing operations, such as oncology testing, HIV genotyping and phenotyping, diagnostic genetics and clinical trials. With over 31,000 employees worldwide, LabCorp processes tests on more than 450,000 patient specimens daily and provides clinical laboratory testing services to clients in all 50 states, the District of Columbia, Puerto Rico, Belgium, Japan, the United Kingdom, China, Singapore and three provinces in Canada. Its clients include physicians, hospitals, managed care organizations, governmental agencies, employers, pharmaceutical companies and other independent clinical laboratories that do not have the breadth of its testing capabilities. Further information about LabCorp can be found at www.labcorp.com. LabCorp’s website address is provided as an inactive textual reference only. The information contained on LabCorp’s website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC. Upon completion of the merger, the Company will be a wholly-owned subsidiary of LabCorp.

Merger Sub

Mercer Acquisition Corp.

358 South Main St.

Burlington, NC 27215

(336) 229-1127

Merger Sub, a Delaware corporation, was recently formed by LabCorp for the sole purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will cease to exist.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting to be held on July 31, 2012, starting at 8:00 a.m. Central Time, at MEDTOX, located at 402 West County Road D, St. Paul, MN 55112, or at any postponement or adjournment thereof. At the special meeting, holders of our common stock will be asked to approve the proposal to adopt the merger agreement; to approve the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement; and to approve the nonbinding advisory proposal regarding “golden parachute” compensation.

Our stockholders must approve the proposal to adopt the merger agreement in order for the merger to occur. If our stockholders fail to approve the proposal to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully in its entirety.

Record Date and Quorum

We have fixed the close of business on June 27, 2012 as the record date for the special meeting, and only holders of record of common stock on the record date are entitled to vote at the special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of common stock at the close of business on the record date. On the record date, there were 9,020,530 shares of common stock outstanding and entitled to vote. Each share of common stock entitles its holder to one vote on all matters properly coming before the special meeting.

A majority of the shares of common stock outstanding at the close of business on the record date and entitled to vote, present in person or represented by proxy, at the special meeting constitutes a quorum for the purposes of the special meeting. Shares of common stock represented at the special meeting but not voted, including shares of common stock for which a stockholder directs an “abstention” from voting, will be counted for purposes of establishing a quorum. Broker non-votes will not be counted as present for purposes of determining whether a quorum is present. A quorum is necessary to transact business at the special meeting. Once a share of common stock is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting. However, if a new record date is set for an adjourned special meeting, then a new quorum will have to be established. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned to solicit additional proxies.

Attendance

Only stockholders of record or their duly authorized proxies have the right to attend the special meeting. To gain admittance, you must present valid photo identification, such as a driver’s license or passport. If your shares of our common stock are held through a bank, brokerage firm or other nominee, please bring to the special meeting a copy of your brokerage statement evidencing your beneficial ownership of our common stock and valid photo identification. If you are the representative of a corporate or institutional stockholder, you must present valid photo identification along with proof that you are the representative of such stockholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.

Vote Required

Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. For the proposal to adopt the merger agreement, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” Abstentions will not be counted as votes cast in favor of the proposal to adopt the merger agreement, but will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to vote in person at the special meeting, or abstain, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

The proposals to adopt, on a nonbinding advisory basis, the “golden parachute” compensation, and to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the votes cast thereon in person or by proxy at the special meeting, whether or not a quorum is present. For each of these two proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN.” For purposes of these two proposals, if your shares of common stock are present at the special meeting but are not voted on these proposals, or if you have given a proxy and abstained on these proposals, this will have no effect on the proposals.

If your shares of the common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares of common stock, the stockholder of record. This proxy statement and proxy card have been sent directly to you by the Company.

If your shares of common stock are held in “street name” through a bank, brokerage firm or other nominee, you are considered the beneficial owner of your shares of common stock. In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of common stock, the stockholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting.

Banks, brokerage firms and other nominees who hold shares in “street name” for customers only have the authority to vote on routine proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters—this is known as a broker non-vote. Each of the proposals: (i) to adopt the merger agreement; (ii) to adjourn the special meeting; and (iii) to adopt the “golden parachute” compensation are considered non-routine matters. As a result, absent specific instructions from the beneficial owner of such shares of common stock, brokers are not empowered to vote those shares of common stock.

If you fail to direct your bank or brokerage how to vote your shares for all of the proposals, your shares will not be counted for purposes of determining a quorum, but will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement, and will have no effect on the proposal to adjourn the special meeting or the advisory proposal on “golden parachute” compensation.

If you fail to direct your bank or brokerage how to vote your shares for the proposal to adopt the merger agreement, but you do give direction for how to vote your shares for the proposal to adjourn the special meeting and/or the advisory proposal on “golden parachute” compensation, your shares will be counted for the purposes of determining a quorum, but will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

If you fail to direct your bank or brokerage how to vote your shares for the proposal to adjourn the special meeting, but you do give direction for how to vote your shares for the proposal to adopt the merger agreement and/or the advisory proposal on “golden parachute” compensation, your shares will be counted for the purposes of determining a quorum, but will have no effect on the proposal to adjourn the special meeting.

If you fail to direct your bank or brokerage how to vote your shares for the advisory proposal on “golden parachute” compensation, but you do give direction for how to vote your shares for the proposal to adopt the merger agreement and/or the proposal to adjourn the special meeting, your shares will be counted for the purposes of determining a quorum, but will have no effect on the proposal to adjourn the special meeting.

If you are a stockholder of record, you may have your shares of our common stock voted on matters presented at the special meeting in any of the following ways:

•	in person—you may attend the special meeting and cast your vote there; or

•	by proxy—stockholders of record have a choice of submitting a proxy:

•	over the Internet (the website for submitting your proxy over the Internet is on your proxy card);

•	by using a toll-free telephone number noted on your proxy card; or

•	by completing, signing and dating the proxy card you receive and returning it in the enclosed prepaid reply envelope.

If you are not a stockholder of record, you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of common stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares voted. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of common stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone. Please be aware that if you submit a proxy over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for submitting a proxy over the Internet or by telephone. If you choose to have your shares voted at the special meeting by mailing a proxy card, your proxy card must be filed with the Corporate Secretary of the Company by the time the special meeting begins. Please do not send in your stock certificates with your proxy card. When the merger is completed, a separate letter of transmittal will be mailed to you that will enable you to receive the per share merger consideration in exchange for your stock certificates.

If you submit a proxy, regardless of the method you choose, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, or your proxies, will vote your shares of the common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of common stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of common stock should be voted on a matter, the shares of common stock represented by your properly signed proxy will be voted “FOR” the proposal to adopt the merger agreement; “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies; and “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation.

If you have any questions or need assistance voting your shares, please call Phoenix Advisory Partners, our proxy solicitor, who may be contacted by banks and brokers at 212-493-3910 and by all others toll-free at 877-478-5038.

IT IS IMPORTANT THAT YOU PROMPTLY SUBMIT A PROXY TO HAVE YOUR SHARES OF COMMON STOCK VOTED AT THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

As of June 27, 2012, the record date, the directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, 1,217,785 shares of common stock (not including any shares of common stock deliverable upon exercise or conversion of any options or restricted stock units), representing 13.50% of the outstanding shares of common stock.

Proxies and Revocation

Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the special meeting. If your shares of common stock are held in “street name” by your bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of common stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote in person at the special meeting, or do not provide your bank, brokerage firm or other nominee with instructions, your shares of common stock will not be voted on the proposal to adopt the merger agreement, which will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement, and your shares of common stock will not have an effect on the proposals to adjourn the special meeting or to adopt the “golden parachute” compensation.

You have the right to revoke a proxy, whether delivered by telephone, over the Internet, or by mail, at any time before it is exercised, by submitting another proxy again at a later date through any of the methods available to you, by giving written notice of revocation to our Corporate Secretary, which must be filed with the Corporate Secretary by the time the special meeting begins, or by attending the special meeting and voting in person. If you instructed your broker on how to vote your shares of common stock, you may revoke your proxy by using the instructions provided by your broker.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. Other than an announcement to be made at the special meeting of the time, date and place of an adjourned meeting, any adjournment may be made without notice (if the adjournment is not for more than thirty days and a new record date has not been fixed). Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Anticipated Date of Completion of the Merger

We are working towards completing the merger as soon as possible. Assuming timely satisfaction of necessary closing conditions, we anticipate that the merger will be completed by the end of the third quarter of 2012. Failure to meet those closing conditions or other factors outside of our control could delay completion of the merger or prevent us from completing the merger altogether. If our stockholders vote to approve the proposal to adopt the merger agreement, the merger will become effective as promptly as practicable following the satisfaction or waiver of the other conditions to the merger.

Rights of Stockholders Who Seek Appraisal

Stockholders are entitled to appraisal rights under the DGCL in connection with the merger. This means that you are entitled to have the fair value of your shares of common stock determined by the Delaware Court of Chancery and to receive payment based on that valuation if you properly exercise your appraisal rights. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the merger agreement.

To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before the vote is taken on the merger agreement and you must not vote in favor of the proposal to adopt the merger agreement. Your failure to follow exactly the procedures specified under the DGCL may result in the loss of your appraisal rights. See the section entitled “Appraisal Rights” beginning on page 67 and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex C to this proxy statement. If you hold your shares of common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee. In view of the complexity of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

Solicitation of Proxies; Payment of Solicitation Expenses

The expenses of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by us. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

We have engaged Phoenix Advisory Partners to assist in the solicitation of proxies for the special meeting. The Company estimates that it will pay Phoenix Advisory Partners a fee of approximately $8,500, plus customary administrative fees for expenses related to calls made to or received from our stockholders. We will reimburse Phoenix Advisory Partners for reasonable out-of-pocket expenses and will indemnify Phoenix Advisory Partners and its affiliates against certain claims, liabilities, losses, damages and expenses.

We may also reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares of common stock for their expenses in forwarding soliciting materials to beneficial owners of the common stock and in obtaining voting instructions from those owners.

Questions and Additional Information

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call Phoenix Advisory Partners, our proxy solicitor, who may be contacted by banks and brokers at 212-493-3910 and by all others toll-free at 877-478-5038.

THE MERGER

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

The merger agreement provides that Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the merger and will continue to do business following the merger as a wholly-owned subsidiary of LabCorp. As a result of the merger, the Company will cease to be a publicly traded company. You will not own any shares of the capital stock of the surviving corporation.

Merger Consideration

In the merger, each outstanding share of common stock (except for certain shares owned, if any, by the Company, LabCorp, Merger Sub, and their direct and indirect wholly owned subsidiaries, and shares owned by stockholders who have properly exercised their appraisal rights) will be converted into the right to receive $27.00 in cash, without interest, which amount we refer to as the per share merger consideration, less any applicable withholding taxes.

The board of directors unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement; “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies; and “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation.

In considering the recommendation of the board of directors with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, yours. The board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of the Company. See the section entitled “The Merger—Interests of Certain Persons in the Merger” beginning on page 36.

Background of the Merger

The Company’s management periodically has explored and assessed, and discussed with the Company’s board of directors, potential strategic alternatives available to the Company. These alternatives included strategies to expand the Company’s business and operations and opportunities to merge or combine the Company’s operations with other companies in the healthcare industry.

In early 2011, our board of directors became more focused on risks associated with increased competition and potential reductions in reimbursement rates, as well as the costs and expenses associated with our status as a public company and the costs and expenses associated with the regulated industry in which we operate. Our board of directors also had been focused for some time on the volatile nature of the trading price and the low average trading volume of our common stock. In combination, those factors were continuing to restrict liquidity for our stockholders as a result of the difficulty associated with acquiring or divesting significant blocks of the Company’s shares without creating short-term disruptions in the market price. Limited liquidity and low average trading volume were also making it difficult for the Company to attract institutional quality research and trading support. As a result of these factors and others, our board of directors began to give consideration to a process to explore strategic alternatives to enhance stockholder value, including a possible sale of the Company but did not make any formal determinations in that regard.

Prior to June 2011, from time to time, strategic and financial companies, including LabCorp, informally had expressed interest in being notified if the Company ever embarked on a formal sale process.

On June 9, 2011, the board of directors held a regularly scheduled meeting to discuss, among other things, the strategic direction of the Company. Lazard Middle Market LLC (“LMM”), which was subsequently formally engaged as the Company’s financial advisor, was invited to attend a portion of the meeting and discussed with the board, among other things, a general overview of merger and acquisition activity in the healthcare and laboratory services industries. In selecting LMM to act as the Company’s financial advisor, the board discussed the qualifications and prior experience of LMM, particularly in the healthcare and laboratory services industries, and was aware that LMM and certain of its affiliates, as part of an internationally recognized investment banking firm, had provided financial advisory services to potential buyers, including LabCorp, in the past. The board of directors did not view such prior services as a conflict for purposes of LMM’s financial advisory services to the Company in connection with a possible transaction. The board of directors also discussed the historical financial performance and outlook for the Company. However, the board of directors did not believe a sale of the Company was appropriate at that time.

Between June 9, 2011 and December 15, 2011, the board of directors continued to monitor the Company’s financial performance, outlook and market conditions. On December 15, 2011, the board of directors held a regularly scheduled meeting to discuss, among other things, the strategic direction of the Company. At this meeting, the Company’s board of directors again discussed the historical financial performance and outlook for the Company. LMM was invited to attend a portion of the meeting. Kevin Wiersma, (the Company’s Vice-President, Chief Administrative Officer and Chief Financial Officer, and Chief Operating Officer, Forensic Laboratory Operations), James Schoonover (the Company’s Vice President and Chief Marketing Officer), Susan Puskas (the Company’s Vice President and Quality Assurance, Regulatory Affairs and Chief Operating Officer, Clinical Laboratory Operations) and B. Mitchell Owens (the Company’s Vice President and Chief Operating Officer, Diagnostics Division) were also in attendance.

Between December 15, 2011 and February 2012, the board of directors continued to monitor market conditions and the Company’s financial performance and prospects. Based on the Company’s strong performance for the year ended December 31, 2011, and robust market conditions, the board of directors directed Mr. Braun to finalize the engagement of LMM as the Company’s financial advisor and to work with Leonard, Street and Deinard P.A. (“Leonard Street”), outside counsel to the Company, and LMM regarding the Company’s third-party solicitation process.

On February 28, 2012, the Company entered into a standstill and confidentiality agreement with a potential strategic buyer (“Party A”) that had been prepared by Leonard Street. Party A previously had expressed interest in meeting with management to discuss a possible acquisition in June 2011 in connection with a visit to the Company’s headquarters on unrelated matters. Richard Braun met with representatives from Party A on February 28, 2012 to discuss matters related to a potential strategic transaction. Mr. Braun conferred with the Company’s lead independent director, Mr. Brian Johnson, prior to any meeting with a potential buyer, including this meeting, and reported back to Mr. Johnson the results of each meeting.

On March 8, 2012, representatives of Leonard Street met with the board of directors of the Company and reviewed the directors’ fiduciary duties in connection with a potential sale transaction and third-party solicitation process. In addition, on March 8, 2012, in accordance with the board’s directives, LMM began contacting potential strategic and financial buyers to gauge their interest in a possible transaction with the Company. The potential strategic and financial buyers were identified as likely candidates because, among other things, they operated in aligned industry segments to the laboratory services segments in which the Company operates or were financial sponsors familiar with these industry segments. A total of 60 potential buyers were contacted and received a confidential summary fact sheet regarding our business over the course of the process, including Party A, a potential financial buyer (“Party B”), a potential strategic buyer (“Party C”), and LabCorp. As a result of these contacts, which occurred through May 4, 2012, the Company executed standstill and confidentiality agreements with 20 parties that expressed interest in a possible transaction and a willingness to execute a standstill and confidentiality agreement, comprising 10 strategic candidates, including Party A, Party C, and LabCorp, and 10 financial sponsors, including Party B. The standstill and confidentiality agreements, including the agreement executed by Party A, each provided that the standstill provisions would no longer be in effect after the Company announced a definitive transaction with a third party, such as the merger agreement.

From March 29, 2012 through May 4, 2012, parties that had executed a standstill and confidentiality agreement received supplemental information regarding our business, including Party B, Party C and LabCorp. Party A withdrew from the process prior to receiving the supplemental information for unspecified reasons. During that time, the Company also responded to initial diligence questions from several of these parties.

On April 4, 2012, in accordance with the Company’s directives, representatives of LMM contacted representatives of LabCorp regarding a possible transaction and sent LabCorp a draft standstill and confidentiality agreement.

On April 12, 2012, the Company entered into a standstill and confidentiality agreement with LabCorp.

From March 9, 2012 through May 21, 2012, each member of the board was periodically updated as to the Company’s third-party solicitation process, including the nature, number and status of the parties that had been contacted and the parties that had entered into confidentiality agreements.

On April 17, 2012, Mr. Braun conducted three in-person management presentations in New York, NY, including with Party B, and one telephonic management presentation with potential buyers that had executed standstill and confidentiality agreements and expressed interest in meeting with the Company prior to potentially submitting a preliminary, non-binding written proposal. Representatives of LMM also were present at such meetings.

From April 25, 2012 through May 4, 2012, the 14 potential buyers that remained active in the Company’s third-party solicitation process, consisting of eight strategic buyers and six financial buyers, received process guidelines requesting that any party wishing to proceed further in the process submit a preliminary, non-binding written proposal by May 17, 2012. The process guidelines further requested that the preliminary proposals, among other items, specify the potential buyer’s valuation of the Company, contemplated transaction structure, and prospective sources of financing required to close the potential transaction. Party B, Party C, and LabCorp were among those potential buyers receiving the process guidelines. Six parties that previously had entered into standstill and confidentiality agreements with the Company withdrew from the process after reviewing supplemental information regarding our business and prior to receiving our process guidelines.

On April 25, 2012, Mr. Braun, Mr. Wiersma, Mr. Schoonover, Ms. Puskas and Mr. Owens, along with representatives from LMM, met with representatives from LabCorp for an in-person management presentation in Cary, NC.

On May 7, 2012, Mr. Braun, Mr. Wiersma, Mr. Schoonover, Ms. Puskas and Mr. Owens, along with representatives from LMM, again met with representatives from LabCorp to discuss matters related to a potential strategic transaction in Cary, NC.

On May 9, 2012, Mr. Braun, Mr. Wiersma, Mr. Schoonover, and Ms. Puskas, along with representatives from LMM, met with representatives from Party C at the Company’s headquarters in St. Paul, MN to discuss matters related to a potential strategic transaction.

On May 10, 2012, LabCorp submitted a request for additional diligence items pertaining to a potential strategic transaction.

On May 11, 2012, Mr. Braun, Mr. Wiersma, Mr. Schoonover, Ms. Puskas and Mr. Owens, along with representatives from LMM, again met with representatives from Party B at the Company’s headquarters in St. Paul, MN to discuss matters related to a potential strategic transaction.

On May 11, 2012 the Company provided LabCorp with additional diligence items pertaining to a potential strategic transaction.

On May 12, 2012 and May 13, 2012, the Company received and responded to additional diligence items pertaining to a potential strategic transaction from Party B.

On May 14, 2012, Mr. Braun, Mr. Wiersma, and Ms. Puskas, along with representatives from LMM, held a telephone call with representatives of LabCorp to discuss certain diligence matters.

On May 15, 2012, representatives of LabCorp requested additional diligence items pertaining to a potential strategic transaction.

On May 17, 2012 (the deadline for submission of preliminary proposals), the Company received a written, non-binding preliminary proposal from LabCorp that provided for the purchase of all of the Company’s outstanding common stock for cash at a price of $26.00 per share. LabCorp also submitted a draft merger agreement and an additional due diligence request list. The Company’s financial advisor also received a verbal indication of interest from Party B of $21.00 per share in cash for all of the Company’s outstanding common stock. Party B declined to submit a written preliminary proposal. The other 12 parties that received process guidelines declined to submit a preliminary proposal, including Party C.

On May 18, 2012, LabCorp’s financial advisor had a telephonic conversation with LMM to confirm receipt of LabCorp’s written preliminary proposal. Also on May 18, 2012, the Company provided access to the Company’s on-line due diligence site to LabCorp’s management and financial and legal advisers. No other potential bidder requested access to the due diligence site.

On May 19, 2012 and May 20, 2012, LabCorp submitted a request for additional diligence items pertaining to a potential strategic transaction, and the Company provided LabCorp with additional diligence items.

On May 21, 2012, in accordance with the Company’s directives, a representative from LMM spoke with a representative from LabCorp regarding LabCorp’s written preliminary proposal. On the call, LabCorp indicated a willingness to enter into a period of exclusive negotiations with the Company.

On May 21, 2012, the Company’s board of directors held a regularly scheduled in-person meeting to discuss LabCorp’s written, non-binding preliminary proposal and the results of the Company’s third party solicitation process. Also participating at the meeting was a representative from Leonard Street. Representatives from LMM participated telephonically. LMM reviewed with the board the status of the Company’s third-party solicitation process and informed the Company’s board of directors that no other potential bidders had indicated that they would be submitting a written proposal. The Company’s board of directors discussed whether the potential acquisition by LabCorp would provide the Company’s stockholders with greater value than the Company remaining independent. The Company’s legal advisor reviewed with the Company’s board of directors the directors’ fiduciary duties and other considerations relating to the strategic matters under discussion. The Company’s board of directors decided to grant LabCorp’s requested exclusivity period of 14 calendar days to continue its due diligence and negotiate a merger agreement if LabCorp was willing to increase its proposed purchase price to $27.00 per share in cash. The board of directors believed it was not necessary to contact any other potential buyers based on the third-party solicitation process conducted to date.

Also on May 21, 2012, the Company’s and LabCorp’s financial advisors held a telephone call. Also participating was a representative from LabCorp. In accordance with the Company’s directives, the Company’s financial advisor indicated that the Company would grant LabCorp an exclusivity period of 14 calendar days to continue its due diligence and negotiate a merger agreement if LabCorp was willing to increase its proposed purchase price to $27.00 per share. In a follow-up telephone call that day, LabCorp verbally agreed to raise its purchase price to $27.00 per share.

On May 22, 2012, another telephonic meeting was held between the management teams of the Company and LabCorp to discuss due diligence and other matters. Representatives from the Company’s and LabCorp’s respective financial advisors also joined this meeting telephonically.

Also on May 22, 2012, a telephonic meeting was held between the Company’s legal counsel and LabCorp’s legal counsel, Hogan Lovells US LLP, to discuss the process and timing to negotiate the draft merger agreement submitted by LabCorp. Representatives from the Company’s and LabCorp’s respective financial advisors also joined this meeting telephonically.

On May 23, 2012, LabCorp submitted a signed indication of interest providing, among other things, for an exclusivity period until June 4, 2012 and a proposed purchase price of $27.00 per share. The indication of interest was non-binding (except for the exclusivity provision) and subject to further due diligence and negotiation of definitive agreements.

From May 23, 2012 through June 1, 2012, representatives of the Company and LabCorp participated on a number of due diligence calls and held regularly scheduled update calls to discuss progress on due diligence and other matters.

On May 25, 2012, the Company’s legal advisor distributed a revised draft of the merger agreement to LabCorp’s legal advisor.

On May 27, 2012, representatives of the legal advisors to the Company and LabCorp discussed by telephone the terms of the merger agreement.

Over the course of the next week, the Company’s legal advisors, with the assistance of management, continued to negotiate the open terms of the merger agreement with LabCorp’s legal advisors. On May 29, 2012, Mr. Braun and LabCorp’s Chief Executive Officer spoke by telephone on certain business issues. The principal issues negotiated included the Company’s request for more favorable closing conditions, more favorable matching rights, a lower termination fee and more favorable circumstances under which the termination fee would be payable, removal of the “force-the-vote” provision in the event the merger agreement is terminated, expense reimbursement for failure to close the merger under certain circumstances, the “outside date” for closing the merger and the Company’s right to terminate the merger agreement in order to accept a superior offer. In all of these areas, the Company was able to negotiate more favorable terms than those originally proposed by LabCorp.

On June 1, 2012, the Company’s board of directors held a meeting with the Company’s management and legal and financial advisors to discuss the proposed merger agreement as negotiated. The Company’s legal counsel reviewed and discussed the merger agreement with the Company’s board of directors and noted areas in which more favorable terms had been negotiated. Also at this meeting, LMM reviewed with the Company’s board of directors its financial analysis of the $27.00 per share cash consideration and rendered to the Company’s board of directors an oral opinion, confirmed by delivery of a written opinion dated June 1, 2012, to the effect that, as of that date and based upon and subject to the assumptions, factors and qualifications set forth in such opinion, the $27.00 per share cash consideration to be paid in the merger to holders of Company common stock (other than excluded holders) was fair, from a financial point of view, to such holders. After full discussion, the Company’s board of directors unanimously (i) determined that the consideration, the merger agreement, and the merger are fair, advisable and in the best interests of the stockholders of the Company; (ii) adopted and approved the merger agreement and the transactions contemplated thereby; and (iii) resolved to recommend that the Company’s stockholders adopt and approve the merger agreement and approve the merger.

On June 2, 2012, LabCorp completed its final due diligence and on June 3, 2012, the parties entered into the merger agreement. The transaction was announced via press releases issued by each of LabCorp and the Company prior to the market opening on June 4, 2012.

Reasons for the Merger; Recommendation of the Board of Directors

The following discussion includes the material reasons and factors considered by the Company’s board of directors in supporting its recommendation, but is not, and is not intended to be, exhaustive.

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The Company’s Operating and Financial Condition; Prospects of the Company. Current and historical financial conditions, results of operations, business and prospects of the Company as well as the Company’s prospects if the Company were to remain an independent company, significant regulatory costs and the lack of trading volume and institutional research and support and the Company’s recent growth. The Company directors considered the Company’s current operational plan, including the risks associated with achieving and executing upon the Company’s plans, including risks associated with the adoption and utilization of the Company’s tests, coverage and reimbursement practices by third party payors, the impact of general economic market trends on the Company’s sales, as well as the general risks of market conditions that could reduce the Company’s stock price;

•

Regulatory Costs. The high regulatory costs as a stand-alone public company and SEC registrant, together with costs associated with compliance with increased regulatory complexity in the healthcare industry;

•

Lack of Trading Volume. The low average trading volume of the Company’s common stock restricts liquidity for the Company’s stockholders due to the difficulty associated with acquiring or divesting significant blocks of the Company’s shares without creating short-term disruptions in the market price. In addition, limited liquidity and low average trading volume were also making it difficult for the Company to attract institutional quality research and trading support;

•

Strategic Alternatives. The possibility of continuing to operate the Company as an independent entity (and the desirability and perceived risks of that alternative), the range of potential benefits to the Company’s stockholders of remaining independent, and the timing and the likelihood of accomplishing the goals of that alternative, as well as the Company directors’ assessment that this alternative was not reasonably likely to present superior opportunities for the Company to create greater value for the Company’s stockholders, taking into account risks of execution, as well as business, competitive, industry and market risks;

•

Third-Party Solicitation Process. The results of the third-party solicitation process that the Company board of directors had conducted, with the assistance of the Company’s management and legal and financial advisors, and the board’s evaluation of potential strategic alternatives. The Company directors also considered the ability of other bidders to make, and the likelihood that other bidders would make, a proposal to acquire the Company at a higher price. Based on the results of that process, the Company directors believed that the consideration per share negotiated with LabCorp was the highest reasonably attainable;

•

Transaction Financial Terms; Premium to Market Price. The relationship of the transaction consideration as compared to current and historical market prices of the Company’s common stock, and the fact that the consideration would provide stockholders with the opportunity to receive a significant premium over the market price of the Company’s common stock. The Company directors reviewed the Company’s historical market prices, the increase in the price of the Company’s common stock in recent months, volatility and trading information with respect to the shares, including the fact that the consideration represented a premium of 37% to the Company’s closing stock price on June 1, 2012, and a 43.3% premium to the Company’s volume weighted average stock price for three months ended June 1, 2012;

•

Negotiations with LabCorp. The course of negotiations regarding the merger agreement between the Company and LabCorp resulting in more favorable terms to the Company than those originally proposed by LabCorp (which included more favorable closing conditions, more favorable matching rights, a lower termination fee and more favorable circumstances under which the termination fee would be payable, removal of the “force-the-vote” provision in the event the merger agreement is terminated, expense reimbursement for failure to close the merger under certain circumstances, the “outside date” for closing the merger and the Company’s right to terminate the merger agreement in order to accept a superior offer) and the Company directors’ belief based on these negotiations that the proposed transaction consideration was the highest price that LabCorp was willing to pay;

•

Cash Consideration; Certainty of Value. The form of consideration to be paid to the stockholders in the merger and the certainty of the value of such cash consideration compared to stock or other forms of consideration;

•

No Financing Condition. The representation of LabCorp and Merger Sub that they have access to sufficient cash resources to pay the amounts required to be paid under the merger agreement and that the merger is not subject to a financing condition;

•

Opinion of the Company’s Financial Advisor. The opinion of LMM, dated June 1, 2012, to the Company’s board of directors as to the fairness, from a financial point of view and as of such date, of the $27.00 per share cash consideration to be paid in the merger to holders of Company common stock (other than excluded holders), which opinion was based on and subject to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by LMM as more fully described under the caption “The Merger – Opinion of the Company’s Financial Advisor” beginning on page 30;

•

The Merger Agreement. The provisions of the merger agreement, including the respective representations, warranties and covenants and termination rights of the parties, including the termination fee payable by the Company and the expense reimbursement payable by LabCorp;

•

Company’s Ability to Accept Superior Transaction. The terms and conditions of the merger agreement, including the Company’s ability to consider and respond to, under certain circumstances specified in the merger agreement, a bona fide written proposal for an acquisition transaction from a third party prior to the approval of the merger agreement by the Company’s stockholders, and the Company directors’ right, after complying with the terms of the merger agreement, to terminate the merger agreement in order to enter into an agreement with respect to a superior proposal, upon payment of a termination fee of $8.2 million;

•

Likelihood of Completion. The reasonable likelihood of the consummation of the transactions contemplated by the merger agreement based on, among other things, the limited number of conditions to LabCorp’s obligations to complete the merger under the merger agreement, the absence of a financing condition, LabCorp’s representation that it has sufficient financial resources to pay the merger consideration and consummate the merger, the relative likelihood of obtaining required regulatory approvals, LabCorp’s extensive prior experience in completing acquisitions of other companies and the remedies available under the merger agreement to the Company in the event of various breaches by LabCorp; and

•	Appraisal Rights. The fact that Company stockholders who properly exercise their appraisal rights under Delaware law will be entitled to such appraisal rights in connection with the merger.

The Company board of directors also carefully considered a variety of risks and other potentially negative factors of the merger and the merger agreement and the other transactions contemplated thereby, including the following:

•

No Stockholder Participation in Future Growth or Earnings. The nature of the merger as a cash transaction means that the stockholders will not participate in future earnings or growth of the Company and will not benefit from any appreciation in value of the combined company;

•	Effect of Failure to Complete Transactions. If the merger and the other transactions contemplated by the merger agreement are not consummated:

•	the trading price of the shares could be adversely affected;

•	the Company will have incurred significant transaction and opportunity costs attempting to consummate the transactions;

•	the Company may have lost suppliers, business partners and employees after the announcement of the merger;

•	the Company’s business may be subject to significant disruption;

•	the market’s perceptions of the Company’s prospects could be adversely affected; and

•	the Company’s directors, officers, and other employees will have expended considerable time and effort to consummate the transactions;

•

Effect of Public Announcement. The effect of the public announcement of the merger agreement, including effects on the Company’s sales, customers, operating results and stock price, and the Company’s ability to attract and retain key management and sales and marketing personnel;

•

Taxable Consideration. The consideration to be received by the stockholders in the merger would be taxable to the stockholders for U.S. federal income tax purposes and any gains from any appraisal proceeding could be taxable for U.S. federal income tax purposes to stockholders who perfect their appraisal rights;

•

Interim Restriction in Business. The fact that restrictions in the merger agreement on the conduct of the Company’s business prior to the consummation of the merger, subject to the requirements of applicable law, that require the Company to operate its business in the ordinary course of business and subject it to other restrictions that may delay or prevent the Company from undertaking business opportunities that could arise prior to the consummation of the merger; and

•

Interests of the Company Board and Management. The executive officers and directors of the Company may have interests in the transactions contemplated by the merger agreement that are different from, or in addition to, those of the Company’s stockholders.

In evaluating the merger and the merger agreement, the directors, in addition to drawing on their own experience, expertise and knowledge of the Company and its business, consulted with the Company’s senior management, outside legal counsel and financial advisor.

In view of the variety of factors considered in connection with its evaluation of the merger, the directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The board of directors made no specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. Rather, the board of directors based its recommendation on the totality of the information presented.

The board of directors unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement; “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies; and “FOR” approval of the nonbinding advisory proposal regarding “golden parachute” compensation.

In considering the recommendation of the board of directors with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, yours. The board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of the Company. See the section entitled “The Merger—Interests of Certain Persons in the Merger” beginning on page 36.

Opinion of the Company’s Financial Advisor

LMM is acting as the Company’s financial advisor in connection with the merger. As part of that engagement, the Company’s board of directors requested that LMM evaluate the fairness, from a financial point of view, of the $27.00 per share cash consideration to be paid in the merger to holders of Company common stock (other than excluded holders). On June 1, 2012, at a meeting of the Company’s board of directors held to evaluate the merger, LMM rendered to the Company’s board of directors an oral opinion, confirmed by delivery of a written opinion dated June 1, 2012, to the effect that, as of that date and based upon and subject to the assumptions, factors and qualifications set forth in such opinion, the $27.00 per share cash consideration to be paid in the merger to holders of Company common stock (other than excluded holders) was fair, from a financial point of view, to such holders.

The full text of LMM’s written opinion, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by LMM in connection with its opinion, is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. The description of LMM’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. LMM’s engagement and its opinion were for the benefit of the Company’s board of directors (in its capacity as such) and such opinion was rendered to the Company’s board of directors in connection with its evaluation of the merger consideration from a financial point of view and did not address any other aspects of the merger. LMM’s opinion did not address the relative merits of the merger as compared to any other transaction or business strategy in which the Company might engage or the merits of the underlying decision by the Company to engage in the merger. LMM’s opinion was not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the merger or any related matter.

In connection with its opinion, LMM:

•	reviewed the financial terms and conditions of an execution version, provided on June 1, 2012, of the merger agreement;

•	reviewed certain publicly available historical business and financial information relating to the Company;

•	reviewed various financial forecasts and other data provided to LMM by the Company relating to the Company’s business;

•	held discussions with members of the Company’s senior management with respect to the business and prospects of the Company;

•	reviewed public information with respect to certain other companies in lines of business LMM believed to be generally relevant in evaluating the business of the Company;

•	reviewed the financial terms of certain business combinations involving companies in lines of business LMM believed to be generally relevant in evaluating the business of the Company;

•	reviewed historical stock prices and trading volumes of Company common stock; and

•	conducted such other financial studies, analyses and investigations as LMM deemed appropriate.

LMM assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. LMM did not conduct any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or concerning the solvency or fair value of the Company, and LMM was not furnished with any such valuation or appraisal. With respect to the financial forecasts utilized by LMM in its analyses, LMM assumed, with the Company’s consent, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of the Company. LMM assumed no responsibility for and expressed no view as to any such forecasts or the assumptions on which they were based. LMM’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to LMM as of, the date of its opinion. LMM assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of its opinion. LMM did not express any opinion as to the price at which shares of Company common stock would trade at any time subsequent to the announcement of the merger.

In rendering its opinion, LMM assumed, with the Company’s consent, that the merger would be consummated on the terms described in the merger agreement, without any waiver or modification of any material terms or conditions. Representatives of the Company advised LMM, and LMM assumed, that the merger agreement, when executed, would conform to the execution version reviewed by LMM in all material respects. LMM also assumed, with the Company’s consent, that obtaining the necessary governmental, regulatory or third party approvals and consents for the merger would not have an adverse effect on the Company or the merger. LMM did not express any opinion as to any tax or other consequences that might result from the merger, nor did LMM’s opinion address any legal, tax, regulatory or accounting matters, as to which LMM understood that the Company obtained such advice as it deemed necessary from qualified professionals. LMM expressed no view or opinion as to any terms or other aspects (other than the $27.00 per share cash consideration to the extent expressly specified in its opinion) of the merger, including, without limitation, the form or structure of the merger or any agreements or arrangements entered into in connection with, or contemplated by, the merger. In addition, LMM expressed no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the merger, or class of such persons, relative to the merger consideration or otherwise. The issuance of LMM’s opinion was approved by LMM’s opinion committee. Except as described in this summary, the Company imposed no other instructions or limitations on LMM with respect to the investigations made or the procedures followed by it in rendering its opinion.

In preparing its opinion for the Company’s board of directors, LMM performed a variety of financial and comparative analyses. The following is a brief summary of the material financial and comparative analyses that LMM deemed to be appropriate for this type of transaction and that were reviewed with the Company’s board of directors by LMM in connection with rendering its opinion. The summary of LMM’s financial analyses described below is not a complete description of the analyses underlying its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to partial or summary description. In arriving at its opinion, LMM considered the results of all of the analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis considered by it. Rather, LMM made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses. Accordingly, LMM believes that its financial analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

In its financial analyses, LMM considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company. No company or transaction used in LMM’s financial analyses is identical to the Company or the merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies and transactions analyzed. The estimates contained in LMM’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the results derived from, LMM’s analyses are inherently subject to substantial uncertainty.

The financial analyses summarized below include information presented in tabular format. In order to fully understand LMM’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of LMM’s financial analyses.

Selected Publicly Traded Companies Analysis.    LMM reviewed publicly available financial information of the following five selected publicly traded companies that provide specialized laboratory services and/or point-of-collection testing devices focused on drugs of abuse:

•	Alere Inc.

•	Bio-Reference Laboratories, Inc.

•	Laboratory Corporation of America Holdings

•	Quest Diagnostics Incorporated

•	Sonic Healthcare Limited

LMM reviewed enterprise values of the selected companies, calculated as fully-diluted market value based on closing stock prices on May 31, 2012 plus debt less cash and other adjustments, as a multiple of latest 12 months (as of March 31, 2012) and calendar year 2012 estimated earnings before interest, taxes, depreciation and amortization, referred to as EBITDA. The overall low to high latest 12 months and calendar year 2012 EBITDA multiples observed for the selected companies were 6.9x to 10.7x (with mean and median multiples of 8.4x and 7.9x) and 5.9x to 9.9x (with mean and median multiples of 8.0x and 7.8x), respectively. LMM then applied the overall ranges of latest 12 months and calendar year 2012 EBITDA multiples derived from the selected companies to corresponding data of the Company. Financial data of the selected companies were based on publicly available research analysts’ estimates, public filings and other publicly available information. Financial data of the Company were based on the Company’s public filings and internal estimates of the Company’s management. This analysis indicated the following implied per share equity reference range for the Company, as compared to the $27.00 per share cash consideration:

Implied Per Share Equity Reference Range	Per Share Consideration
$12.34 - $21.13	$27.00

Selected Precedent M&A Transactions Analysis.    LMM reviewed, to the extent publicly available, financial information relating to the following 10 selected transactions involving companies that provide specialized laboratory services and/or point-of-collection testing devices focused on drugs of abuse:

Date Announced	Acquiror	Target
02/28/12	• Alere Inc.	• eScreen, Inc.
04/06/11	• Laboratory Corporation of America Holdings	• Orchid Cellmark Inc.
08/12/10	• SolutionPoint International, Inc.	• Bode Technology Group, Inc.
06/23/09	• Laboratory Corporation of America Holdings	• Monogram Biosciences, Inc.
06/05/09	• Alere Inc. (f/k/a Inverness Medical Innovations, Inc.)	• Concateno plc
06/30/08	• Sonic Healthcare Limited	• Clinical Laboratories of Hawaii, LLP
12/20/07	• Alere Inc. (f/k/a Inverness Medical Innovations, Inc.)	• Redwood Toxicology Laboratory, Inc.
07/06/07	• Sonic Healthcare Limited	• Sunrise Medical Laboratories, Inc.
08/23/05	• Sonic Healthcare Limited	• Clinical Pathology Laboratories, Inc.
08/08/05	• Quest Diagnostics Incorporated	• LabOne, Inc.

LMM reviewed enterprise values, calculated as the purchase prices paid for the target companies in the selected transactions plus debt less cash and other adjustments, as multiples (to the extent publicly available) of such target companies’ latest 12 months and one-year forward estimated revenue and EBITDA. The overall low to high multiples observed for the selected transactions of latest 12 months and one-year forward revenue were 1.1x to 3.2x (with mean and median multiples of 1.9x) and 1.0x to 2.2x (with mean and median multiples of 1.5x and 1.4x), respectively, and latest 12 months and one-year forward EBITDA were 7.4x to 13.6x (with mean and median multiples of 10.0x and 9.3x) and 7.6x to 19.4x (with mean and median multiples of 11.3x and 8.9x), respectively. LMM then applied the overall ranges of latest 12 months and one-year forward revenue and EBITDA multiples derived from the selected transactions to the Company’s latest 12 months (as of March 31, 2012) and calendar year 2012 estimated revenue and EBITDA, respectively. Financial data of the selected transactions were based on publicly available research analysts’ estimates, public filings and other publicly available information. Financial data of the Company were based on the Company’s public filings and internal estimates of the Company’s management. This analysis indicated the following implied per share equity reference ranges for the Company, as compared to the $27.00 per share cash consideration:

Implied Per Share Equity Reference Ranges Based on:		Per Share Consideration
Revenue	EBITDA
$13.23 - $38.06	$13.14 - $40.74	$27.00

Discounted Cash Flow Analysis.    LMM performed a discounted cash flow analysis to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that the Company was forecasted to generate for the second half of fiscal year ending December 31, 2012 through the full fiscal year ending December 31, 2016 based on internal estimates of the Company’s management. The terminal value of the Company was estimated by applying to the Company’s fiscal year 2016 projected unlevered free cash flows a selected range of perpetuity growth rates of 2.0% to 4.0%. The present values of the cash flows and terminal values were then calculated using discount rates ranging from 10.0% to 12.0%. This analysis indicated the following implied per share equity reference range for the Company, as compared to the $27.00 per share cash consideration:

Implied Per Share Equity Reference Range	Per Share Consideration
$19.87 - $32.44	$27.00

Other.    LMM also noted as an additional factor that was not considered part of LMM’s financial analyses with respect to its opinion but was referenced for informational purposes various implied premiums paid in selected healthcare merger and acquisition transactions announced from January 1, 2009 through May 31, 2012, including implied premiums based on the target company’s closing stock prices as reported one trading day and one month prior to announcement of the relevant transaction, which indicated low to high one trading day and one month premiums of approximately 5.5% to 90.1% and 15.1% to 100.6%, respectively. The premiums implied by the $27.00 per share cash consideration over the closing price of Company common stock for corresponding periods was approximately 33.6% and 22.2%, respectively.

Miscellaneous

In connection with LMM’s services as the Company’s financial advisor, the Company has agreed to pay LMM an aggregate fee currently estimated to be approximately $5.4 million, portions of which were payable in connection with LMM’s engagement and upon the rendering of LMM’s opinion and approximately $5.1 million of which is contingent upon consummation of the merger. The Company also has agreed to reimburse LMM for its expenses (including fees and expenses of LMM’s legal counsel) and to indemnify LMM and related parties against liabilities and other items, including liabilities under U.S. federal securities laws, arising out of or related to its engagement.

LMM and certain of its affiliates, including Lazard Frères & Co. LLC, the parent of LMM, referred to as Lazard, in the past have provided investment banking services to LabCorp unrelated to the merger, for which services compensation has been received, including during the period from January 1, 2010 through June 1, 2012 (the date on which the Company board of directors approved the merger) having received aggregate fees of approximately $3.5 million for acting as financial advisor to LabCorp in connection with an acquisition transaction in 2010. In the ordinary course of their respective businesses, Lazard, LFCM Holdings LLC (an entity indirectly owned in large part by managing directors of Lazard) and certain of their and LMM’s respective affiliates may actively trade securities of the Company, LabCorp and certain of their respective affiliates for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities, and also may trade and hold securities on behalf of the Company, LabCorp and certain of their respective affiliates.

The Company selected LMM to act as its financial advisor in connection with the merger based on LMM’s qualifications, experience and reputation. LMM is part of the Lazard Group, an internationally recognized investment banking firm providing a broad range of financial advisory services and, as part of its investment banking business, is regularly engaged in valuations of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts and valuations for other purposes. The consideration payable in the merger was determined through negotiations between the Company and LabCorp and was approved by the Company’s board of directors. LMM was not requested to, and it did not, recommend the specific consideration payable in the merger or that any given consideration constituted the only appropriate consideration for the merger. The decision to enter into the merger agreement was solely that of the Company’s board of directors and LMM’s opinion and financial analyses were only one of many factors taken into consideration by the Company’s board of directors in its evaluation of the merger. Consequently, the financial analyses described above should not be viewed as determinative of the views of the Company’s board of directors or management with respect to the merger or the consideration payable in the merger or as to whether the Company’s board of directors would have been willing to determine that a different consideration was fair.

Financial Forecasts

Below are two sets of financial forecasts of our financial performance for the fiscal years ending December 31, 2012 through 2016 prepared by our senior management.

The table below summarizes the projections prepared by our management that were provided to potential buyers, including LabCorp:

	Fiscal Year Ending December 31, (in millions)
	2012E	2013P	2014P	2015P	2016P
Revenue(1)	$118.6	$133.5	$149.4	$166.6	$185.1
Cost of Sales	68.5	74.8	81.5	88.5	95.9

Gross Profit	50.2	58.6	67.9	78.0	89.2
Total Operating Expenses(2)	38.2	41.3	44.3	47.4	50.3

Net Operating Income	12.0	17.3	23.5	30.7	38.8
Depreciation and Amortization	6.7	7.8	8.7	9.7	10.8
Capital Expenditures	6.7	8.0	9.0	10.0	11.1
Changes in Working Capital	1.6	1.9	2.0	2.2	2.4

(1)	Includes adjustment for new FASB bad debt reclassification
(2)	Includes public company costs

Our senior management subsequently updated the foregoing financial projections to reflect actual first quarter 2012 results. The updated projections were not provided to potential buyers because the additional information was publicly available but were reviewed and discussed with our board of directors in connection with its consideration of the proposed merger, and also were provided to our financial advisor which was directed to utilize such information for purposes of its financial analyses. In addition, the Company’s projections were utilized in calculating the Company’s EBITDA and unlevered free cash flows that the Company was forecasted to generate during the second half of the fiscal year ending December 31, 2012 through the full fiscal year ending December 31, 2016. The table below summarizes the updated projections prepared by our management and the Company’s estimated EBITDA and unlevered cash flow calculated based on such updated projections:

	Fiscal Year Ending December 31, (in millions)
	2012E	2H2012E(1)	2013P	2014P	2015P	2016P
Revenue(2)	$118.9	$61.3	$133.5	$149.4	$166.6	$185.1
Cost of Sales	68.3	34.6	74.8	81.5	88.5	95.9

Gross Profit	50.6	26.7	58.6	67.9	78.0	89.2
Total Operating Expenses(3)	38.3	19.1	41.3	44.3	47.4	50.3

Net Operating Income	12.3	7.6	17.3	23.5	30.7	38.8
Depreciation and Amortization	6.6	3.4	7.8	8.7	9.7	10.8
EBITDA	19.0	11.0	25.1	32.2	40.4	49.6
Taxes	—	2.8	6.3	8.6	11.2	14.2
Capital Expenditures	—	2.5	8.0	9.0	10.0	11.1
Changes in Working Capital	—	6.6	1.9	2.0	2.2	2.4
Unlevered Free Cash Flow(4)	—	(0.9)	8.9	12.7	17.0	22.0

(1)	Reflects only the second half of fiscal year ending December 31, 2012
(2)	Includes adjustment for new FASB bad debt reclassification
(3)	Includes public company costs
(4)	Calculated as net operating income, plus depreciation and amortization, less taxes, capital expenditures and changes in working capital

The financial forecasts are included in this proxy statement solely to provide stockholders with certain non-public information prepared and considered in evaluating the merger. The inclusion of this information should not be regarded as an indication to any stockholder that the board of directors or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results, and they should not be relied on as such.

While the financial projections set forth above were prepared by our management in good faith, no assurance can be given regarding future events. Although presented with numerical specificity, the financial forecasts also reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions, as well as matters specific to the Company’s business, which are subject to significant uncertainties and contingencies and difficult to predict, many of which are beyond the Company’s control. As a result, there can be no assurance that the forecasted results will be realized or that actual results will not be significantly higher or lower than forecasted. Since the financial forecasts cover multiple years, such information by its nature becomes less predictive with each successive year. Also, the economic and business environments can and do change quickly, which adds a significant level of unpredictability, uncertainty and execution risk. These factors create significant doubt as to whether the forecasts for fiscal years 2012 and beyond are likely to be achieved. As a result, the financial forecasts are not necessarily indicative of actual future results. In addition, the financial forecasts do not reflect the effects of the merger or the merger agreement, which may cause results to differ materially. Accordingly, readers of this proxy statement are cautioned not to place undue reliance on the financial forecasts.

Payment of Merger Consideration and Surrender of Stock Certificates

Each record holder of shares of the common stock (other than holders of solely the excluded shares) will be sent a letter of transmittal describing how such holder may exchange his or her shares of common stock for the per share merger consideration promptly after the completion of the merger.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

You will not be entitled to receive the per share merger consideration until you deliver a duly completed and executed letter of transmittal to the paying agent. If your shares are certificated, you must also surrender your stock certificate or certificates to the paying agent. If ownership of your shares is not registered in the transfer records of the Company, a check for any cash to be delivered will only be issued if the applicable letter of transmittal is accompanied by all documents reasonably required to evidence and effect transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

Interests of Certain Persons in the Merger

In considering the recommendation of our board of directors that you vote to approve the proposal to adopt the merger agreement, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, those of our stockholders generally. The board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of the Company.

Please see the section of this proxy statement titled “Golden Parachute Compensation” beginning on page 40 for additional information with respect to the compensation that our named executive officers may receive in connection with the consummation of the merger.

Equity Compensation Awards

Options

Under the merger agreement, the Company will take all actions necessary to provide that each stock option outstanding as of the closing date will be fully vested and exercisable prior to the effective time and each option outstanding prior to the effective time will be canceled and terminated and of no further force or effect as of the effective time and, unless exercised prior to the effective time, shall, to the extent the exercise price thereof is less than the per share merger consideration, instead represent solely the right to receive from the Company payment in cash (subject to any applicable withholding or other taxes required by applicable law to be withheld) of an amount equal to the product of (x) the total number of shares of common stock subject to such option and (y) the excess, if any, of the per share merger consideration over the exercise price per share of Company common stock subject to such option. The Company will make the stock option payments promptly following the effective time to the persons entitled thereto in accordance with the Company’s standard payroll practices. In addition, prior to the effective time, the Company will take all actions necessary to provide holders of options with written notice that (i) their options may be fully exercised prior to the effective time and (ii) as of the effective time, all options will be canceled and terminated and of no further force or effect.

Restricted Stock

Prior to the effective time, the Company board of directors (or an appropriate committee) will adopt resolutions and the Company will take all other actions as may be required to adjust the terms of all outstanding awards of restricted stock to provide that, at the effective time, each restricted stock award outstanding immediately prior to the effective time will be deemed to instead constitute an award of the per share merger consideration with respect to each share of restricted stock formerly represented by such restricted stock award. All other terms and conditions applicable to each restricted stock award will remain the same following the effective time, so that following the effective time, the per share merger consideration payable with respect to the restricted stock award will remain subject to the same vesting, forfeiture and other restrictions as applied to the restricted stock award prior to such adjustment.

LTIP and SERP

Under the Company’s Long Term Incentive Plan, or LTIP, our directors and executive officers may elect to have some or all of their contributions allocated to common stock. If common stock is elected, the corresponding cash contribution is applied to the purchase of shares of the Company’s common stock from time to time in open market transactions or in private transactions. The stock is held by rabbi trusts. Our executive officers may also elect to allocate some or all of their account balances under our Supplemental Executive Retirement Plan, or SERP, to the Company’s common stock. That common stock is also held by a rabbi trust under similar arrangements. Under the terms of the merger agreement, the stock held by the rabbi trusts for the LTIP and SERP will be converted into the right to receive the per share merger consideration.

The table on page 38 provides, as of June 1, 2012, using a price per share of the Company’s common stock of $27.00:

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the value of the outstanding vested and unvested options and restricted stock held by our directors and executive officers that will be canceled and converted into the right to receive the per share merger consideration;

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the value of unvested Company common stock allocated to our directors and executive officers in our LTIP and SERP plans that will be canceled and converted into the right to receive the per share merger consideration;

Name	(a) Value of Vested Stock Option Awards	Value of Unvested Stock Option Awards	Value of Restricted Stock Awards	Value of Unvested Stock held in LTIP	Value of Unvested Stock held in SERP
Directors
Richard J. Braun	—	—	—	$3,378,969	$348,199
Brian P. Johnson	—	—	—	$179,739	—
Robert J. Marzec	—	—	—	$291,789	—
Samuel C. Powell, Ph.D.	—	—	—	$119,502	—
Robert A. Rudell	—	—	—	$153,603	—

Executive Officers (excluding Mr. Braun listed above)
B. Mitchell Owens	$1,037,900	—	—	$791,559	$60,213
Susan E. Puskas	$1,037,900	—	—	$811,215	$60,213
James A. Schoonover	$1,037,900	—	—	$811,215	$60,213
Kevin J. Wiersma	$1,037,900	—	—	$811,215	$57,709
Angela Lacis	—	—	$145,800	—	—

(a)	Represents the excess of the $27.00 merger consideration over the exercise price of the option.

Post-Employment Provisions

Under the terms of each of the employment agreements with our named executive officers (which consist of Richard J. Braun, B. Mitchell Owens, Susan E. Puskas, James A. Schoonover, and Kevin J. Wiersma), whether or not a Change in Control or Potential Change in Control (as those terms are defined in the employment agreements and summarized below) has occurred, such officers are entitled to certain benefits upon termination of employment other than for Cause (as such term is defined in the employment agreements and summarized below). In addition, at such officer’s option, such officer’s employment under his or her employment agreement will cease, and the officer will be entitled to certain benefits in the case of any event described below:

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upon the occurrence of a “Change in Control” or a “Potential Change in Control” (as those terms are defined in the employment agreements), provided that, in the event of a Potential Change in Control, the named executive officer agrees to remain employed by the Company for a period of six months after the occurrence of such Potential Change in Control;

•	a material alteration of the named executive officer’s duties, responsibilities or authority, or a required relocation of greater than 50 miles; or

•	a breach by the Company of any of its obligations under the applicable employment agreement.

For purposes of each of the employment agreements:

“Cause” is defined as the willful and continued failure by the executive officer to substantially perform his or her duties after a written demand for substantial performance is delivered by the Board, or the willful engaging by the executive officer in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise.

“Change in Control” is defined as: (a) a Change in Control that would be required to be reported under the SEC’s proxy rules; (b) a merger or consolidation to which we are a party if, following consummation of the merger or consolidation, the individuals and entities who were stockholders of the Company have beneficial ownership of less than 50% of the combined voting power of the surviving corporation; or (c) if, during any period of 24 consecutive months, individuals who constitute the Board cease for any reason other than death to constitute at least a majority of the Board, subject to certain exceptions. For purposes of our SERP, Change in Control is defined by reference to Section 409A(a)(2)(A)(v) of the Internal Revenue Code.

“Potential Change in Control” is deemed to have occurred if: (a) we enter into an agreement, the consummation of which would result in a Change in Control; (b) any person publicly announces an intention to take or consider taking actions which, if consummated, would constitute a Change in Control; (c) any person becomes the beneficial owner, directly or indirectly, of 25% or more of the combined voting power of our then outstanding securities; or (d) the Board adopts a resolution to the effect that a Potential Change in Control has occurred.

The execution by the Company of the merger agreement constituted a Potential Change of Control. Prior to execution of the merger agreement, the Company gave notice to the named executive officers to request the named executive officers to remain in the employ of the Company for six months following the execution of the merger agreement. In addition, prior to execution of the merger agreement, each of Susan E. Puskas and B. Mitchell Owens executed a waiver agreement where they waived rights to receive certain payments that would constitute “excess parachute payments” under Section 280G of the Internal Revenue Code.

Termination Without Cause, Change in Duties/Relocation, or Our Breach of the Employment Agreement

In the event of a termination of a named executive officer’s employment by us without Cause, or at the officer’s option (i) in connection with a change in duties or a relocation, or (ii) in connection with our breach of the applicable employment agreement, the named executive officer’s employment will cease and he or she shall be entitled to:

•	payment of his or her then current base salary for 12 months following the date of termination;

•	payment of one times the annual incentive compensation target provided for under our Executive Incentive Compensation Plan, or EICP, for the 12-month period following the date of termination;

•	continued participation in the EICP, on a pro rata basis, for the calendar year in which the termination occurs; and

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continuous coverage, at the Company’s expense, under any group health plan and other benefits maintained by or on behalf of us in which the executive officer participated at the date of termination, for a 12-month period following the date of termination.

A named executive officer will also receive a lump-sum payment of any amounts the named executive officer has accrued (with acceleration of any unvested benefits) under the LTIP and the SERP in the event of termination of such officer’s employment without Cause.

Termination Upon Death

If a named executive officer’s employment terminates as a result of his or her death, the named executive officer is entitled to continuation of the payment of his or her base salary (to be paid to the executive officer’s beneficiary) for a period of 24 months (in Mr. Braun’s case) and 18 months (in the case of each of our other named executive officers). In addition, the named executive officer would be entitled to 2 times (in the case of Mr. Braun) and 1.5 times (in the case of each of our other named executive officers) the annual incentive compensation target then in effect under the EICP, to be paid in a lump sum to the named executive officer’s beneficiary. The named executive officer is also entitled to continued participation in the EICP, on a pro rata basis, for the calendar year in which his or her death occurs, with the resulting payment to be made to the named executive officer’s beneficiary. In addition, any amounts the named executive officer has accrued under the LTIP and the SERP, as well as shares of restricted stock held by the named executive officer, would be paid to his or her beneficiary. In addition, continuous coverage, at the Company’s expense, under any group health plan and other benefits maintained by or on behalf of us in which the named executive officer participated at the date of termination, for a 24-month period (in Mr. Braun’s case) or an 18-month period (in the case of each of our other named executive officers).

Voluntary Termination

A named executive officer may voluntarily terminate his or her employment, with 60 days advance notice. In addition, any amounts accrued and vested under the SERP are to be paid in a lump sum or installments in accordance with the election of the named executive officer upon termination.

Change in Control/Potential Change in Control

In the event of a Change in Control or Potential Change in Control, provided that, in the event of a Potential Change in Control, the named executive officer agrees to remain employed by the Company for a period of six months after such Potential Change in Control, at the named executive officer’s option, such officer’s employment under his or her employment agreement will cease, and the officer will be entitled to the benefits outlined below:

•	payment of his or her then current base salary for 24 months (in Mr. Braun’s case) and 18 months (in the case of each of our other named executive officers);

•

payment of the annual incentive compensation target provided for under the EICP for the 12-month period following the date of Change in Control or Potential Change in Control. The payment shall be 2 times (in Mr. Braun’s case) or 1.5 times (in the case of each of our other named executive officers) the annual incentive compensation target then in effect under the EICP, such incentive compensation to be paid in a lump sum;

•	continued participation in the EICP, on a pro rata basis, for the calendar year in which the termination occurs; and

•

continuous coverage, at the Company’s expense, under any group health plan and other benefits maintained by or on behalf of us in which the named executive officer participated at the date of termination, for a 24-month period (in Mr. Braun’s case) or an 18-month period (in the case of each of our other named executive officers).

A named executive officer will also receive a lump-sum payment of any amounts the named executive officer has accrued (with acceleration of any unvested benefits) under the LTIP and the SERP in the event of a Change in Control.

Arrangements with the Surviving Corporation

As of the date of this proxy statement, no members of our current management have entered into any agreement, arrangement or understanding with LabCorp or its affiliates regarding employment with, or the right to convert into or reinvest or participate in the equity of, the surviving corporation or LabCorp or its affiliates. Although it would not be unexpected that some members of our current management team will enter into arrangements, agreements or understandings with LabCorp or its affiliates regarding employment (and severance arrangements) with, and the right to purchase or participate in the equity of, LabCorp (and/or a subsidiary of LabCorp), as of the date of this proxy statement no such agreements, arrangements or understandings have been reached between members of our current management and representatives of LabCorp, and there can be no assurance that any parties will reach an agreement, arrangement or understanding. New arrangements, agreements or understandings, if any, are currently expected to be entered into at or prior to completion of the merger and would not become effective until after the merger is completed.

Except as disclosed in this proxy statement, there is no present or proposed material agreement, arrangement, understanding or relationship between LabCorp, Merger Sub, or any of their respective executive officers, directors, controlling persons or subsidiaries, on the one hand, and the Company or any of its executive officers, directors, controlling persons or subsidiaries, on the other hand.

Golden Parachute Compensation

The Company is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, which is referred to as the Exchange Act, to include in this proxy statement a non-binding, advisory vote on the compensation payable to each of our named executive officers in connection with the proposed merger pursuant to the Company’s compensation and benefit arrangements.

The Board unanimously recommends that the Company’s stockholders approve the following resolution:

“RESOLVED, that the stockholders of MEDTOX Scientific, Inc. approve, on a non-binding, advisory basis, the compensation to be paid to its named executive officers that is based on or otherwise relates to the merger as disclosed in the Golden Parachute Compensation table in the proxy statement and the related narrative disclosures in the section of the proxy statement entitled “The Merger — Interests of Certain Persons in the Merger.”

The description of the payments contained in the section entitled “The Merger — Interests of Certain Persons in the Merger” as well as the table below entitled “Golden Parachute Compensation” is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation for each named executive officer that is based on or otherwise relates to the merger and will or may become payable either by the Company or LabCorp. The Company is asking its stockholders to approve the “golden parachute” compensation that will or may become payable by the Company to each of its named executive officers as set forth in the “Golden Parachute Compensation” table below and as described in “The Merger — Interests of Certain Persons in the Merger.”

The “Golden Parachute Compensation” table below sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each of our named executive officers that is based on or otherwise relates to the merger, assuming the following:

¡	The price per share of the Company’s common stock is $27.00;

¡	The effective time of the merger occurs on July 31, 2012; and

¡	Each named executive officer remains employed by the Company for six months following the date the merger agreement was executed, which was June 3, 2012.

Please note that the amounts indicated below are estimates based on multiple assumptions (including the assumption that the named executive officer’s employment terminates) that may or may not actually occur (including assumptions described in this proxy statement) or may occur at times different than the time assumed. Some of these assumptions are based on information currently available and, as a result, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below.

Golden Parachute Compensation

Name	Cash ($) (a)	Equity ($) (b)	Pension/NQDC ($) (c)	Perquisites/Benefits ($) (d)	Total ($)
Richard J. Braun	$2,242,500	—	$3,688,853	$29,099	$5,960,452
Kevin J. Wiersma	$906,357	$1,037,900	$862,922	$21,695	$2,828,874
B. Mitchell Owens	$906,357	$1,037,900	$845,110	$21,527	$2,810,894
Susan E. Puskas	$906,357	$1,037,900	$864,766	$15,006	$2,824,029
James A. Schoonover	$906,357	$1,037,900	$864,766	$21,698	$2,830,721

(a) As discussed in more detail under the caption “The Merger—Interests of Certain Persons in the Merger—Post-Employment Provisions,” the merger agreement constitutes a “Potential Change in Control”, and, under their respective employment agreements, if the named executive officer remains employed by the Company for six months following the date we entered into the merger agreement, which was June 3, 2012, at such officer’s option, such officer’s employment under his or her employment agreement would cease, and he or she would be entitled to receive the amounts shown in column (a). The amounts shown in this column reflect payment of (i) base salary for 24 months (in Mr. Braun’s case) and 18 months (in the case of each of our other named executive officers) (“Base Salary”); (ii) payment of the annual incentive compensation target provided for under the EICP for the 12-month period following the date of Change in Control or Potential Change in Control. The payment is equal to 2 times (in Mr. Braun’s case) or 1.5 times (in the case of each of our other named executive officers) of the annual incentive compensation target then in effect under the EICP, such incentive compensation to be paid in a lump sum (“EICP at Target”); and (iii) pro rata participation in the EICP for calendar year 2012 (“EICP Pro-Rata”; the amounts shown below include 100% of the EICP payment at target for calendar year 2012). Further detail is included below. The annual incentive compensation under the EICP is calculated based upon the targeted compensation under the EICP, which in fiscal year 2012 is 62.5% of the maximum EICP payment, which for Mr. Braun is 200% of base salary and 150% for each of the other named executive officers. All of the severance arrangements of the named executive officers constitute “single trigger” arrangements as defined by SEC Rule 402(t) under Regulation S-K.

Name	Base Salary	EICP at Target	EICP Pro-Rata	Total
Richard J. Braun	$780,000	$975,000	$487,500	$2,242,500
Kevin J. Wiersma	$353,700	$331,594	$221,063	$906,357
James A. Schoonover	$353,700	$331,594	$221,063	$906,357
B. Mitchell Owens	$353,700	$331,594	$221,063	$906,357
Susan E. Puskas	$353,700	$331,594	$221,063	$906,357

(b) Represents payment in cancellation of option awards to the extent the $27.00 per share merger consideration exceeds the exercise price of the option. Payment will be made pursuant to the merger agreement following the effective time. Under the terms of the merger agreement this represents a “single trigger” arrangement. All amounts are fully vested.

(c) Represents payments related to unvested amounts in the SERP and the LTIP based on vesting which is estimated at July 31, 2012. Under the terms of the plans, these amounts are “single trigger” payments that become payable upon a change of control (without regard to employment termination). Further detail is included below.

Name	LTIP	SERP	Total
Richard J. Braun	$3,378,969	$309,884	$3,688,853
Kevin J. Wiersma	$811,215	$51,707	$862,922
James A. Schoonover	$811,215	$53,551	$864,766
B. Mitchell Owens	$791,559	$53,551	$845,110
Susan E. Puskas	$811,215	$53,551	$864,766

(d) Represents costs for continuous coverage, at the Company’s expense, under any group health plan and other benefits maintained by or on behalf of us in which the named executive officer participated at the date of termination, for a 24-month period (in Mr. Braun’s case) or an 18-month period (in the case of each of our other named executive officers). These amounts become payable under the respective employment agreements if the named executive officer remains employed by the Company for six months following the date we entered into the Merger Agreement, which was June 3, 2012, and at such officer’s option, such officer’s employment under his or her employment agreement ceases. These payments are “single trigger” arrangements as defined in SEC Rule 402(t) of Regulation S-K.

Under each of the employment agreements with our named executive officers, the named executive officer has agreed not to divulge, furnish or otherwise make accessible to anyone or use in any way (other than in the business of the Company) any confidential or secret knowledge or information of the Company, including trade secrets, secret designs, processes, formulae, plans, devices or materials, customer or supplier lists of the Company, or any other confidential information. In addition, the named executive officer has agreed, during the term of the agreement, and for a period of 12 months thereafter, not to, directly or indirectly, engage in competition with us in any manner or capacity in any phase of its business conducted during the term of the agreement. Further, in the 12-month period following the termination of the agreement, the named executive officer has agreed not to solicit or otherwise encourage (i) any customer to purchase, lease or otherwise use any product or service offered by the named executive officer or any organization with which he or she is affiliated, or (ii) any of our employees to leave the employ of the Company.

The vote on executive compensation payable in connection with the merger is a vote separate and apart from the vote to adopt the merger agreement. Accordingly, you may vote to approve the executive compensation and vote not to adopt the merger agreement and vice versa. Because the vote on executive compensation paid or that may become payable in connection with the merger is advisory only, it will not be binding on either the Company or LabCorp. Accordingly, because the Company is contractually obligated to pay the compensation, if the merger agreement is adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the advisory vote.

The affirmative vote of at least a majority of the votes cast by holders of shares of the Company’s common stock present in person or by proxy and entitled to vote on the matter will be required to approve the advisory resolution on executive compensation payable to the Company’s named executive officers in connection with the merger. Abstentions will have the same effect as a vote “AGAINST” the proposal but the failure to vote your shares will have no effect on the outcome of the proposal.

The Company’s board of directors unanimously recommends a vote “FOR” this proposal.

Accounting Treatment

The merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a summary of the material U.S. federal income tax consequences of the merger to U.S. holders and non-U.S. holders (as defined below) whose shares of common stock are converted into the right to receive cash in the merger. This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our stockholders. For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of shares of common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity or arrangement taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•

a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

A “non-U.S. holder” is a beneficial owner of shares of common stock that is not at U.S. holder.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds common stock, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. A partner of a partnership holding common stock should consult the partner’s tax advisor regarding the U.S. federal income tax consequences of the merger to such partner.

This discussion is based on current law, which is subject to change, possibly with retroactive effect. The discussion applies only to beneficial owners who hold shares of common stock as capital assets, and does not apply to shares of common stock received in connection with the exercise of employee stock options or otherwise as compensation, stockholders who hold an equity interest, actually or constructively, in LabCorp or the surviving corporation after the merger, stockholders who validly exercise their rights under the DGCL to object to the merger or to certain types of beneficial owners who may be subject to special rules (such as insurance companies, banks, tax-exempt organizations, financial institutions, broker-dealers, partnerships, S corporations or other pass-through entities, mutual funds, traders in securities who elect the mark-to-market method of accounting, stockholders subject to the alternative minimum tax, stockholders that have a functional currency other than the U.S. dollar or stockholders who hold common stock as part of a hedge, straddle, constructive sale or conversion transaction). This discussion also does not address the receipt of cash in connection with the cancellation of shares of stock appreciation rights, restricted stock units or options to purchase shares of common stock, or any other matters relating to equity compensation or employee benefit plans. This discussion does not address any aspect of state, local or foreign tax laws.

U.S. Holders

Exchange of Shares of Common Stock for Cash Pursuant to the Merger Agreement. The exchange of shares of common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received with respect to such shares (determined before the deduction of any applicable withholding taxes) and the U.S. holder’s adjusted tax basis in such shares. Gain or loss will be determined separately for each block of shares of common stock (i.e., shares of common stock acquired at the same cost in a single transaction). Such gain or loss will be long-term capital gain or loss provided that the U.S. holder’s holding period for such shares of common stock is more than one year at the time of the completion of the merger. Long-term capital gains of non-corporate U.S. holders are eligible for reduced rates of taxation. There are limitations on the deductibility of capital losses.

Backup Withholding and Information Reporting. Backup withholding of tax (at the rate of 28% for 2012) may apply to cash payments to which a U.S. holder is entitled under the merger agreement, unless the U.S. holder or other payee provides a taxpayer identification number, certifies that such number is correct, and otherwise complies with the backup withholding rules. Each of our U.S. holders should complete and sign, under penalty of perjury, a Form W-9 included as part of the letter of transmittal and return it to the paying agent, in order to provide the information and certification necessary to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the paying agent.

Backup withholding is not an additional tax. Any amounts withheld from cash payments to a U.S. holder pursuant to the merger under the backup withholding rules will be allowable as a refund or a credit against such U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Cash payments made pursuant to the merger will also be subject to information reporting on Form 1099 unless an exemption applies.

Non U.S. Holders

Exchange of Shares of Common Stock for Cash Pursuant to the Merger Agreement. Any gain realized on the receipt of cash pursuant to the merger by a non-U.S. holder will generally not be subject to U.S. federal income tax unless:

•

the gain is “effectively connected” with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment);

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more in the taxable year of the merger and certain other requirements are met; or

•

our common stock constitutes a U.S. real property interest by reason of our status as a U.S. real property holding corporation, as defined below, at any time within the five-year period preceding the merger or the non-U.S. holder’s holding period, whichever period is shorter (the “relevant period”).

Unless an applicable treaty provides otherwise, gain described in the first bullet point above generally will be subject to regular U.S. federal income tax as if the non-U.S. holder were a U.S. holder. Non-U.S. holders that are taxed as corporations for purposes of U.S. federal income tax may also be subject to a branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of a portion of its effectively connected earnings and profits for the taxable year.

If an individual falls under the second bullet point above, such individual will generally be subject to a flat 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from a sale, which may be offset by certain U.S.-source capital losses (notwithstanding the fact that such individual is not considered a resident of the United States).

Generally, a corporation is a U.S. real property holding corporation (“USRPHC”) if the fair market value of its U.S. real property interests, as defined in the Code and applicable U.S. Treasury regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we are not, and currently do not anticipate becoming, a USRPHC. However, there can be no assurance that our current analysis is correct or that we will not become a USRPHC in the future. Even if we are or become a USRPHC, as long as our common stock is “regularly traded on an established securities market,” within the meaning of applicable Treasury regulations, such common stock will be treated as U.S. real property interests only if the non-U.S. holder actually or constructively held more than 5% of such regularly traded common stock at some time during the relevant period. If we are determined to be a USRPHC and the foregoing exception does not apply, among other things, a purchaser may be required to withhold 10 percent of the gross proceeds payable to the non-U.S. holder from a disposition of our common stock, and a non-U.S. holder generally will be taxed on its net gain derived from the disposition in the same manner as U.S. persons.

Non-U.S. holders should consult their own tax advisors regarding the potential consequences and the potential applicability of any income tax treaty in their particular circumstances.

Backup Withholding and Information Reporting. Payments to a non-U.S. holder in connection with the merger will be subject to information reporting and may be subject to backup withholding at the applicable rate (currently 28%) unless such a non-U.S. holder furnishes the required certification as to its non-U.S. status by providing the applicable IRS Form W-8 or by otherwise establishing that such non-U.S. holder is not subject to backup withholding. Backup withholding is not additional tax and generally will be creditable against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS. Each non-U.S. holder should consult its tax advisor as to such non-U.S. holder’s qualification for exemption from backup withholding and the procedure for obtaining such exemption.

The U.S. federal income tax consequences described above are not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, each stockholder should consult the stockholder’s tax advisor regarding the applicability of the rules discussed above to the stockholder and the particular tax effects to the stockholder of the merger in light of such stockholder’s particular circumstances, the application of state, local and foreign tax laws, and, if applicable, the tax consequences of the receipt of cash in connection with the cancellation of options to purchase shares of common stock, stock appreciation rights or restricted stock units, including the transactions described in this proxy statement relating to our other equity compensation and benefit plans.

Regulatory Approvals

Under the terms of the merger agreement, the merger cannot be completed until the waiting period applicable to the consummation of the merger under the HSR Act has expired or been earlier terminated.

Under the HSR Act, and the rules promulgated thereunder by the FTC, the merger cannot be completed until each of the Company and LabCorp file a notification and report form with the FTC and the Antitrust Division of the DOJ under the HSR Act and the applicable waiting period has expired or been terminated. Each of the Company and LabCorp filed such a notification and report form on June 14, 2012, and requested early termination of the waiting period. At any time before or after consummation of the merger, notwithstanding the termination of the waiting period under the HSR Act, the Antitrust Division of the DOJ or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of the Company or LabCorp. At any time before or after the completion of the merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of the Company or LabCorp. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

There can be no assurance that the regulatory approvals described above will be sought or obtained and, if obtained, there can be no assurance as to the timing of any approvals, ability to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals. There can also be no assurance that the DOJ, the FTC or any other governmental entity or any private party will not attempt to challenge the merger on antitrust grounds, and, if such a challenge is made, there can be no assurance as to its result.

Litigation Relating to the Merger

On June 6, 2012, a putative class action lawsuit was commenced against us and our directors in the District Court, Second Judicial District, Ramsey County, of the State of Minnesota. The lawsuit is captioned John Siciliano v. MEDTOX Scientific, Inc. et al. In the lawsuit, plaintiff alleges generally that our directors breached their fiduciary duties in connection with the transaction by, among other things, carrying out an unfair process and agreeing to a transaction that was unfair to our stockholders and that the Company aided and abetted our directors’ breach of fiduciary duty. Plaintiff purports to bring the lawsuit on behalf of the public stockholders of the Company and seeks equitable relief to enjoin consummation of the merger, rescission of the merger and fees and costs, among other relief. The Company believes the lawsuit is without merit.

On June 12, 2012, a putative class action lawsuit was commenced against us, our directors, LabCorp and Merger Sub in the District Court, Second Judicial District, Ramsey County, of the State of Minnesota. The lawsuit is captioned Carol A. Kiel v. Richard Braun et al. In the lawsuit, plaintiff alleges generally that our directors breached their fiduciary duties in connection with the transaction by, among other things, agreeing to a transaction that was unfair to our stockholders, that provisions of the merger agreement unlawfully preclude our directors from further soliciting potential buyers and that the Company, LabCorp and Merger Sub aided and abetted our directors’ breach of fiduciary duties. Plaintiff purports to bring the lawsuit on behalf of the public stockholders of the Company and seeks equitable relief to enjoin consummation of the merger, rescission of the merger and/or awarding rescissory damages, damages and fees and costs, among other relief. The Company believes the lawsuit is without merit.

On June 21, 2012, a putative class action lawsuit was commenced against us, our directors, LabCorp and Merger Sub in the District Court, Second Judicial District, Ramsey County, of the State of Minnesota. The lawsuit is captioned Louis Perlman v. Medtox Scientific, Inc. et al. In the lawsuit, plaintiff alleges generally that our directors breached their fiduciary duties in connection with the transaction by, among other things, agreeing to a transaction that was unfair to our stockholders, that provisions of the merger agreement unlawfully preclude our directors from further soliciting potential buyers and that the Company, LabCorp and Merger Sub aided and abetted our directors’ breach of fiduciary duties. Plaintiff purports to bring the lawsuit on behalf of the public stockholders of the Company and seeks equitable relief to enjoin consummation of the merger, rescission of the merger and/or awarding rescissory damages, damages and fees and costs, among other relief. The Plaintiff was a director of the Company from July 1996 through September 1998. The Company believes the lawsuit is without merit.

On June 26, 2012, each of the plaintiffs in the foregoing actions filed a joint motion in the District Court, Second Judicial District, Ramsey County, of the State of Minnesota to (i) consolidate the three foregoing actions and all later-filed actions filed in the same court arising out of the same facts and circumstances, (ii) appoint plaintiffs Perlman, Siciliano and Kiel as lead plaintiffs in the consolidated action and (iii) appoint plaintiffs’ counsel in the initial actions in various capacities as lead counsel, members of an executive committee and as liaison counsel in the consolidated action. The court has not yet ruled on the motion.

THE MERGER AGREEMENT

This section describes the material terms of the merger agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully and in its entirety. This section is not intended to provide you with any factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled “Where You Can Find More Information” beginning on page 71.

Explanatory Note Regarding the Merger Agreement

The merger agreement is included to provide you with information regarding its terms. Factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the merger agreement. The representations, warranties and covenants contained in the merger agreement were made only for purposes of the merger agreement and were made as of specified dates, were solely for the benefit of the parties to the merger agreement, and are qualified by information in confidential disclosure schedules that the Company exchanged with LabCorp and Merger Sub in connection with the execution of the merger agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to your investment decision. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. Although these representations and warranties may not constitute the actual state of facts about the parties to the agreements as of a specific date, any specific material facts that qualify the representations and warranties in the merger agreement have been disclosed in this proxy statement or in the information incorporated by reference herein, as applicable. Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the other information provided elsewhere in this proxy statement or incorporated by reference into this proxy statement. None of the representations and warranties of the parties to the merger agreement will survive the effective time of the merger.

The Merger

The merger agreement provides for the merger of Merger Sub with and into the Company upon the terms, and subject to the conditions, set forth in the merger agreement. As the surviving corporation, the Company will continue to exist following the merger.

Following the completion of the merger, we expect the common stock to be delisted from Nasdaq and deregistered under the Exchange Act, and to cease to be publicly traded.

Closing and Effective Time of the Merger

The closing of the merger will take place on a date to be specified by the parties, which date shall be no later than the third business day following the date on which the conditions to closing of the merger (described under the section entitled “The Merger Agreement—Conditions to the Merger” beginning on page 59) have been satisfied or waived (other than the conditions that by their terms are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of those conditions), or at such other date and time as LabCorp, Merger Sub and the Company shall mutually agree upon in writing.

The effective time of the merger will occur on the date of the closing of the merger upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later date as we and LabCorp may agree and specify in the certificate of merger).

Directors and Officers; Certificate of Incorporation; Bylaws

The board of directors of the surviving corporation will, from and after the effective time, consist of the directors of Merger Sub until their successors have been duly appointed and qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation. The officers of Merger Sub at the effective time will, from and after the effective time, be the officers of the surviving corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation.

The certificate of incorporation of the surviving corporation will be in the form attached as Exhibit A to the merger agreement, until amended in accordance with applicable law and its terms. The bylaws of the Merger Sub immediately prior to the effective time will, from and after the effective time, be the bylaws of surviving corporation, until amended in accordance with applicable law, its terms and the certificate of incorporation of the surviving corporation.

Treatment of Common Stock, Options and Other Equity Awards

Common Stock

In the merger, each outstanding share of Company common stock (except for certain shares described in the next paragraph) will be converted into the right to receive $27.00 in cash, without interest, which amount we refer to as the per share merger consideration, less any applicable withholding taxes.

Any shares owned by the Company as treasury stock or owned by any direct or indirect wholly-owned subsidiary of the Company immediately prior to the effective time (other than shares held in the rabbi trusts established in connection with the Company’s deferred compensation plans, which shall instead be converted into the right to receive the merger consideration), or owned by LabCorp, Merger Sub or any other direct or indirect wholly owned subsidiary of LabCorp or Merger Sub immediately prior to the effective time will be cancelled without payment of consideration. Common stock owned by stockholders who have properly exercised, and not effectively withdrawn or lost or failed to perfect, appraisal rights under the DGCL will be not be entitled to receive the per share merger consideration. Such stockholders will instead be entitled to the appraisal rights provided under the DGCL as described under the section entitled “Appraisal Rights” beginning on page 67.

Options

Under the merger agreement, the Company will take all actions necessary to provide that each stock option outstanding as of the closing date will be fully vested and exercisable prior to the effective time and each option outstanding prior to the effective time will be canceled and terminated and of no further force or effect as of the effective time and, unless exercised prior to the effective time, shall, to the extent the exercise price thereof is less than the per share merger consideration, instead represent solely the right to receive from the Company payment in cash (subject to any applicable withholding or other taxes required by applicable law to be withheld) of an amount equal to the product of (x) the total number of shares of common stock subject to such option and (y) the excess, if any, of the per share merger consideration over the exercise price per share of Company common stock subject to such option. The Company will make the stock option payments promptly following the effective time to the persons entitled thereto in accordance with the Company’s standard payroll practices. In addition, prior to the effective time, the Company will take all actions necessary to provide holders of options with written notice that (i) their options may be fully exercised prior to the effective time and (ii)  as of the effective time, all options will be canceled and terminated and of no further force or effect.

Restricted Stock

Prior to the effective time, the Company’s board of directors (or an appropriate committee) will adopt resolutions and the Company will take all other actions as may be required to adjust the terms of all outstanding awards of restricted stock to provide that, at the effective time, each Restricted Stock Award outstanding immediately prior to the effective time will be deemed to instead constitute an award of the per share merger consideration with respect to each share of restricted stock formerly represented by such restricted stock award. All other terms and conditions applicable to each restricted stock award will remain the same following the effective time, so that following the effective time, the merger consideration payable with respect to the restricted stock will remain subject to the same vesting, forfeiture and other restrictions as applied to the restricted stock award prior to such adjustment.

Exchange and Payment Procedures

Promptly at the effective time, LabCorp has agreed to deposit with the paying agent a cash amount in immediately available funds necessary for the paying agent to make payment of the aggregate per share merger consideration to the holders of shares of our common stock (including beneficiaries of the shares held in rabbi trusts established in connection with the Company’s deferred compensation plans, but excluding holders of dissenting shares, who shall have such rights as described in greater detail in the merger agreement and discussed under the section entitled “Appraisal Rights” beginning on page 67).

Promptly following the effective time (but in no event more than five business days thereafter), LabCorp shall cause the paying agent to send to you and the Company’s other stockholders a letter of transmittal and instructions advising the Company’s former stockholders how to surrender their certificates and uncertificated shares in exchange for an amount in cash equal to the per share merger consideration represented by such certificate(s) or uncertificated shares (less any applicable withholding taxes payable in respect thereof). The merger agreement contemplates that the paying agent will pay you your per share merger consideration after you have surrendered your certificates for cancellation to the paying agent together with the letter of transmittal duly completed and validly executed, or upon receipt of an “agent’s message” by the paying agent in the case of a book-entry transfer or uncertificated shares. You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

No interest will be paid or accrued on the per share merger consideration. LabCorp, the surviving corporation and the paying agent will be entitled to deduct and withhold any applicable taxes from the per share merger consideration. Any sum that is withheld will be deemed to have been paid to the person with regard to whom it is withheld.

From and after the effective time, there will be no transfers on our stock transfer books of shares of common stock that were outstanding immediately prior to the effective time. If, after the effective time, any person presents to the surviving corporation, LabCorp or the paying agent any certificates or any transfer instructions relating to shares cancelled in the merger, such person will be given a copy of the letter of transmittal and told to comply with the instructions in that letter of transmittal in order to receive the cash to which such person is entitled.

At any time following twelve months after the closing date, LabCorp shall be entitled to require the paying agent to deliver any funds that have been made available to the paying agent and which have not been disbursed to any former holders of common stock to LabCorp. Holders of common stock who have not surrendered their certificates or uncertificated shares by that time will thereafter only look to LabCorp for payment of the per share merger consideration. None of the surviving corporation, LabCorp, the paying agent or any other person will be liable to any former holders of common stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar laws.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the per share merger consideration, you will have to make an affidavit of the loss, theft or destruction, and if required by LabCorp or the paying agent, post a bond in a customary amount as indemnity against any claim that may be made against it, the paying agent or the surviving corporation with respect to such certificate. These procedures will be described in the letter of transmittal that you will receive, which you shall read carefully in its entirety.

Representations and Warranties

We made customary representations and warranties in the merger agreement that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement, in the disclosure schedule the Company delivered in connection therewith, or in the public filings we have made with the SEC. These representations and warranties relate to, among other things:

•	due organization, existence, good standing and authority to carry on our businesses and the business of our subsidiaries;

•	the identity and ownership of our subsidiaries and the absence of encumbrances on our ownership of the equity interests in our subsidiaries;

•	our capitalization;

•	our corporate power and authority to enter into, and consummate the transactions under, the merger agreement, and the enforceability of the merger agreement against us;

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the approval and declaration of advisability of the merger agreement and the merger by the board of directors and the adoption of a resolution by the board of directors recommending that the Company stockholders adopt the merger agreement in accordance with the applicable provisions of the DGCL;

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the absence of violations of, or conflicts with, our or our subsidiaries’ governing documents, applicable law and certain agreements as a result of our entering into and performing under the merger agreement, and subject to stockholder approval, completing the merger;

•	the stockholder approval required to adopt the merger agreement;

•	the required government consents and approvals;

•	our SEC filings since January 1, 2009 and the financial statements included therein;

•	compliance with the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder;

•	compliance with all applicable listing and corporate governance rules and regulations of Nasdaq;

•	our disclosure controls and procedures and internal controls over financial reporting;

•	the absence of certain undisclosed liabilities;

•	the absence of a Company material adverse effect (as described on page 52) and the absence of certain other changes or events since January 1, 2012;

•	the conduct of business in accordance with the ordinary course consistent with past practice;

•	the absence of legal proceedings and governmental orders against us or our subsidiaries;

•	compliance with applicable laws, licenses and permits;

•	information for inclusion in this proxy statement;

•	tax matters;

•	employee benefit plans;

•	certain employment and labor matters;

•	environmental matters;

•	material contracts, the enforceability of the material contracts, and the absence of any default under any material contract;

•	real property;

•	possession of and title to personal property and assets;

•	intellectual property;

•	insurance policies;

•	customer lists;

•	the receipt of an opinion from the Company’s financial advisor;

•	the absence of any undisclosed broker’s or finder’s fees;

•	the inapplicability of any anti-takeover law or rights agreement to the merger; and

•	the absence of related party transactions since January 1, 2012.

Many of our representations and warranties are qualified by, among other things, exceptions relating to the absence of a Company material adverse effect, which is defined to mean any event, circumstance, change, occurrence or effect (each of which we refer to as an event) that (i) is materially adverse to, or has a material adverse effect on, the business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole, or (ii) prevents or materially adversely affects the Company’s ability to consummate the merger or perform our obligations under the merger agreement, other than events arising out of, resulting from or attributable to:

•	acts of war or major armed hostilities, sabotage, or terrorism or any escalation or worsening of any acts of war, major armed hostilities, sabotage or terrorism;

•	compliance with the terms of the merger agreement;

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changes in laws (other than changes that have a disproportionate adverse impact on the Company and its subsidiaries taken as a whole compared to other businesses competing in the industries in which the Company and its subsidiaries do business);

•	changes in GAAP (or any interpretation thereof);

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any change in the price or trading volume of the Company’s stock in and of itself (it being understood that the circumstances underlying such change may be deemed to constitute, or may be taken into account in determining whether there has been, a Company material adverse effect);

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any change in any analyst rating of the Company in and of itself (it being understood that the circumstances underlying such change may be deemed to constitute, or may be taken into account in determining whether there has been, a Company material adverse effect);

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the announcement of the merger or the taking of any action pursuant to the merger agreement or otherwise with the express written consent of LabCorp, including the impact thereof on the relationships of the Company or its subsidiaries with customers, suppliers, distributors, consultants, employees or independent contractors;

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changes generally affecting the industries in which the Company and its subsidiaries operate, other than changes that have a disproportionate adverse impact on the Company and its subsidiaries taken as a whole compared to other businesses competing in such industries;

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any change generally affecting the economy, financial or securities markets or political or economic conditions, or regulatory conditions (other than changes in regulatory conditions that have a disproportionate adverse impact on the Company and its subsidiaries taken as a whole compared to other businesses competing in the industries in which the Company and its subsidiaries conduct business) in any geographic region in which the Company and its subsidiaries conduct business (it being understood that the circumstances underlying such change may be deemed to constitute, or may be taken into account in determining whether there has been, a Company material adverse effect);

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any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, or predictions of revenue, earnings or other financial measure (it being understood that the circumstances underlying such failure may be deemed to constitute, or may be taken into account in determining whether there has been, a Company material adverse effect); or

•	the Company’s operations in the ordinary and usual course of business in compliance with and as contemplated by the merger agreement.

The merger agreement also contains customary representations and warranties made by LabCorp and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. The representations and warranties of LabCorp and Merger Sub relate to, among other things:

•	their due organization, existence and good standing in the jurisdictions in which they were formed;

•	their corporate power and authority to enter into and consummate the transactions under the merger agreement, and the enforceability of the merger agreement against them;

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the absence of violations of, or conflicts with, their governing documents, applicable law and certain agreements as a result of entering into and performing the merger agreement and completing the merger;

•	the required governmental consent and approvals;

•	information supplied for inclusion in this proxy statement;

•	ownership and operation of Merger Sub;

•	the absence of any undisclosed broker’s or finder’s fees;

•	the availability of sufficient funds to pay the aggregate merger consideration and otherwise consummate the merger;

•	the absence of legal proceedings against LabCorp and Merger Sub in connection with the merger or the merger agreement; and

•	the non-reliance of LabCorp and Merger Sub on any representation or warranty other than those expressly set forth in the merger agreement.

The representations and warranties in the merger agreement of each of the Company, LabCorp and Merger Sub will terminate upon the consummation of the merger or the termination of the merger agreement pursuant to its terms.

Conduct of Our Business Pending the Merger

Under the merger agreement, we have agreed that except as expressly permitted by the merger agreement or as required by applicable law, between the date of the merger agreement and the effective time, we and our subsidiaries will cause our business to be conducted in the ordinary course consistent with past practice and will use our commercially reasonable efforts to preserve our business organizations intact, and preserve current relationships with significant customers, suppliers and employees and executive officers.

Subject to certain exceptions in the merger agreement and disclosure schedules we delivered in connection with the merger agreement, we will not, and we will not permit our subsidiaries to, take any of the following actions without LabCorp’s approval (which cannot be unreasonably withheld, conditioned, or delayed):

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issue, sell, grant dispose of, pledge or otherwise encumber any shares of capital stock, voting securities or equity securities of the Company or any shares of capital stock or other securities of any of our subsidiaries, except for the issuance of common stock upon the exercise of options outstanding as of the date of the merger agreement;

•	redeem, purchase or otherwise acquire or redeem any outstanding shares of capital stock or other equity interests of the Company or any of our subsidiaries;

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declare, set aside or pay any dividend or other distribution in respect of any shares of our capital stock, except dividends by a direct or indirect wholly owned subsidiary of the Company to its parent;

•	split, combine, subdivide or reclassify any shares of capital stock;

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amend (including by reducing an exercise price or extending a term) or waive any rights under, or amend to add new provisions to accelerate the vesting under, any provision of any stock option plan or any agreement evidencing any outstanding stock option or other right to acquire capital stock of the Company or any restricted stock purchase agreement or any similar or related contract;

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incur or assume any indebtedness for borrowed money or guarantee any indebtedness or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of our subsidiaries other than indebtedness for borrowed money between and amongst the Company and our wholly-own subsidiaries;

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sell, transfer, lease, mortgage, encumber or otherwise dispose of or subject to any lien (including pursuant to a sale-leaseback transaction or an asset securitization transaction) any of our properties or assets (including securities of subsidiaries) to any person, except (i) as set forth on the Company disclosure schedule in connection with the merger agreement, (ii) dispositions of obsolete or worthless assets, or (iii) sales of properties or assets (excluding securities of subsidiaries) in the ordinary course of business consistent with the Company’s past practices and that are not material in amount or significance;

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sell, transfer, license, lease, mortgage, encumber or otherwise dispose of or subject to any lien (including pursuant to a sale-leaseback transaction or an asset securitization transaction) any of our intellectual property, other than in the ordinary course of business and consistent with past practice;

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acquire (i) by merger, consolidation or acquisition of stock or assets or otherwise any person, division or business or equity interest of any person, or (ii) any assets except in the ordinary course of business consistent with past practice;

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make any material investment (by contribution to capital, property transfers, purchase of securities or otherwise) in, or loan or advance (other than travel and similar advances to its employees in the ordinary course of business consistent with past practice) to, any person other than a direct or indirect wholly-owned subsidiary of the Company;

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terminate or amend any material contract or enter into or extend the term or scope of any contract that purports to restrict the Company or our subsidiaries from engaging in any line of business, including in any geographic area;

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pay any bonus or make any profit-sharing or similar payment to or increase the compensation of any of our directors, officers or employees, or enter into, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus, incentive compensation, profit sharing, health or other welfare, stock option or other equity (or equity-based), pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, other than (x) as required pursuant to applicable law or the terms of the agreements set forth in the Company disclosure schedule in connection with the merger agreement, and (y) increases in salaries, wages and benefits of employees (other than officers) made in the ordinary course of business and in amounts and in a manner consistent with past practice;

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change any material election concerning our taxes or tax returns, or settle or compromise any material tax claim, or waive or extend the statute of limitations in respect of any material tax (other than pursuant to extensions of time to file tax returns in the ordinary course of business);

•	make any changes in our financial or tax accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by a change in GAAP or applicable law;

•	amend or otherwise change our organizational documents or the organizational documents of our subsidiaries;

•	adopt any new stockholder rights or similar plans;

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adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization (other than transactions exclusively between wholly-owned subsidiaries of the Company);

•	pay, discharge, settle or satisfy any liabilities outside the ordinary course of business, subject to certain exceptions;

•	commence, settle or compromise any material litigation, proceeding or investigation; or

•	agree, in writing or otherwise, to take any of the foregoing actions.

No Solicitation of Takeover Proposals

From the date of the merger agreement until the valid termination of the merger agreement, we, our subsidiaries and our representatives may not:

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solicit, initiate, knowingly facilitate or knowingly encourage (including by way of furnishing non-public information, except as required by applicable law) any inquiries, proposals or offers with respect to, or that constitute, or that may reasonably be expected to lead to, any takeover proposal;

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participate or engage in any discussions or negotiations with any third party regarding any takeover proposal (other than communications solely directed at informing inquiring parties of the existence of the restrictions imposed on us in the merger agreement);

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enter into any letter of intent, agreement in principle, memorandum of understanding, merger, acquisition, purchase or joint venture agreement or other agreement related to any takeover proposal (other than a confidentiality agreement as permitted under the merger agreement); or

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release or permit the release of any person from, or waive or permit the waiver of any provision of or right under, any confidentiality, non-solicitation, no hire, “standstill” or similar agreement to which the Company or any of our subsidiaries is a party or under which the Company or any of its subsidiaries has any rights.

At any time prior to obtaining the requisite stockholder approval, if the Company’s board of directors receives a bona fide written takeover proposal that was not solicited and was made after the date of the merger agreement in circumstances that did not involve a breach of the non-solicitation provision of the merger agreement, and the Company’s board of directors (i) determines in good faith (after consultation with our outside legal counsel and financial advisor) that such takeover proposal constitutes or could reasonably be expected to lead to a superior proposal, and (ii) determines in good faith, after consultation with its outside counsel, that the failure to take action in response to such proposal would, or would reasonably be expected to, result in a breach of the board’s fiduciary duties under applicable law, then the Company may, directly or indirectly through one or more representatives, participate or engage in discussions with, furnish any non-public information relating to the Company or any of our subsidiaries to the person making such takeover proposal, provided that (x) the Company enter into a confidentiality agreement with the person making such proposal that is no less restrictive than the confidentiality agreement between the Company and LabCorp, (y) the Company advises LabCorp of all non-public information provided to such person and substantially concurrently provides the same information to LabCorp, and (z) the Company gives written notice to LabCorp prior to or concurrent with taking action in response to such proposal.

The Company agrees in the merger agreement to promptly advise LabCorp, orally and in writing within 24 hours of receipt, if any proposal, offer, inquiry or other contact is received by, any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company in respect of any takeover proposal. In its notice to LabCorp, the Company agrees to include the identity of the person making such proposal and the material terms and conditions of such proposal, and the Company agrees to keep the LabCorp fully informed of all material developments affecting the status and terms of such proposal.

In addition, at any time prior to obtaining the requisite stockholder approval, the Company board of directors may withdraw of modify (or propose publicly to withdraw or modify) in a manner adverse to LabCorp, its recommendation in favor of the merger or approve or recommend (or propose publicly to approve or recommend) a takeover proposal, if:

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the board of directors determines, in good faith, after taking into account the advice of the Company’s outside legal counsel, that the failure to change its recommendation would, or would be reasonably likely to, result in a breach of the fiduciary duties of the board of directors to the Company’s stockholders under applicable law;

•	the Company shall have given LabCorp prior written notice of its intention to consider changing its recommendation at least 72 hours prior to making a recommendation change;

•	if the decision to make a recommendation change is in connection with an takeover proposal:

¡

the Company shall have provided LabCorp with the material terms and conditions of the alternative takeover proposal, including the identity of the party making such proposal within 24 hours of receipt of such proposal; and

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after consulting with the Company’s outside legal counsel and financial advisor, the board of directors shall have determined, in good faith, that such takeover proposal is superior to the transaction contemplated by the merger agreement;

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after delivery of the written notice of its intention to consider changing its recommendation, the Company shall have given LabCorp 72 hours to propose revisions to the terms of the merger agreement (or make another proposal) and shall have negotiated in good faith with LabCorp with respect to such proposed revisions or other proposal; and

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after considering the results of such negotiations and giving effect to the proposals made by LabCorp, if any, the board shall have continued to determine in good faith, after consultation with the Company’s outside legal counsel, that failure to make a recommendation change would, or would be reasonably likely to, result in a breach of the board of directors fiduciary duties to the Company’s stockholders under applicable law, and, if the decision to make a change in recommendation is in connection with an takeover proposal, that the takeover proposal remains superior to the most recently proposed transaction with LabCorp.

Following receipt of the first takeover proposal, if the Company receives additional takeover proposals, the requirements listed above shall apply equally to all subsequent alternative proposals, except that the 72 hour time periods shall instead be 48 hours.

In this proxy statement a takeover proposal means any proposal, offer or indication of interest (whether in writing or otherwise) from any person or group (as defined in Section 13(d) of the Exchange Act), other than LabCorp and its subsidiaries, relating to any:

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direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of the Company and our subsidiaries equal to 20% or more of the Company’s consolidated assets or to which 20% or more of the Company’s revenues or earnings on a consolidated basis are attributable;

•	direct or indirect acquisition (whether in a single transaction or a series of related transactions) of 20% or more of any class of equity securities of the Company;

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tender offer or exchange offer that if consummated would result in any person or group (as defined in Section 13(d) of the Exchange Act) beneficially owning 20% or more of any class of equity securities of the Company; or

•	liquidation, dissolution or similar transaction involving the Company or any of our subsidiaries.

In this proxy statement a superior proposal means a bona fide written, fully-financed takeover proposal, obtained after the date of the merger agreement and not in breach of the merger agreement, to acquire, directly or indirectly, for consideration consisting of cash and/or securities, at least a majority of the equity interests of the Company or all or substantially all of the assets of the Company and our subsidiaries on a consolidated basis, made by a third party, and which is otherwise on terms and conditions which the Company board of directors determines, in its good faith (after consultation with the Company’s outside legal counsel and financial advisor), to be more favorable to the Company’s stockholders from a financial point of view than the merger, taking into account at the time of determination all relevant factors, including any changes to the terms of the merger agreement that as of that time had been proposed by LabCorp in writing and the ability of the person making such proposal to consummate the transactions contemplated by such proposal in a timely manner (based upon, among other things, the expectation of obtaining required approvals, including any antitrust clearances, in a timely manner).

Nothing in the merger agreement prevents the Company board of directors from taking and disclosing to the Company’s stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act with respect to a takeover proposal, if the board determines, in good faith, after consultation with outside legal counsel, that failure to so disclose such position would, or would be reasonably likely to, result in a violation of applicable laws; provided, however, that any disclosure other than a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act shall be deemed to be a board recommendation change, unless, within two business days of such disclosure, the Company board of directors expressly reaffirms its recommendation in favor of the merger and the merger agreement, or rejects such takeover proposal.

Government Approvals

We, LabCorp and Merger Sub have agreed to use commercially reasonable efforts to promptly (i) take, all actions and to do, or cause to be done, all things necessary, proper or advisable to cause the conditions to closing of the merger to be satisfied as promptly as practicable and to consummate the merger in the most expeditious manner practicable, and (ii) obtain all approvals, consents, registrations, permits, authorizations and other confirmations from any governmental authority or third party necessary, proper or advisable to consummate the merger.

We, LabCorp and Merger Sub have also agreed to cooperate and file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to the merger agreement as required by the HSR Act as promptly as practicable following execution and delivery of the merger agreement (which was filed by each of the Company and LabCorp on June 14, 2012), and to respond promptly to any request for additional information or documentary material that may be made under the HSR Act, provided, however, that notwithstanding anything to the contrary contained in the merger agreement, in no event shall LabCorp or Merger Sub (or any of their affiliates) be required or obligated to:

•

agree to or otherwise become subject to any limitations on LabCorp’s right to control, operate, or exercise full rights of ownership of its business (including the business of the Company and our subsidiaries after completion of the merger) or assets (including the assets of the Company and our subsidiaries after completion of the merger);

•

agree or be required to sell or otherwise dispose of, hold (through the establishment of a trust or otherwise), or divest itself of all or any portion of the business, assets or operations of LabCorp or any of its affiliates or the business, assets or operations of the Company or our subsidiaries after completion of the merger; or

•

otherwise take any steps to avoid or eliminate any impediment that may be asserted under any law governing competition, monopolies or restrictive trade practices (including defending through litigation any claims asserted under the antitrust laws by any governmental authority relating to the consummation of the merger).

When dealing with any governmental authority, neither the Company nor our subsidiaries shall, without LabCorp’s prior written consent in LabCorp’s sole discretion, discuss or commit to any divestiture transaction, or discuss or commit to alter any of their businesses or commercial practices in any way, or otherwise take or commit to take any action that limits LabCorp’s freedom of action with respect to, or LabCorp’s ability to retain any of the businesses, product or service lines or assets of, the Company or our subsidiaries after completion of the merger or otherwise limits LabCorp’s ability to receive the full benefits of the merger agreement.

Each of LabCorp and the Company will promptly inform the other party of the receipt of any material communication from any governmental authority regarding the merger or the merger agreement, subject to applicable law and any confidentiality restrictions imposed upon such party by such governmental authority with respect to such communications. Subject to applicable law, the parties will consult and cooperate with each other in connection with any interaction with government authorities relating to proceedings under the antitrust laws, and shall provide to the Company’s or LabCorp’s outside antitrust counsel, as appropriate, all information and documents reasonably requested by such counsel promptly upon request, subject to any reasonable restrictions.

Indemnification and Insurance

For a period of six years following the consummation of the merger, LabCorp has agreed to cause the surviving corporation to keep in effect in the certificate of incorporation and bylaws of the Company all provisions at least as favorable as the provisions in the certificate of incorporation and bylaws of the Company on the date of the merger agreement that provide for exculpation of director or officer liability and indemnification (and advancement of expenses related thereto) of the past and present officers and directors of the Company, except as limited by applicable law, and such provisions shall not be amended during such six year period except as either required by applicable law or to make changes permitted by applicable law that would enhance the rights of past or present officers and directors to exculpation, indemnification or advancement of expenses.

In addition, for a period of six years following the consummation of the merger, LabCorp has agreed to cause the surviving corporation to maintain in effect the Company’s directors’ and officers’ insurance policies as of the date of the merger agreement (or policies of at least the same coverage containing terms and conditions no less advantageous to the current and all former directors and officers of the Company) with respect to acts or failures to act prior to the consummation of the merger. The Company may in lieu of the foregoing insurance coverage, following consultation with LabCorp, purchase, prior to the consummation of the merger, a prepaid “tail policy” on terms and conditions (in both amount and scope) providing substantially equivalent benefits, and from a carrier or carriers with comparable credit ratings, as the current directors and officers insurance policy with respect to matters arising on or before the consummation of the merger, covering, without limitation, the transactions contemplated by the merger agreement.

Stockholder Litigation

The Company has agreed to give LabCorp the opportunity to participate in (but not control) the defense or settlement of any securityholder litigation against the Company and/or its directors relating to the merger, subject to a customary joint defense agreement, and no such settlement shall be agreed to without LabCorp’s prior written consent.

Employee Benefit Matters

LabCorp has agreed to credit each employee of the Company and our subsidiaries who continues employment with the Company, LabCorp or its affiliates after consummation of the merger, with his or her years of service (or applicable portion thereof, as the case may be) with the Company, its subsidiaries or any of their ERISA affiliates, and any predecessor entities, to the same extent as such employee was entitled to credit for such service under any Company benefit plan prior to the continuing employee’s commencement of participation in a LabCorp benefit plan, subject to conditions and limitations set forth in the merger agreement. In addition, LabCorp has agreed that continuing employees shall be allowed to participate in LabCorp benefit plans to the same extent as similarly situated employees of LabCorp, other than as prohibited by applicable law, or to the extent prohibited by terms of LabCorp benefit plans that LabCorp does not have the discretion to amend.

LabCorp has agreed to take (or cause to be taken) all actions necessary to credit continuing employees employed in the United States who elect medical coverage under LabCorp’s medical plan with a contribution to their health reimbursement accounts for the plan fiscal year that ends December 31, 2012, with the amount to be determined based on the type of coverage elected according to the following schedule: individual employee—$350; individual employee plus one—$625; family—$950.

The Company has agreed, if requested in writing by LabCorp at least five business days prior to consummation of the merger, to take (or cause to be taken) all actions necessary or appropriate to terminate any Company benefit plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Internal Revenue Code, effective no later than the day immediately preceding the date on which the Company becomes a member of the same controlled group of corporations (as defined in Section 414(b) of the Code) as LabCorp. LabCorp has agreed in connection with the termination of such plans to allow rollover contributions (including outstanding loans) from Company 401(k) plan participants into a similar plan of LabCorp or its affiliates. The Company has also agreed, if requested in writing by LabCorp at least five business days prior to consummation of the merger, to take (or cause to be taken) all actions necessary, including the provision of notice to all insurance carriers and third party administrators (provided that LabCorp has submitted such written request to the Company prior to the date notice is required by such insurance carrier or third party administrator), to terminate other Company benefit plans, including any deferred compensation plans (and any related trust agreements or arrangements) as requested by LabCorp.

Conditions to the Merger

The respective obligations of the Company, LabCorp and Merger Sub to consummate the merger are subject to the satisfaction or waiver of the following conditions:

•	the merger agreement must have been duly adopted by our stockholders;

•	the waiting period (and any extensions thereof) applicable to the consummation of the merger under the HSR Act having expired or been terminated early; and

•

no law, order (whether executive or otherwise), stay, decree, injunction, judgment or ruling (whether temporary, preliminary or permanent) enacted, promulgated, issued, entered, amended or enforced by any governmental authority shall be in effect enjoining, restraining, preventing or prohibiting consummation of the merger or making the consummation of the merger illegal.

The obligations of LabCorp and Merger Sub to effect the merger are also subject to the satisfaction or waiver by LabCorp at or prior to the effective time of the following additional conditions:

•

our representations and warranties with respect to our existence and organization, our corporate power and authority, the identity and ownership of our subsidiaries, the capitalization of the Company, our board of directors approval of the merger agreement and recommendation to our stockholders and the required vote of stockholders to adopt the merger agreement, the truthfulness of our filings with the Securities and Exchange Commission, the fair presentation of our financial statements and certain regulatory and tax matters (i) that are qualified by materiality, Company material adverse effect or a similar qualifier must each be true and correct in all respects, and (ii) that are not so qualified must each be true and correct in all material respects, in each case, as of the date of the merger agreement and as of the closing date (except for representations and warranties made as of a specified date, the accuracy of which will be determined only as of the specified date);

•

our representations and warranties in the merger agreement other than those described in the previous bullet point must be true and correct in all respects as of the date of the merger agreement and the closing date (except for representations and warranties made as of a specified date, the accuracy of which will be determined only as of the specified date), unless breaches of those representations and warranties have not had, and would not be expected to have, a material adverse effect on the Company;

•	we must have performed in all material respects all of our obligations that are to be performed under the merger agreement;

•	we must have delivered to LabCorp a closing certificate with respect to the foregoing conditions relating to representations, warranties, covenants and agreements;

•	no Company material adverse effect shall have arisen or occurred following the execution, delivery and effectiveness of the merger agreement.

Our obligation to effect the merger is subject to the satisfaction or waiver by us at or prior to the effective time of the following additional conditions:

•

the representations and warranties made by LabCorp and Merger Sub in the merger agreement (i) that are qualified by materiality, LabCorp material adverse effect (as defined in the merger agreement) or a similar qualifier must each be true and correct in all respects, and (ii) that are not so qualified must each be true and correct in all material respects, in each case, as of the date of the merger agreement and the closing date (except for representations and warranties made as of a specified date, the accuracy of which will be determined only as of the specified date);

•	LabCorp and Merger Sub shall have performed in all material respects all obligations required to be performed by them under the merger agreement at or prior to the closing date;

•	LabCorp shall have delivered to us a closing certificate with respect to the foregoing conditions relating to representations, warranties, covenants and agreements.

Termination

The merger agreement may be terminated at any time prior to the effective time only as follows:

•	by the mutual written consent of the Company and LabCorp after action by their respective boards of directors;

•	by either us or LabCorp if:

¡

the merger shall not have been consummated on or before December 31, 2012 (but the right to terminate will not be available to a party if the failure to consummate the merger by such date was primarily due to the failure of such party to perform any of its obligations under the merger agreement);

¡

if any law prohibits the merger or if any other law, order (whether executive or otherwise), stay, decree, injunction, judgment or ruling (whether temporary, preliminary or permanent) enacted, promulgated, issued, entered, amended or enforced by any governmental authority shall be in effect enjoining, restraining, preventing or prohibiting consummation of the merger or making the consummation of the merger illegal and shall have become final and nonappealable; or

¡	our stockholders have not adopted the merger agreement at a stockholders meeting (as it may be adjourned or postponed) at which a vote has been taken on the adoption of the merger agreement;

•	by LabCorp, if:

¡

the Company has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure (i) would (if it occurred or was continuing as of the closing date) give rise to the failure of the associated condition to LabCorp or Merger Sub’s obligations to consummate the merger, and (ii) is incapable of being cured, or is not cured, by the Company within 30 calendar days following receipt of written notice from LabCorp of such breach or failure; or

¡	at any time any of the following triggering events has occurred:

¡	the Company’s board of directors shall have effected a board recommendation change;

¡

the Company receives a tender or exchange offer for Company common stock that would, if consummated in accordance with its terms, result in a person becoming a beneficial owner of 20% or more of the outstanding Company stock, and the Company board of directors shall have failed to recommend that the Company stockholders not tender their shares in such tender or exchange offer;

¡

the Company enters into a letter of intent, agreement in principle, memorandum of understanding, merger, acquisition, purchase or joint venture agreement or other agreement relating to any takeover proposal (other than a confidentiality agreement); or

¡

following receipt of a takeover offer or the delivery by the Company to LabCorp of a board recommendation change, the Company’s board of directors fails to publicly reconfirm its recommendation in favor of the merger within 72 hours after receipt of a written request from LabCorp to do so;

•	by the Company if:

¡

LabCorp or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure (i) would (if it occurred or was continuing as of the closing date) give rise to the failure of the associated condition to the Company’s obligation to consummate the merger, and (ii) is incapable of being cured, or is not cured, by LabCorp within 30 calendar days following receipt of written notice from the Company of such breach or failure;

¡	at any time prior to the adoption of the merger agreement by our stockholders, if:

¡

the Company board of directors has issued a board recommendation change in response to a superior takeover proposal, in compliance with the obligations discussed above in “No Solicitation of Takeover Proposals” on page 55;

¡	the Company pays LabCorp the termination fee discussed below in “Termination Fee Payable by the Company” on page 62; and

¡

promptly following termination of the merger agreement by the Company, the Company enters into a definitive agreement to effect the superior takeover proposal or otherwise consummates the superior takeover proposal transaction.

Fees and Expenses

Except as set forth below, all fees and expenses incurred in connection with the merger agreement will be paid by the party or parties incurring the expense whether or not the merger is consummated.

Termination Fee Payable by the Company

We must pay a termination fee to LabCorp under the following circumstances:

•	if the Company has terminated the merger agreement in order to enter into an alternative acquisition agreement with respect to a superior proposal;

•

if LabCorp has terminated the merger agreement because any of the trigger events described above have occurred, or because the Company materially breaches its non-solicitation obligations or its obligations to prepare and file this proxy statement and call the special stockholders meeting required to adopt this merger agreement;

•	in the event that:

¡

(i) prior to the termination of the merger agreement a takeover proposal has been made to the Company or shall have been made directly to the stockholders of the Company generally or shall have otherwise become publicly known or any person has publicly announced an intention to make such a proposal;

¡

(ii) the merger agreement is terminated by the Company or LabCorp pursuant to the termination provisions providing for termination as a result of failure to consummate the merger before December 31, 2012 (but only if a stockholder vote to adopt the merger agreement has not been held), the waiting period under the HSR Act has expired or terminated early, and there are no legal restraints prohibiting consummation of the merger; and

¡

(iii) within twelve months following the termination of the merger agreement the Company enters into an agreement providing for, or consummates, a takeover proposal (whether or not the person making the takeover proposal referenced in (i) above);

•	in the event that:

¡

(i) prior to the termination of the merger agreement a takeover proposal has been made known to the Company or shall have been made directly to the stockholders of the Company generally or any person has publicly announced an intention to make such a proposal, and such proposal or announcement is not publicly and irrevocably withdrawn at least ten business days prior to the special meeting of stockholders to adopt the merger agreement;

¡

(ii) the merger agreement is terminated by Company or LabCorp pursuant to the termination provisions providing for termination as a result of failure of the Company’s stockholders to adopt the merger agreement; and

¡

(iii) within twelve months following the termination of the merger agreement the Company enters into an agreement providing for, or consummates, a takeover proposal (whether or not the person making the takeover proposal referenced in (i) above);

•	in the event that:

¡

(i) prior to the termination of the merger agreement a takeover proposal has been made known to the Company or shall have been made directly to the stockholders of the Company generally or any person has publicly announced an intention to make such a proposal;

¡

(ii) the merger agreement is terminated by LabCorp pursuant to the termination provisions providing for termination as a result of the Company’s breach or failure to perform any of its representations, warranties, covenants or agreements in the merger agreement that are incapable of being cured within thirty days following written notice from LabCorp of such breach or failure (other than a material breach by the Company of its non-solicitation obligations or its obligations to prepare and file this proxy statement and call the special stockholders meeting required to adopt this merger agreement); and

¡

(iii) within twelve months following the termination of the merger agreement the Company enters into an agreement providing for, or consummates, a takeover proposal (whether or not the person making the takeover proposal referenced in (i) above).

The termination fee payable by us shall be $8,200,000. Payment of the termination fee is LabCorp’s and Merger Sub’s exclusive remedy for any termination of the merger agreement under circumstances where the termination fee is payable.

Company Expense Reimbursement

If LabCorp or the Company terminates the merger agreement because the merger has not been consummated by December 31, 2012, as a result of the failure to obtain anti-trust approval under the HSR Act, and the failure to obtain such anti-trust approval was not primarily the result of the Company’s breach of obligations under the merger agreement, then LabCorp will reimburse the Company no later than two business days after such termination, for the Company’s reasonable out-of-pocket expenses in connection with the merger agreement and the transactions contemplated by the merger agreement in an amount not to exceed $750,000. Payment for reimbursed expenses is the Company’s exclusive remedy for any termination under the circumstances described in this paragraph.

Amendment or Supplement

At any time prior to the effective time of the merger, the merger agreement may be amended or supplemented in any and all respects, whether before or after receipt of the approval by the Company’s stockholders, by written agreement of the parties to the merger agreement, by action taken by the parties’ respective boards of directors, provided that following the adoption of the merger agreement by the stockholders of the Company, there shall be no amendment or change to the provisions of the merger agreement which by law would require further approval by the stockholders of the Company.

MARKET PRICE OF COMMON STOCK

The Company’s common stock is listed for trading on Nasdaq under the symbol “MTOX.” The number of registered stockholders of record of the Company’s common stock as of June 1, 2012 was 837. The table below shows, for the periods indicated, the high and low trading price per share of the common stock, as reported by Nasdaq. Since January 1, 2011, the Company has not declared or paid dividends or made any distribution on any of its capital stock.

	Common Stock Price
	High	Low
Fiscal Year ending December 31, 2009
Quarter ended March 31	$8.20	$5.95
Quarter ended June 30	$10.30	$5.98
Quarter ended September 30	$10.19	$8.25
Quarter ended December 31	$10.25	$7.30
Fiscal Year ending December 31, 2010
Quarter ended March 31	$10.25	$7.01
Quarter ended June 30	$13.28	$9.53
Quarter ended September 30	$12.75	$10.80
Quarter ended December 31	$13.37	$10.90
Fiscal Year ending December 31, 2011
Quarter ended March 31	$16.62	$12.60
Quarter ended June 30	$18.21	$14.94
Quarter ended September 30	$19.21	$11.64
Quarter ended December 31	$15.42	$12.23
Fiscal Year ending December 31, 2012
Quarter ended March 31	$17.50	$14.27
Quarter ended June 30 (through June 26, 2012)	$26.94	$16.75

The closing price of the common stock on Nasdaq on June 1, 2012, the last trading day prior to the public announcement of the execution of the merger agreement, was $19.70 per share of common stock. On June 26, 2012, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for the common stock on Nasdaq was $26.85 per share of common stock. You are encouraged to obtain current market quotations for common stock in connection with voting your shares of common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table on page 65 shows information regarding the number of shares of common stock “beneficially owned” by each of our directors and each of our named executive officers, consisting of Richard J. Braun, B. Mitchell Owens, Susan E. Puskas, James A. Schoonover, and Kevin J. Wiersma, all of our current directors and executive officers as a group, and each person known to be a beneficial owner of more than five percent of our outstanding stock. “Beneficial ownership” includes shares of common stock that a stockholder has the power to vote or the power to transfer, and also includes common stock options that were either exercisable at the specified date or will become exercisable within 60 days thereafter. Unless otherwise indicated in the footnotes, this information is presented as of June 22, 2012, the most recent practicable date prior to the filing of this proxy statement. Percentages are based upon the number of shares of common stock outstanding at June 22, 2012, plus the number of shares of common stock that the indicated person or group had a right to acquire within 60 days after such date.

The table reflects information provided by the directors, executive officers and beneficial owners of more than five percent of our outstanding common stock. Unless otherwise stated, the indicated persons have sole voting and investment power over the shares listed, and the beneficial ownership of the person or group does not exceed one percent of the outstanding common stock. Share figures have been rounded down to whole shares.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Common Stock Outstanding

5% Stockholders:

Kopp Investment Advisors, LLC** 8400 Normandale Lake Boulevard Suite 1450 Bloomington, Minnesota 55437.	794,464	(2)	8.89%

Mairs and Power, Inc.** 332 Minnesota Street W-1520 First National Bank Building St. Paul, MN 55101	580,605	(3)	6.49%

Riverbridge Partners, LLC** 801 Nicollet Mall Suite 600 Minneapolis, MN 55402	555,133	(4)	6.21%

BlackRock Inc.** 40 East 52nd Street New York, NY 10022	539,088	(5)	6.03%

Wasatch Advisors, Inc.** 150 Social Hall Avenue Salt Lake City, UT 84111	516,874	(6)	5.78%

Directors and Executive Officers:

Directors
Richard J. Braun	370,680	(7)	4.11%
Brian P. Johnson	60,884	(8)	*
Robert J. Marzec	33,653	(9)	*
Samuel C. Powell, Ph.D.	330,940	(10)	3.67%
Robert A. Rudell	62,566	(11)	*

Named Executive Officers (excluding Mr. Braun)
B. Mitchell Owens	146,406	(12)	1.61%
Susan E. Puskas	116,357	(13)	1.28%
James A. Schoonover	142,325	(14)	1.57%
Kevin J. Wiersma	131,917	(15)	1.46%

All Directors and Executive Officers as a Group (10 persons)	1,400,885	(16)	15.23%

*	Represents less than one percent of the outstanding shares of our common stock.

**	As of December 31, 2011.

(1)

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or dispositive power with respect to those securities. In addition, the rules require us to include shares of common stock issuable upon the exercise of stock options that are either immediately exercisable or exercisable within 60 days of June 1, 2012. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, we believe that the persons or entities identified in this table have sole voting and dispositive power with respect to all shares shown as beneficially owned by them.

The business address for each of the Company’s directors and named executive officers is in care of MEDTOX Scientific, Inc., 402 West County Road D, St. Paul, MN 55112.

(2)	Kopp Investment Advisors, LLC filed a Schedule 13G/A on January 6, 2012, on behalf of itself, Kopp Holding Company, LLC, and LeRoy C. Kopp, disclosing that it has shared voting power and shared dispositive power with respect to 736,684 and 794,464 shares of common stock, respectively. Kopp Investment Advisors, LLC is an investment advisor and is wholly-owned by Kopp Holding Company, LLC, which is controlled by Mr. Kopp.

(3)	Mairs and Power, Inc. filed a Schedule 13G/A on February 10, 2012, disclosing that it has sole power to vote and sole dispositive power with respect to 533,100 and 580,605 shares of common stock, respectively. Mairs and Power, Inc. is an investment advisor.

(4)	Riverbridge Partners, LLC filed a Schedule 13G/A on February 6, 2012, disclosing that it has sole power to vote and sole dispositive power with respect to 401,524 and 555,133 shares of common stock, respectively. Riverbridge Partners, LLC is an investment advisor.

(5)	BlackRock Inc. filed a Schedule 13G on February 9, 2012, disclosing that it has sole power to vote and sole dispositive power with respect to 539,088 shares of common stock. BlackRock Inc. is an investment advisor.

(6)	Wasatch Advisors, Inc. filed a Schedule 13G on February 14, 2012, disclosing that it has sole power to vote and sole dispositive power with respect to 516,874 shares of common stock. Wasatch Advisors, Inc. is an investment advisor.

(7)	Does not include 125,147 shares allocated to the participant under the LTIP and 26,293 shares allocated to the participant under the SERP for which Mr. Braun does not have the power to vote or dispose of the shares.

(8)	Does not include 6,657 shares allocated to the participant under the LTIP for which Mr. Johnson does not have the power to vote or dispose of the shares.

(9)	Does not include 10,807 shares allocated to the participant under the LTIP for which Mr. Marzec does not have the power to vote or dispose of the shares.

(10)	Does not include 4,426 shares allocated to the participant under the LTIP for which Mr. Powell does not have the power to vote or dispose of the shares.

(11)	Does not include 5,689 shares allocated to the participant under the LTIP for which Mr. Rudell does not have the power to vote or dispose of the shares.

(12)	Includes 45,000 shares of common stock issuable upon the exercise of stock options held by Mr. Owens. Does not include 29,317 shares allocated to the participant under the LTIP and 4,653 shares allocated to the participant under the SERP for which Mr. Owens does not have the power to vote or dispose of the shares.

(13)	Includes 45,000 shares of common stock issuable upon the exercise of stock options held by Ms. Puskas. Does not include 30,045 shares allocated to the participant under the LTIP and 4,653 shares allocated to the participant under the SERP for which Ms. Puskas does not have the power to vote or dispose of the shares.

(14)	Includes 45,000 shares of common stock issuable upon the exercise of stock options held by Mr. Schoonover. Does not include 30,045 shares allocated to the participant under the LTIP and 4,653 shares allocated to the participant under the SERP for which Mr. Schoonover does not have the power to vote or dispose of the shares.

(15)	Includes 45,000 shares of common stock issuable upon the exercise of stock options held by Mr. Wiersma. Does not include 30,045 shares allocated to the participant under the LTIP and 4,165 shares allocated to the participant under the SERP for which Mr. Wiersma does not have the power to vote or dispose of the shares.

(16)	Includes 180,000 shares of common stock issuable upon the exercise of stock options. Does not include 272,178 shares allocated to the participants under the LTIP and 44,417 shares allocated to the participants under the SERP for which the participants do not have the power to vote or dispose of the shares.

APPRAISAL RIGHTS

Under the DGCL, if you do not wish to accept the per share merger consideration provided for in the merger agreement, you have the right to seek appraisal of your shares of common stock and to receive payment in cash for the fair value of your common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value. The “fair value” of your shares of common stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the $27.00 per share that you are otherwise entitled to receive under the terms of the merger agreement. These rights are known as appraisal rights. The Company’s stockholders who elect to exercise appraisal rights must not vote in favor of the proposal to adopt the merger agreement and must comply with the provisions of Section 262 of the DGCL, which we refer to as Section 262, in order to perfect their rights. Strict compliance with the statutory procedures in Section 262 is required. Failure to follow precisely any of the statutory requirements will result in the loss of your appraisal rights.

This section is intended as a brief summary of the material provisions of the Delaware statutory procedures that a stockholder must follow in order to seek and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements, and it is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex C to this proxy statement. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262.

Section 262 requires that where a merger agreement is to be submitted for adoption at a meeting of stockholders, the stockholders be notified that appraisal rights will be available not less than twenty days before the meeting to vote on the merger. A copy of Section 262 must be included with such notice. This proxy statement constitutes the Company’s notice to our stockholders that appraisal rights are available in connection with the merger, in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex C. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your shares of common stock, you must satisfy each of the following conditions:

You must deliver to the Company a written demand for appraisal of your shares of common stock before the vote is taken on the proposal to adopt the merger agreement, which must reasonably inform us of the identity of the holder of record of the common stock who intends to demand appraisal of his, her or its shares of common stock; and you must not vote in favor of or submit a proxy in favor of the proposal to adopt the merger agreement. Please note that a vote against the proposal to adopt the merger agreement is not sufficient notice to the Company that you are exercising your appraisal rights.

If you fail to comply with either of these conditions and the merger is completed, you will be entitled to receive payment for your shares of the common stock as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares of the common stock. A holder of shares of common stock wishing to exercise appraisal rights must hold of record the shares of common stock on the date the written demand for appraisal is made and must continue to hold the shares of common stock of record through the effective time, because appraisal rights will be lost if the shares of common stock are transferred prior to the effective time. Voting against or failing to vote for the proposal to adopt the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the merger agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must either submit a proxy containing instructions to vote against the proposal to adopt the merger agreement or abstain from voting on the proposal to adopt the merger agreement. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the merger agreement.

All demands for appraisal should be addressed to MEDTOX Scientific, Inc., 402 West County Road D, St. Paul, MN 55112, and must be delivered before the vote is taken on the proposal to adopt the merger agreement at the special meeting, and should be executed by, or on behalf of, the record holder of the shares of common stock. The demand must reasonably inform the Company of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares of common stock.

To be effective, a demand for appraisal by a stockholder must be made by, or in the name of, the stockholder of record, fully and correctly, as the stockholder’s name appears on the stockholder’s stock certificate(s) or in the transfer agent’s records, in the case of uncertificated shares. The demand cannot be made by the beneficial owner if he, she or it does not also hold the shares of common stock of record. The beneficial holder must, in such cases, have the stockholder of record, such as a broker or other nominee, submit the required demand in respect of those shares of common stock. If you hold your shares of common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

If shares of common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity. If the shares of common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares of common stock as a nominee for others, may exercise his, her or its right of appraisal with respect to the shares of common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of common stock as to which appraisal is sought. Where no number of shares of common stock is expressly mentioned, the demand will be presumed to cover all shares of common stock held in the name of the record owner.

Within ten days after the effective time, the surviving corporation in the merger must give notice of the date that the merger has become effective to each of the Company’s stockholders who has properly filed a written demand for appraisal and who did not vote in favor of the proposal to adopt the merger agreement. At any time within sixty days after the effective time, any stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand and accept the cash payment specified by the merger agreement for that stockholder’s shares of common stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than sixty days after the effective time will require written approval of the surviving corporation. Unless the demand is properly withdrawn by the stockholder within sixty days after the effective date of the merger, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Delaware Court of Chancery deems just. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration offered pursuant to the merger agreement.

Within one hundred twenty days after the effective time, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of common stock held by all stockholders entitled to appraisal. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the surviving corporation. The surviving corporation has no obligation to file such a petition, and holders should not assume that the surviving corporation will file a petition. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previous written demand for appraisal. In addition, within one hundred twenty days after the effective time, any stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement, upon written request, will be entitled to receive from the surviving corporation, a statement setting forth the aggregate number of shares of common stock not voted in favor of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within ten days after such written request has been received by the surviving corporation. A person who is the beneficial owner of shares of the common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the surviving corporation such statement.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, then the surviving corporation will be obligated, within twenty days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of common stock and with whom agreements as to the value of their shares of common stock have not been reached. After notice to stockholders who have demanded appraisal, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided by Section 262. The Delaware Court of Chancery may require stockholders who have demanded an appraisal of their shares of common stock to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of the common stock, the Delaware Court of Chancery will appraise the shares of common stock, determining their fair value as of the effective time after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the value is determined, the Delaware Court of Chancery will direct the payment of such value upon surrender by those stockholders of the certificates representing their shares of common stock. Unless the Delaware Court of Chancery in its discretion determines otherwise for, good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment.

You should be aware that an investment banking opinion as to fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, is not an opinion as to, and does not in any manner address, fair value under Section 262. Although we believe that the per share merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the per share merger consideration. Moreover, we reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of common stock is less than the per share merger consideration. In determining “fair value”, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery, as it deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of common stock entitled to appraisal. Any stockholder who demanded appraisal rights will not, after the effective time, be entitled to vote shares of common stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of common stock, other than with respect to payment as of a record date prior to the effective time. However, if no petition for appraisal is filed within one hundred twenty days after the effective time, or if the stockholder otherwise fails to perfect, successfully withdraws or loses such stockholder’s right to appraisal, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the $27.00 per share cash payment (without interest) for his, her or its shares of the common stock pursuant to the merger agreement.

In view of the complexity of Section 262 of the DGCL, the Company’s stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

DELISTING AND DEREGISTRATION OF COMMON STOCK

If the merger is completed, the common stock will be delisted from Nasdaq and deregistered under the Exchange Act and we will no longer file reports with the SEC on account of the common stock.

STOCKHOLDER PROPOSALS

If the merger is completed, we will not have public stockholders and there will be no public participation in any future meeting of stockholders. If the merger is not completed prior to such time as we would be required under the DGCL to hold an annual meeting of stockholders in 2013, we would hold a 2013 annual meeting of stockholders. Any stockholder nominations or proposals for other business intended to be presented at our next annual meeting must be submitted to us as set forth below.

A stockholder may submit a proposal for inclusion in our proxy statement and related form of proxy for our annual meeting of stockholders in 2013 provided such proposal is received at our principal executive offices located at 402 West County Road D, St. Paul, Minnesota 55112, not later than December 13, 2012, and is in compliance with applicable SEC regulations.

Under the terms of our bylaws, any stockholder who is entitled to vote for the election of directors at a meeting of stockholders may submit a nominee for election to the board of directors of the Company at an annual meeting of stockholders, and any stockholder may have other business brought before an annual meeting of stockholders, provided such stockholder delivers timely and proper notice to our Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices not fewer than 60 nor more than 90 days prior to the date of the annual meeting, unless we provide fewer than 70 days’ notice or other announcement of the date of the annual meeting in which case notice by the stockholder must be received not later than the close of business on the 10th day following the day on which notice of the annual meeting date is mailed or announced, whichever occurs first.

With respect to the nomination of directors, to be in proper form, a stockholder’s notice to our Secretary must set forth the items specified in the bylaws for each person whom the stockholder proposes to nominate as a director, including: (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of our shares, if any, beneficially owned by such person; and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors under Regulation 14A under the Exchange Act (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected). With respect to other business, to be in proper form, a stockholder’s notice to our Secretary must set forth the items specified in the bylaws for each matter the stockholder proposes to bring before the annual meeting, including: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; and (ii) any material interest of the stockholder in such business. In addition, the stockholder’s notice in each case must set forth the items specified in the bylaws with respect to the stockholder giving the notice, specifically: (i) the name and address of the stockholder; and (ii) the class and number of our shares beneficially owned by the stockholder.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the investor relations portion of our corporate website at www.medtox.com. Our website address is provided as an inactive textual reference only. The information provided on our website, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement, and therefore is not incorporated herein by reference.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (filed with the SEC on March 8, 2012);

•	Quarterly Report filed on Form l0-Q for the fiscal quarter ended March 31, 2012 (filed with the SEC on April 26, 2012);

•	Current Reports filed on Form 8-K filed with the SEC on May 24, 2012 and June 4, 2012; and

•	Definitive Proxy Statement for our 2012 Annual Meeting filed with the SEC on April 2, 2012.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by contacting MEDTOX Scientific, Inc., Attention: Investor Relations, 402 West County Road D, St. Paul, MN 55112.

The documents may also be obtained from Company’s Investors page on its corporate website at http://www.medtox.com; or from our proxy solicitor, Phoenix Advisory Partners, who may be contacted by banks and brokers at 212-493-3910 and by all others toll-free at 877-478-5038; or from the SEC through the SEC website at www.sec.gov. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

HOUSEHOLDING

The rules of the SEC allow delivery of a single proxy statement and annual report to households at which two or more stockholders reside. Accordingly, stockholders sharing an address who have been previously notified by their broker or its intermediary will receive only one copy of the proxy statement and annual report, unless the stockholder has provided contrary instructions. Individual proxy cards or voting instruction forms (or electronic voting facilities) will, however, continue to be provided for each stockholder account. This procedure, referred to as “householding”, reduces the volume of duplicate information you receive, as well as our expenses. If your family has multiple accounts, you may have received a householding notification from your broker earlier this year and, consequently, you may receive only one proxy statement and annual report. If you prefer to receive separate copies of our proxy statement or annual report, either now or in the future, we will promptly deliver, upon your written or oral request, a separate copy of the proxy statement or annual report, as requested, to any stockholder at your address to which a single copy was delivered. Notice should be given to us by mail at 402 West County Road D, St. Paul, Minnesota 55112, Attention: Secretary, or by telephone at (651) 636-7466. If you are currently a stockholder sharing an address with another stockholder and wish to have only one proxy statement and annual report delivered to the household in the future, please contact us at the same address or telephone number.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JUNE 27, 2012. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

AGREEMENT AND PLAN OF MERGER

Dated as of June 3, 2012

among

Laboratory Corporation of America Holdings,

Mercer Acquisition Corp.

and

MEDTOX Scientific, Inc.

A-i

EXHIBITS

Exhibit A – Form of Certificate of Incorporation of Surviving Corporation

A-ii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of June 3, 2012 (this “Agreement”), is among Laboratory Corporation of America Holdings, a Delaware corporation (“Parent”), Mercer Acquisition Corp., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and MEDTOX Scientific, Inc., a Delaware corporation (the “Company”). Certain terms used in this Agreement are used as defined in Section 8.11.

WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved this Agreement and the merger of Merger Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, pursuant to the Merger, shares of the Company’s common stock, par value $0.15 per share (“Company Common Stock”) shall be, except as otherwise provided herein, converted into the right to receive the Merger Consideration (as defined herein) in the manner and on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I THE MERGER

Section 1.1 The Merger.

Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”) and shall continue its existence under the DGCL as a wholly-owned Subsidiary of Parent.

Section 1.2 Closing.

Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement abandoned pursuant to the provisions of Article VII, the closing of the Merger (the “Closing”) shall take place at 10:00 a.m. (New York City time) on a date to be specified by the parties (the “Closing Date”), which date shall be no later than the third business day after satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), at the offices of Hogan Lovells US LLP, 875 Third Avenue, New York, NY 10022, unless another time, date or place is agreed to in writing by the parties hereto.

Section 1.3 Effective Time.

Subject to the provisions of this Agreement, as soon as practicable on the Closing Date the parties shall file with the Secretary of State of the State of Delaware a certificate of merger (the “Certificate of Merger”) satisfying the applicable requirements of the DGCL and duly executed in accordance with the relevant provisions of the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger or at such later time as is agreed to by the parties hereto and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).

Section 1.4 Effects of the Merger.

The Merger shall have the effects set forth in applicable provisions of Delaware law and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of the Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

Section 1.5 Certificate of Incorporation and Bylaws of the Surviving Corporation.

(a) Subject to Section 5.7(b), at the Effective Time the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended in the Merger to be in the form of Exhibit A hereto and, as so amended, such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

(b) Subject to Section 5.7(b), at the Effective Time the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

Section 1.6 Directors and Officers of the Surviving Corporation.

Each of the parties hereto shall take all necessary action to cause the directors and officers of Merger Sub immediately prior to the Effective Time to be the directors and officers of the Surviving Corporation immediately following the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

Section 1.7 Subsequent Actions.

If at any time after the Effective Time the Surviving Corporation shall determine, in its sole discretion, or shall be advised, that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

ARTICLE II EFFECT OF THE MERGER ON THE CAPITAL STOCK; EXCHANGE

OF CERTIFICATES; COMPANY EQUITY AWARDS

Section 2.1 Effect on Capital Stock.

At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder of any shares of Company Common Stock (“Shares”) or of any shares of capital stock of Merger Sub:

(a) Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall be automatically converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

(b) Cancellation of Company and Parent-Owned Stock. Any Shares that are owned by the Company or owned by any direct or indirect wholly-owned Subsidiary of the Company immediately prior to the Effective

Time (excluding any Shares held in the rabbi trusts established for the Deferred Compensation Plans, which shall instead be converted into the right to receive the Merger Consideration (defined below) in accordance with Section 2.1(c)), and any Shares owned by Parent, Merger Sub or any other direct or indirect wholly-owned Subsidiary of Parent immediately prior to the Effective Time, shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.

(c) Conversion of Company Common Stock. Each issued and outstanding Share (other than Shares to be canceled in accordance with Section 2.1(b) and Dissenting Shares) shall be automatically converted into the right to receive an amount in cash, without interest, equal to $27.00 (the “Merger Consideration”). The Shares that are so converted into the right to receive the Merger Consideration pursuant to this Section 2.1(c) are referred to herein as the “Merger Shares.”

(d) Adjustment to Merger Consideration. The Merger Consideration shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

(e) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and which are held by a stockholder who did not vote in favor of the Merger (or consent thereto in writing or who otherwise did not validly waive their right to appraisal) and who is entitled to demand and properly demands appraisal of such Shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (the “Dissenting Stockholders”), shall not be converted into or be exchangeable for the right to receive the Merger Consideration (the “Dissenting Shares”), but instead such holder shall be entitled to payment of the fair value of such Shares in accordance with the provisions of Section 262 of the DGCL (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost rights to appraisal under the DGCL. If any Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such stockholder’s Shares shall thereupon be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration for each such Share, in accordance with Section 2.1(c), without any interest thereon. The Company shall give Parent (i) prompt notice of any written demands for appraisal of any Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders’ rights of appraisal, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment or waive any failure by a stockholder to timely comply with the requirements of the DGCL to perfect or demand appraisal rights. Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 2.2 to pay for Shares for which appraisal rights have been perfected shall be returned to Parent upon demand.

Section 2.2 Exchange of Certificates.

(a) Paying Agent. Prior to the Effective Time, Parent shall designate a bank or trust company to act as paying agent in connection with the Merger (the “Paying Agent”). Promptly after the Effective Time, Parent shall deposit the aggregate Merger Consideration to which holders of Merger Shares shall become entitled pursuant to Section 2.1(c) with the Paying Agent, for the benefit of the holders of the Merger Shares outstanding immediately prior to the Effective Time. Such funds may be invested by the Paying Agent as directed by Parent or the Surviving Corporation; provided, that (i) no such investment gains or losses thereon shall affect the Merger Consideration payable to the holders of Shares and following any losses that result in the amount of funds in the

Payment Fund being insufficient to pay the portion of the aggregate Merger Consideration that remains unpaid, Parent shall promptly provide additional funds to the Paying Agent for the benefit of the former stockholders of the Company to the extent of such insufficiency and (ii) such investments shall be in obligations of, or guaranteed by, the United States of America. The Payment Fund shall not be used for any other purpose, except as provided in this Agreement.

(b) Payment Procedures. Promptly after the Effective Time but in any event no later than five business days after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a Merger Share (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates representing the Merger Shares (the “Certificates”) and to any uncertificated Merger Shares held in book-entry form (“Uncertificated Shares”) shall pass, only upon delivery of the Certificates or transfer of the Uncertificated Shares to the Paying Agent, and which shall be in such form and shall have such other provisions as is customary) and (ii) instructions for use in effecting the surrender of the Certificates or transfer of the Uncertificated Shares in exchange for payment of the Merger Consideration. Upon (i) surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions (and such other customary documents as may reasonably be required by the Paying Agent), or (ii) receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may require) in the case of book-entry transfer of Uncertificated Shares, the holder of such Certificate or Uncertificated Shares shall be entitled to receive promptly in exchange therefor the Merger Consideration, without interest, for each Merger Share formerly represented by such Certificate or Uncertificated Share, and the Certificate or Uncertificated Share so surrendered or transferred shall forthwith be canceled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate or transferred Uncertificated Shares is registered, it shall be a condition of payment that (x) the Certificate so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Shares shall be properly transferred and (y) the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration in respect thereof or shall have established to the reasonable satisfaction of the Surviving Corporation that such Tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate or Uncertificated Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Article II, without interest. If payment of the Merger Consideration is to be made to the trustee of the rabbi trusts established for the Deferred Compensation Plans, the trustee shall promptly distribute the Merger Consideration in accordance with the terms of the Deferred Compensation Plans and applicable trust agreements. Notwithstanding the foregoing, as to holders of Restricted Stock, Parent shall cause the Paying Agent to distribute the Merger Consideration allocable to such shares of Restricted Stock to the Company for payment as Adjusted Award Consideration pursuant to Section 2.3(c).

(c) Transfer Books; No Further Ownership Rights in Company Capital Stock. The Merger Consideration paid in respect of the Merger Shares upon the surrender for exchange of Certificates or transfer of Uncertificated Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Merger Shares previously represented by such Certificates or Uncertificated Shares, and at the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Merger Shares shall cease to have any rights with respect to such Shares, except the right to receive the Merger Consideration to be paid in consideration therefor, without interest, upon compliance with the provisions of Section 2.2(b) or as otherwise provided by applicable Law. Subject to the last sentence of Section 2.2(e), if, at any time after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

(d) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such Person of a bond, in such customary amount and upon such customary terms as Parent or the Paying Agent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration to be paid in respect of the Merger Shares formerly represented by such Certificate, as contemplated by this Article II.

(e) Termination of Fund. At any time following 12 months after the Closing Date, Parent shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) that had been made available to the Paying Agent and which have not been disbursed to holders of Merger Shares, and thereafter such holders shall be entitled to look only to Parent (subject to abandoned property, escheat or other similar laws) as general creditors thereof with respect to the payment of any Merger Consideration that may be payable upon surrender of any Certificates or transfer of any Uncertificated Shares held by such holders, as determined pursuant to this Agreement, without any interest thereon. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

(f) No Liability. Notwithstanding any provision of this Agreement to the contrary, none of the parties hereto, the Surviving Corporation or the Paying Agent shall be liable to any Person for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g) Withholding Taxes. Parent, the Surviving Corporation and the Paying Agent, as the case may be, shall be entitled to deduct and withhold from the Merger Consideration, the Stock Option Payments and the Adjusted Award Consideration otherwise payable to a holder of Merger Shares, Options or a Restricted Stock Award, as applicable, pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”), or under any provision of state, local or foreign tax Law. To the extent amounts are so withheld, (i) Parent, the Surviving Corporation or the Paying Agent, as the case may be, shall remit such withheld amounts to the applicable Governmental Authority, and (ii) the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 2.3 Company Stock Options; Restricted Stock.

(a) Prior to the Effective Time, the Company shall take all actions necessary to provide that (i) each Option outstanding as of the Closing Date shall be fully vested and exercisable prior to the Effective Time and (ii) each Option outstanding under the Company Stock Plans immediately prior to the Effective Time shall be canceled and terminated and of no further force or effect as of the Effective Time and, unless exercised prior to the Effective Time, shall, to the extent the exercise price thereof is less than the Merger Consideration, instead represent solely the right to receive from the Company payment in cash (subject to any applicable withholding or other Taxes required by applicable Law to be withheld in accordance with Section 2.2(g)) of an amount equal to the product of (A) the total number of shares of Company Common Stock subject to such Option and (B) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock subject to such Option (each such amount payable hereunder, if any, or any other amount paid in respect of an Option, a “Stock Option Payment”). The Company shall pay the Stock Option Payments, if any, promptly following the Effective Time to the persons entitled thereto in accordance with the Company’s standard payroll practices.

(b) Prior to the Effective Time, the Company shall take all actions necessary to provide holders of Options with written notice that (i) their Options may be fully exercised prior to the Effective Time and (ii) as of the Effective Time, all Options shall be canceled and terminated and of no further force or effect as described in Section 2.3(a).

(c) Prior to the Effective Time, the Company Board of Directors (or, if appropriate or required, any committee of the Company Board of Directors administering the 2010 Stock Incentive Plan) will adopt such resolutions and the Company shall take all such other actions as may be required to adjust the terms of all outstanding awards of Restricted Stock (each, a “Restricted Stock Award”) to provide that, at the Effective Time, each Restricted Stock Award outstanding immediately prior to the Effective Time will be deemed to instead constitute an award of the Merger Consideration per Share (the “Adjusted Award Consideration”) with respect to each Share of Restricted Stock formerly represented by such Restricted Stock Award; provided, that all other terms and conditions applicable to such Restricted Stock Award shall remain the same following the Effective Time (other than for such ministerial changes as necessary to administer the Restricted Stock Award as an award of the Adjusted Award Consideration), such that following the Effective Time, the Adjusted Award Consideration shall remain subject to the same vesting, forfeiture and other restrictions as applied to the Restricted Stock awarded under the Restricted Stock Award prior to such adjustment.

(d) Prior to the Effective Time, the Company shall take all actions necessary (i) to terminate the Equity Compensation Plan effective at or prior to the Effective Time, (ii) to terminate the 2010 Stock Incentive Plan effective at or prior to the Effective Time as to any future grant of any equity awards, and (iii) to terminate all other Company Stock Plans effective at or prior to the Effective Time that have not previously been terminated.

(e) Without limiting the foregoing, the Company shall take all actions necessary to ensure that the Company shall not, at the Effective Time, be bound by any options, stock appreciation rights, or other rights or agreements which would entitle any Person, other than Parent and Merger Sub, to own any capital stock of the Surviving Corporation or to receive any payment in respect thereof other than (1) the Stock Option Payment, if any, as described in Section 2.3(a), (2) the Adjusted Award Consideration, if any, payable in respect of any Restricted Stock Award, as described in Section 2.3(c), or (3) any Dissenting Stockholder’s, if any, right to receive payment of the fair value of Dissenting Shares, as described in Section 2.1(e).

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Merger Sub as follows, except as set forth in (i) the disclosure schedule, with specific reference to the Section or subsection of this Agreement to which the information stated in such disclosure relates (it being agreed that disclosure of any information in a particular section or subsection of the Company Disclosure Schedule shall be disclosed with respect to any other section or subsection of this Agreement to the extent such disclosure is accompanied by an appropriate cross reference to such other section or subsection), delivered by the Company to Parent simultaneously with the execution of this Agreement and signed by an authorized officer of the Company solely in his or her capacity as an officer of the Company (the “Company Disclosure Schedule”) and (ii) the Company SEC Documents filed with the SEC since January 1, 2012 and prior to June 3, 2012 and publicly available on the Securities and Exchange Commission’s (the “SEC”) EDGAR system (the “Recent SEC Documents”), (but only as and to the extent specifically set forth on the face thereof (and not incorporated by reference therein) and excluding (A) any disclosure that constitutes a “risk factor,” including disclosures contained in the “Risk Factors” sections of such Recent SEC Documents, that relates to forward-looking statements to the extent they are cautionary, predictive or forward-looking in nature, including disclosures contained in the “Forward-Looking Statements” sections of such Recent SEC Documents, or any disclosures referred to in the “Unresolved Staff Comments” sections of such Recent SEC Documents and (B) any documents filed as exhibits to such Recent SEC Documents to the extent the information is only set forth in such exhibits); provided that the foregoing exception in clause (ii) shall not apply to the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.4, 3.18, 3.19 and 3.20.

Section 3.1 Organization, Standing and Corporate Power.

(a) Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each of the Company and its Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, does not have and would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, a “Company Material Adverse Effect” shall mean any event, circumstance, change, occurrence or effect that (i) is materially adverse to, or has a material adverse effect on, the business, properties, financial condition or results of operations of the Company and its Subsidiaries taken as a whole; or (ii) prevents or materially adversely affects the Company’s ability to perform its obligations under this Agreement or to consummate the Transactions, excluding any such event, circumstance, change, occurrence or effect arising out of, resulting from or attributable to: (A) acts of war or major armed hostilities, sabotage, or terrorism or any escalation or worsening of any acts of war, major armed hostilities, sabotage or terrorism; (B) compliance with the terms of, or the taking of any action required by, this Agreement; (C) changes in Laws (other than changes that have a disproportionate adverse impact on the Company and its Subsidiaries taken as a whole compared to other businesses competing in the industries in which the Company and its subsidiaries do business) or GAAP (or any interpretation thereof); (D) any change in the price or trading volume of the Company Common Stock in and of itself (it being understood that the circumstances underlying such change may be deemed to constitute, or may be taken into account in determining whether there has been, a Company Material Adverse Effect); (E) any change in any analyst rating of the Company in and of itself (it being understood that the circumstances underlying such change may be deemed to constitute, or may be taken into account in determining whether there has been, a Company Material Adverse Effect); (F) the announcement of the Transactions or the taking of any action pursuant to this Agreement or otherwise with the express written consent of Parent, including the impact thereof on the relationships of the Company or its Subsidiaries with customers, suppliers, distributors, consultants, employees or independent contractors or any other Person with whom the Company or its Subsidiaries has any relationship; (G) changes generally affecting the industries in which the Company and its Subsidiaries operate, other than changes that have a disproportionate adverse impact on the Company and its Subsidiaries taken as a whole compared to other businesses competing in such industries; (H) any change generally affecting the economy, financial or securities markets or political or economic conditions, or regulatory conditions (other than changes in regulatory conditions that have a disproportionate adverse impact on the Company and its Subsidiaries taken as a whole compared to other businesses competing in the industries in which the Company and its Subsidiaries conduct business) in any geographic region in which the Company and its Subsidiaries conduct business (it being understood that the circumstances underlying such change may be deemed to constitute, or may be taken into account in determining whether there has been, a Company Material Adverse Effect); (I) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, or predictions of revenue, earnings or other financial measure (it being understood that the circumstances underlying such failure may be deemed to constitute, or may be taken into account in determining whether there has been, a Company Material Adverse Effect) and (J) the Company’s operations in the ordinary and usual course of business in compliance with Section 5.1.

(b) Section 3.1(b) of the Company Disclosure Schedule lists all Subsidiaries of the Company together with the jurisdiction of organization of each such Subsidiary. All the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable (to the extent such concepts are applicable) and are owned directly or indirectly by the Company free and clear of all liens, pledges, charges, mortgages, encumbrances, adverse rights or claims and security interests of any kind or nature whatsoever (including any restriction on the right to vote or transfer the same, except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and the “blue sky” laws of the various States of the United States (collectively, “Liens”)). As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any notice or claim, written or oral, challenging the Company’s ownership of the Subsidiaries set forth on Section 3.1(b) of the Company Disclosure Schedule, or claiming any ownership interest in such Subsidiaries. The books and records of the Company and its Subsidiaries do not contain any instrument, certificate, agreement or other document that is inconsistent with, or that would reasonably tend to call into question, the ownership by the Company, either directly or indirectly, of all of the outstanding shares of capital stock of, or other equity interests in, each Subsidiary set forth on Section 3.1(b) of the Company Disclosure Schedule. Except as set forth in Section 3.1(b) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock, voting securities or equity interests in any Person.

(c) The Company has delivered or made available to Parent correct and complete copies of its certificate of incorporation and bylaws, as amended (the “Company Charter Documents”), and correct and complete copies of the certificates of incorporation and bylaws (or comparable organizational documents) of each of its Subsidiaries (the “Subsidiary Organizational Documents”), in each case as amended to the date of this Agreement. All such Company Charter Documents and Subsidiary Organizational Documents are in full force and effect and neither the Company nor any of its Subsidiaries is in violation of any of their respective provisions in any material respect.

Section 3.2 Capitalization.

(a) The authorized capital stock of the Company consists of (i) 28,000,000 shares of Company Common Stock, and (ii) 50,000 shares of preferred stock, par value $1.00 per share, of which no shares are issued and outstanding (the stock referred to in clause (ii) “Preferred Stock”). At the close of business on June 3, 2012, (i) 9,020,530 shares of Company Common Stock were issued and outstanding (including 316,595 shares held in trust under the Deferred Compensation Plans and 115,400 shares issued as Restricted Stock under the 2010 Stock Incentive Plan), (ii) 77,320 shares of Company Common Stock were held by the Company in its treasury, (iii) 586,350 shares of Company Common Stock were reserved for issuance under the Company Stock Plans (of which 201,750 shares of Company Common Stock were subject to outstanding Options granted under the Equity Compensation Plan), and (iv) no shares of Preferred Stock were issued or outstanding. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Section 3.2(a) of the Company Disclosure Schedule sets forth a correct and complete list, as of June 3, 2012, of all outstanding Restricted Stock or Options or other rights to purchase or receive shares of Company Common Stock granted under the Company Stock Plans, and, for each such Option, share of Restricted Stock or other right, the Company Stock Plan under which issued, the number of shares of Company Common Stock subject thereto, the terms of vesting, the grant and expiration dates and exercise price thereof and the name of the holder thereof. No Restricted Stock or Options or other rights to purchase or receive any shares of Company Common Stock or other equity securities of the Company are outstanding under any Company Stock Plan, other than the 2010 Stock Incentive Plan and the Equity Compensation Plan. Since January 1, 2011, (A) the Company has not declared or paid any dividend or declared or made any distribution on any of its capital stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock, and (B) the Company has not issued any shares of its capital stock, voting securities or equity interests, or any securities convertible into or exchangeable or exercisable for any shares of its capital stock, voting securities or equity interests, other than pursuant to the exercise of Options issued under the Equity Compensation Plan, except in each case (i) as set forth above in this Section 3.2(a) or (ii) as otherwise expressly permitted by Section 5.1 hereof. As of the date of this Agreement there are not, and as of the Effective Time there will not be, any shares of capital stock, voting securities or equity interests of the Company issued and outstanding or any subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance of any shares of capital stock, voting securities or equity interests of the Company or representing the right to purchase or otherwise receive any Company Common Stock, except in each case (i) as set forth above in this Section 3.2(a) or (ii) as otherwise expressly permitted by Section 5.1 hereof.

(b) None of the Company or any of its Subsidiaries has issued or is bound by any outstanding subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance or disposition of any shares of capital stock, voting securities or equity interests of any Subsidiary of the Company. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock, voting securities or equity interests (or any options, warrants or other rights to acquire any shares of capital stock, voting securities or equity interests) of the Company or any of its Subsidiaries.

Section 3.3 Authority; Noncontravention; Voting Requirements.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions, subject to the receipt of Company Stockholder Approval. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the Transactions, have been duly authorized and approved by the Company Board of Directors and except for obtaining the Company Stockholder Approval for adoption of this Agreement, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

(b) The Company Board of Directors, at a meeting duly called and held, has unanimously (i) determined that this Agreement, the Merger and the other Transactions are advisable, fair to, and in the best interest of the Company and its stockholders, (ii) approved this Agreement and the Transactions, including the Merger, and (iii) resolved to recommend that the stockholders of the Company adopt this Agreement ((i), (ii), and (iii) being referred to collectively as the “Company Board Recommendation”).

(c) None of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Transactions, or the compliance by the Company with any of the terms or provisions hereof, will:

(i) conflict with or violate any provision of the Company Charter Documents or any of the Subsidiary Organizational Documents; or

(ii) assuming that the authorizations, consents and approvals referred to in Section 3.4 and the Company Stockholder Approval are obtained and the filings referred to in Section 3.4 are made, (x) violate any Law, judgment, writ or injunction of any Governmental Authority applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, license, lease, contract or other agreement, instrument or obligation (each, a “Contract”), Company License or Environmental Permit, to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets are bound or affected except, in the case of clauses (x) and (y), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens that, individually or in the aggregate, do not, or would not reasonably be expected to, cause a Company Material Adverse Effect.

(d) The affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company Common Stock in favor of the adoption of this Agreement (the “Company Stockholder Approval”) is the only vote or approval of the holders of any class or series of capital stock of the Company or any of its Subsidiaries which is necessary to adopt this Agreement and approve the Transactions.

Section 3.4 Governmental Approvals, Filings and Consents.

Except as set forth on Section 3.4 of the Company Disclosure Schedule and for consents, approvals, filings and/or notices pursuant to or required by (a) the SEC, including (1) a proxy statement relating to the Company Stockholder Meeting (as amended or supplemented from time to time, the “Proxy Statement”), and (2) any other filings required under, and compliance with other applicable requirements of, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), (b) the NASDAQ, (c) the DGCL, including the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and (d) the HSR Act and Applicable Foreign Competition Laws, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary to be obtained or made by the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to impair in any material respect the ability of the Company to perform its obligations hereunder, or prevent or materially impede, interfere with, hinder or delay the consummation of the Transactions.

Section 3.5 Company SEC Documents; Undisclosed Liabilities; Related Matters.

(a) The Company has timely filed and furnished all reports, schedules, forms, prospectuses, and registration, proxy and other statements required to be filed or furnished by the Company with the SEC since January 1, 2009 (collectively, and together with all documents incorporated by reference therein, but excluding any exhibits filed therewith to the extent the information set forth therein is not incorporated by reference into such report, schedule, form, prospectus, registration, proxy or other statement, the “Company SEC Documents”). None of the Company’s Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act. As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective filing dates (in the case of all other Company SEC Documents) and if later amended or superseded, then as of the date of such later filing, the Company SEC Documents complied as to form in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be, applicable to such Company SEC Documents.

(b) None of the Company SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) The consolidated financial statements of the Company included in the Company SEC Documents (i) at the time filed complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by SEC rules and regulations, including Regulation S-X) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and (iii) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates indicated and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments, none of which has been or will be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole).

(d) Except as set forth on Section 3.5 of the Company Disclosure Schedule, since the enactment of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the Company has been and is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NASDAQ.

(e) The management of the Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act, is made known to the Chief Executive Officer and the Chief Financial Officer of the Company in a manner that allows timely decisions regarding required disclosure.

(f) The Company’s system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) is effective in all material respects to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (ii) that receipts and expenditures are made in accordance with the authorization of management, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that would materially affect the Company’s financial statements. The Company has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s auditors and the audit committee of the Company Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud or allegation of fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. As of the date hereof, to the Knowledge of the Company, the Company has not received any complaints regarding accounting, internal accounting controls or auditing matters, including any such complaint regarding questionable accounting or auditing matters. To the Knowledge of the Company, the Company has not identified any currently existing material weaknesses in the design or operation of internal controls over financial reporting. To the Knowledge of the Company, there is no reason to believe that its Chief Executive Officer and Chief Financial Officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act when due.

(g) There are no outstanding loans made by the Company or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

(h) The date of each Option that is reflected in the Company’s books and records is the actual date of grant thereof (as determined under GAAP). The financial statements of the Company included in the Company SEC Documents fairly reflect in all material respects amounts required to be shown as expense in connection with the grant and/or amendment of any Option.

(i) Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise, whether known or unknown) whether or not required, if known, to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP or the notes thereto, except liabilities (i) as and to the extent reflected or reserved against on the audited balance sheet of the Company and its Subsidiaries as of December 31, 2011 (the “Company Balance Sheet” and such date, the “Balance Sheet Date”) (including the notes thereto) included in the Company’s Annual Report on Form 10-K filed with the SEC on March 8, 2012, (ii) incurred after the Balance Sheet Date in the ordinary course of business and that are immaterial in amount or significance to the business, financial condition or results of operation of the Company and its Subsidiaries taken as a whole, or (iii) that, individually or in the aggregate, do not have and would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.6 Absence of Certain Changes or Events.

Since the Balance Sheet Date, (a) there has not been any event, circumstance, change, occurrence or effect that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect; (b) the Company and its Subsidiaries have operated their respective businesses in all material respects in the ordinary course of business consistent with past practice; (c) neither the Company nor any of its Subsidiaries has taken any action described in Section 5.1 hereof that if taken after the date hereof and prior to the Effective Time without the prior written consent of Parent would violate such provision; and (d) there has not occurred any damage, destruction or loss (whether or not covered by insurance) of any tangible asset of the Company or any of its Subsidiaries which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

Section 3.7 Legal Proceedings.

Except as set forth on Section 3.7 of the Company Disclosure Schedule, there is no pending or, to the Knowledge of the Company, threatened, legal, administrative, arbitral or other proceeding, claim, suit or action against, or governmental or regulatory investigation of, the Company or any of its Subsidiaries, nor is there any injunction, order, judgment, ruling or decree imposed (or, to the Knowledge of the Company, threatened to be imposed) upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries, by or before any Governmental Authority that, individually or in the aggregate, has had or would reasonably be expected to have, a Company Material Adverse Effect. Except as set forth on Section 3.7 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is currently subject to any settlement agreement or stipulation with respect to any legal, administrative, arbitral or other proceeding, claim, suit or action that imposes any material on-going obligation or limitation on the Company or its Subsidiaries (or their respective assets, properties or businesses) or is otherwise material to the Company and its Subsidiaries, taken as a whole.

Section 3.8 Compliance With Laws; Regulatory Matters.

(a) Except as set forth in Section 3.8(a) of the Company Disclosure Schedule, the Company, including but not limited to systems and operations and material Contracts, is not now, and during the last three (3) years has not been, in default or violation of any Law or order applicable to the Company or by which any property or asset of the Company is bound, except such default or violation that has not had and would not reasonably be expected to have a Company Material Adverse Effect, including, without limitation, (i) the Federal Ethics in Patient Referrals Act, 42 U.S.C. § 1395nn, and all regulations promulgated thereunder (known as the “Stark Law”), (ii) the Federal Health Care Program Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b), and all regulations promulgated thereunder (known as the “Anti-Kickback Statute”), (iii) the Federal False Claim Act, 31 U.S.C. § 3729, and all regulations promulgated thereunder, (iv) the Occupational Safety and Health Act, and all regulations promulgated thereunder that apply to the Company or its business (known as “OSHA”), (v) the Federal Food, Drug and Cosmetic Act, 21 U.S.C. § 321 et seq., and all regulations promulgated thereunder (“FDCA”), (vi) the Clinical Laboratory Improvement Amendments, 42 C.F.R. Part 493, and all regulations promulgated thereunder (“CLIA”), (vii) applicable Laws of the United States Drug Enforcement Administration (“DEA”), (viii) state anti-kickback, fee-splitting and patient brokering Laws, (ix) Information Privacy and Security Laws, and (x) state Laws governing self-referral and the licensure and operation of clinical laboratories.

(b) Neither the Company nor the officers, directors, managing employees or agents of the Company nor, to the Knowledge of the Company, any other employees of the Company, have engaged in any activities which are cause for criminal or material civil penalties against, or mandatory or permissive exclusion of, the Company from Medicare, Medicaid, or any other federal health care program under 42 U.S.C. §§ 1320a-7, 1320a-7a, 1320a-7b, or 1395nn, the Federal Employees Health Benefits program statute, or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations.

(c) The Company’s past and present collection, use, analysis, disclosure, retention, storage, security and dissemination of Personal Information comply with in all material respects, and have not violated in any material respect, (i) any and all applicable Laws, including Information Privacy and Security Laws, (ii) business associate agreements to which the Company is a party, (iii) any Person’s right of publicity and (iv) each of the Company’s privacy policies. To the extent required by applicable Law, the Company has posted in accordance with Information Privacy and Security Laws a privacy policy governing its use of Personal Information on its website and has complied at all times with such privacy policy.

(d) Section 3.8(d) of the Company Disclosure Schedule contains a true, correct and complete list of all material federal, state, county or local permits (including, without limitation, 510(k) clearances, Medicare, Medicaid and other provider numbers, state laboratory licenses, CLIA and DEA certifications and other permits (other than Environmental Permits)) that have been issued to the Company and that are currently in effect (the “Company Licenses”), and these Company Licenses constitute all the material permits necessary for the conduct of the Current Company Business and use of the Company Facilities as currently used. Each Company License is valid and in full force and effect. To the Knowledge of the Company, the Company is in compliance in all material respects with all terms and conditions of the Company Licenses. There is no investigation or proceeding pending or, to the Knowledge of the Company, threatened that could result in the termination, revocation, suspension, or restriction of any Company License or the imposition of any fine, penalty or other sanctions for violation of any legal or regulatory requirements relating to any Company License. Except as set forth in Section 3.8(d) of the Company Disclosure Schedule, none of the Company Licenses shall be adversely affected in any material respect by the consummation of the transactions contemplated hereby assuming the Surviving Corporation continues to take all action necessary in the ordinary course of business to maintain such Company Licenses following the Effective Time (but excluding any action that must be taken prior to the Effective Time and is necessitated solely because of the consummation of the Transactions).

(e) The Company is in compliance in all material respects with all applicable registration and listing requirements set forth in 21 U.S.C. § 360, 21 C.F.R. Part 807. All submissions made by Company or by any third party on behalf of the Company in connection with any Company Products to any Governmental Authority were, and as of the Closing Date will be, accurate and complete in all material respects.

(f) Except as set forth on Section 3.8(f) of the Company Disclosure Schedule, during the three (3) years prior to the date of this Agreement, the Company has not received any Food and Drug Administration (“FDA”) Form 483 or other Governmental Authority notice of inspectional observations, “warning letters,” “untitled letters” or, to the Knowledge of the Company, requests or requirements to make changes to the operations of the Current Company Business or the Company Products, or similar correspondence or written notice from the FDA or other Governmental Authority in respect of the Current Company Business or Company Products and alleging or asserting noncompliance with any applicable Laws, permits or such requests or requirements of a Governmental Authority.

(g) To the Knowledge of the Company, all studies, tests and preclinical and clinical trials in respect of the Current Company Business and Company Products being conducted by or on behalf of the Company that have been or will be submitted to any Governmental Authority prior to the Closing, including the FDA are being or have been conducted in material compliance with all applicable Laws and guidance of the FDA, including the FDA’s Good Laboratory Practices regulations, and regulations and guidance restricting the use and disclosure of individually identifiable health information.

(h) To the Knowledge of the Company, the Company is not the subject of any pending or threatened investigation in respect of the Company’s business by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. To the Knowledge of the Company, the Company has not committed any act, made any statement, or failed to make any statement, in each case in respect of the Current Company Business or the Company Products that would provide a reasonable basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery and Illegal Gratuities” and any amendments thereto. Neither the Company nor, to the Knowledge of the Company, any of its officers, employees or agents has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in a material debarment or exclusion (i) under 21 U.S.C. Section 335a, or (ii) any similar applicable state Law. To the Knowledge of the Company, no debarment proceedings or investigations in respect of the Current Company Business or Company Products are pending or threatened against the Company or any of its officers, employees or agents.

(i) To the Knowledge of the Company, there are no investigations, suits, claims, actions or proceedings against or affecting the Company pending or threatened, relating to or arising under (i) the FDCA or the regulations of the FDA promulgated thereunder or similar Laws, or (ii) Information and Privacy Security Laws, including alleging a violation of any Person’s rights under any Information Privacy and Security Laws or the Company’s former or current published privacy policies. The Company has not received any notices from the United States Department of Health and Human Services Office for Civil Rights, Department of Justice, Federal Trade Commission, or the Attorney General of any state relating to any such violations. To the Knowledge of the Company, no event has occurred that has triggered a notification or reporting requirement under any applicable Law or business associate agreement to which the Company is a party, or any Information Privacy and Security Laws related to the disclosure of Personal Information.

(j) Except as set forth in Section 3.8(j) of the Company Disclosure Schedule, and excluding, without limitation, normal claims adjudication and reconciliation processes and procedures, to the Knowledge of the Company, there are no pending, concluded in the last three (3) years or threatened investigations, suits, claims, actions or proceedings relating to the Company’s participation in any payment program, including without limitation, Medicare, Medicaid, and private third party payor programs (“Payment Programs”). The Company is not subject to, nor has the Company been subjected to in the last three (3) years, any pre-payment utilization review or other utilization review by any Payment Program, except such pre-payment utilization review programs as are applied by the Payment Program without the Company being formally notified that it is being subjected to pre-payment review because of concerns about its billing practices. Except as set forth in Section 3.8 (j) of the Company Disclosure Schedule, no Payment Program is currently requesting or has requested in the last three (3) years or, to the Knowledge of the Company, is threatening or has in the last three (3) years threatened any recoupment, refund, or set-off from the Company in excess of $10,000. No Payment Program has imposed in the last three (3) years a fine, penalty or other sanction on the Company. The Company has not been excluded in the last three (3) years from participation in any Payment Program. All billing practices of the Company with respect to all Payment Programs have been in compliance with all Laws applicable to the Company in all material respects.

(k) The negotiation, execution and consummation of the transactions contemplated by this Agreement, and any disclosure and/or transfer of Personal Information in connection therewith, will not breach or otherwise cause any violation of any applicable Laws, or the Company’s business associate agreements or current published privacy policy.

(l) Complete and accurate copies of the compliance policies and/or procedures and privacy notices of the Company relating to Information Privacy and Security Laws have been furnished to Parent. All of the Company’s employees who have access to Personal Information that is subject to Information Privacy and Security Laws have received training with respect to compliance with Information Privacy and Security Laws.

(m) The Company has taken reasonable measures consistent with reasonable industry practices and in compliance with applicable Laws including Information Privacy and Security Laws to ensure that Personal Information is protected against loss and unauthorized access, acquisition, use, modification, disclosure or other misuse, and to the Knowledge of the Company, there has been no unauthorized access, acquisition, use, disclosure, compromise or other misuse of such Personal Information.

(n) The Company has performed a HIPAA security rule risk assessment as required by 45 C.F.R. 164.308(a)(1)(ii)(A), including an assessment as required by 45 C.F.R. 164.306(d)(3), taking into account the factors set forth in 45 C.F.R. 164.306(a), (b), and (c) and created and maintained documentation in accordance with 45 C.F.R. 164.316, (the “Security Risk Assessment”). The Company has addressed and remediated all threats and deficiencies identified in the Security Risk Assessment in accordance with HIPAA.

Section 3.9 Information in Proxy Statement.

The Proxy Statement and any other document filed with the SEC by the Company in connection with the Merger (and any amendment thereof or supplement thereto), at the date first mailed to the Company’s stockholders and at the time of the Company Stockholders Meeting and at the time filed with the SEC, as the case may be, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Parent or Merger Sub expressly for inclusion in the such documents. The Proxy Statement and such other documents filed with the SEC by the Company will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

Section 3.10 Tax Matters.

(a) Each of the Company and its Subsidiaries has timely filed, or has caused to be timely filed on its behalf (taking into account any extension of time within which to file), all Tax Returns required to be filed by it, and all such filed Tax Returns are correct and complete in all material respects. The Company and each of its Subsidiaries has timely paid (or has had paid on its behalf) all material Taxes due and owing (whether or not shown on any return) other than Taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Company’s financial statements in accordance with GAAP.

(b) To the Knowledge of the Company, no deficiency with respect to Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries that is not accurately reflected as a liability on the Company Balance Sheet.

(c) The Company and its Subsidiaries have disclosed on their respective Tax Returns all positions taken therein that could give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code or any similar provision of applicable Law, and is in possession of supporting documentation as may be required under any such provision.

(d) The Company and each of its Subsidiaries have withheld and paid all material Taxes required to have been withheld and paid by them in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(e) Neither the Company nor any of its Subsidiaries has received a written claim by a taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(f) Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code.

(g) Except as set forth on Section 3.10(g) of the Company Disclosure Schedule, no audit or other administrative or court proceedings are pending with any Governmental Authority with respect to Taxes of the Company or any of its Subsidiaries and no written notice thereof has been received by the Company or any of its Subsidiaries.

(h) Except as set forth on Section 3.10(h) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any contract, agreement, plan or other arrangement that, individually or collectively, could reasonably be expected to give rise to the payment of any amount which would not be deductible by reason of Section 280G of the Code or would be subject to withholding under Section 4999 of the Code.

(i) The Company has delivered or made available to Parent correct and complete copies of (i) all income and franchise Tax Returns of the Company and its Subsidiaries for the preceding three taxable years and (ii) any audit report issued within the last three years (or otherwise with respect to any audit or proceeding in progress) relating to income and franchise Taxes of the Company or any of its Subsidiaries.

(j) As of the Closing, neither the Company nor any of its Subsidiaries will be a party to any tax allocation, tax sharing, tax indemnity or similar agreement with respect to Taxes.

(k) There are no Liens for Taxes (other than Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Company’s financial statements in accordance with generally accepted accounting principles) upon any of the assets of the Company or any of its Subsidiaries.

(l) Neither the Company nor any of its Subsidiaries has ever been a member of an “affiliated group” (as defined in Section 1504(a) of the Code) except for any group of which the Company was the common parent corporation.

(m) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any deduction in calculating, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) executed on or prior to the Closing Date; or (iii) installment sale or open transaction disposition made on or prior to the Closing Date.

(n) Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of any Taxes or agreed to any extension of time with respect to an assessment or deficiency for Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course).

(o) Neither the Company nor any of its Subsidiaries is required to make any disclosure to the Internal Revenue Service (“IRS”) with respect to a “listed transaction” pursuant to Section 1.6011-4(b)(2) of the Treasury Regulations promulgated under the Code.

(p) The Company has not been a “United States real property holding corporation” within the meaning of Section 897 of the Code during the five-year period ending on the Closing Date.

(q) The unpaid Taxes of the Company and its Subsidiaries (A) did not as of the Balance Sheet Date, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Company Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns.

(r) For purposes of this Agreement: (x) “Taxes” shall mean (A) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, premium, property, windfall profits and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (B) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority in connection with any item described in clause (A), and (C) any transferee liability in respect of any items described in clauses (A) and/or (B) payable by reason of contract, assumption, transferee liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Law) or otherwise, and (y) “Tax Returns” shall mean any return, report, claim for refund, estimate, information return or statement or other similar document relating to or required to be filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

Section 3.11 Employee Benefits and Labor Matters.

(a) Section 3.11(a) of the Company Disclosure Schedule sets forth a correct and complete list as of the date of this Agreement of: (i) all “employee benefit plans” (as defined in Section 3(3) of the Employee Retirement

Income Security Act of 1974, as amended (“ERISA”)) and (ii) all other employee benefit plans, pensions (including any annuities), policies, agreements, arrangements, payroll practices, or benefits with respect to which the Company or any of its Subsidiaries has any obligation or liability, contingent or otherwise, including (A) employment, individual consulting or other compensation agreements, (B) bonus or other incentive compensation, (C) stock purchase, equity or equity-based compensation, (D) deferred compensation, (E) director, officer or employee loans, and (F) change in control, retention, termination, retirement, severance, death, sick leave, vacation, salary continuation, health or life insurance and educational assistance plans, policies, agreements, arrangements or benefits (collectively, the “Company Plans”). No Company Plan is subject to Title IV of ERISA or is a “multiemployer plan”, as defined in Section 3(37) of ERISA (a “Multiemployer Plan”), or is or has been subject to Sections 4063 or 4064 of ERISA.

(b) Correct and complete copies of the following documents with respect to each of the Company Plans have been delivered or been made available to Parent by the Company to the extent applicable: (i) any plans and related trust documents, insurance contracts or other funding arrangements, and all amendments thereto; (ii) the most recent Forms 5500 and all schedules thereto, (iii) the most recent actuarial report, if any; (iv) the most recent IRS determination or opinion letter; (v) the most recent summary plan descriptions; and (vi) written summaries of all non-written Company Plans.

(c) The Company Plans have been maintained, in all material respects, in accordance with their terms and with all applicable provisions of ERISA, the Code and other Laws.

(d) The Company Plans intended to qualify under Section 401 or for other tax-favored treatment under Subchapter B of Chapter 1 of Subtitle A of the Code have received a determination from the IRS that they are so qualified or are the subject of a favorable opinion letter, and any trusts intended to be exempt from federal income taxation under the Code are so exempt. Nothing has occurred with respect to the operation of the Company Plans that could reasonably be expected to cause the loss of such qualification or exemption, or the imposition of any liability, penalty or tax under ERISA or the Code.

(e) All contributions required to have been made under any of the Company Plans or by Law (without regard to any waivers granted under Section 412 of the Code), have been timely made.

(f) Except as set forth on Section 3.11(f) of the Company Disclosure Schedule, there are no pending actions, claims or lawsuits arising from or relating to the Company Plans or the assets thereof (other than routine benefit claims), nor does the Company have any Knowledge of facts that could reasonably be expected to form the basis for any such claim or lawsuit that would, or would reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole.

(g) Except as set forth on Section 3.11(g) of the Company Disclosure Schedule, none of the Company Plans provide for post-employment life insurance or health insurance coverage or benefits for any participant or any beneficiary of a participant, except as may be required under Part 6 of the Subtitle B of Title I of ERISA and at the expense of the participant or the participant’s beneficiary.

(h) Except as set forth on Section 3.11(h) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Transactions will (i) result in any payment becoming due to any employee of the Company or any of its Subsidiaries, (ii) increase any benefits otherwise payable under any Company Plan, (iii) result in the acceleration of the time of payment or vesting of any rights with respect to benefits under any such plan, or (iv) require any contributions or payments to fund any obligations under any Company Plan.

(i) No individual who performs services for the Company or any of its Subsidiaries (other than through a contract with an organization other than such individual) should be treated as an employee of the Company or any of its Subsidiaries for federal income tax purposes who is not in fact so treated for such purposes.

(j) All arrangements that would be considered “deferred compensation” for purposes of Section 409A of the Code are in compliance with Section 409A of the Code. Each Company Plan that is subject to Section 409A of the Code has been administered in compliance with the applicable requirements of Section 409A of the Code and all applicable IRS and Treasury Department guidance issued thereunder. None of the Transactions will result in a deferral of compensation under any Company Plan that is subject to Section 409A of the Code. Each Option issued under any Company Plan (or any predecessor plan providing for the issuance of options to employees of the Company or any of its Subsidiaries) that has been exercised has been properly treated by the Company as an incentive stock option under Code Section 422 or as a nonstatutory option, as applicable. All Options granted under any Company Plan were granted with an exercise price at least equal to the fair market value of the Company Common Stock on the date of grant of such Option and no Option has been amended to reduce the exercise price from that in effect on the date of grant (except pursuant to non-discretionary antidilution provisions governing such Option).

(k) To the Knowledge of the Company, none of the employees of the Company or its Subsidiaries is represented in his or her capacity as an employee of the Company or any of its Subsidiaries by any labor organization. Neither the Company nor any of its Subsidiaries has recognized any labor organization, nor, to the Knowledge of the Company, has any labor organization been elected as the collective bargaining agent of any employees, nor has the Company or any of its Subsidiaries entered into any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any employees. There is no union organization activity involving any of the employees of the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened, nor has there ever been union representation involving any of the employees of the Company or any of its Subsidiaries. There is no picketing pending or, to the Knowledge of the Company, threatened, and there are no strikes, slowdowns, work stoppages, other job actions, lockouts, arbitrations, grievances or other labor disputes involving any of the employees of the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened. There are no complaints, charges or claims against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened to be brought or filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or failure to employ by the Company or any of its Subsidiaries, of any individual. The Company and its Subsidiaries are in compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, the Worker Adjustment and Retraining Notification Act and any similar state or local “mass layoff” or “plant closing” law (“WARN”), collective bargaining, discrimination, civil rights, safety and health, workers’ compensation and the collection and payment of withholding and/or social security taxes and any similar tax, except for any such non-compliance that has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. There has been no “mass layoff” or “plant closing” (as defined by WARN) with respect to the Company or any of its Subsidiaries since January 1, 2009.

Section 3.12 Environmental Matters.

(a) Except as set forth on Section 3.12(a) of the Company Disclosure Schedule, the Company and its Subsidiaries are in material compliance with Environmental Laws, and, except for any matters that have been fully and finally resolved without further liability to the Company and its Subsidiaries, at all other times, have been, in material compliance with all Environmental Laws.

(b) Neither the Company nor any of its Subsidiaries has assumed by Contract any material liability under any Environmental Law. There are no pending or, to the Knowledge of the Company, threatened Environmental Claims against the Company or any of its Subsidiaries. Except as set forth on Section 3.12(b) of the Company Disclosure Schedule, to the Knowledge of the Company, there are no facts, circumstances, or conditions existing, initiated or occurring that could reasonably be expected to (i) form the basis of an Environmental Claim against the Company or any of its Subsidiaries; (ii) cause the Company or any of its Subsidiaries to incur material Environmental Damages; or (iii) cause any of the Owned Real Property or Leased Real Property to be subject to any material restrictions on its ownership, occupancy, use or transferability.

(c) The Company and its Subsidiaries maintain all material Environmental Permits necessary to operate the business or assets of the Company and its Subsidiaries as currently operated (including the Company Facilities), and Section 3.12(c) of the Company Disclosure Schedule sets forth a complete list of all such material Environmental Permits.

(d) Except as set forth in Section 3.12(d) of the Company Disclosure Schedule, to the Knowledge of the Company, none of the following are present at the Company Facilities, including the Owned Real Property and the Leased Real Property: (A) underground storage tanks; (B) any landfill or other solid waste management unit for the treatment or disposal of Hazardous Materials; (C) filled in land or wetlands; (D) PCBs; (E) toxic mold; (F) lead-based paint; or (G) asbestos-containing materials.

(e) Except as would not reasonably be expected to result in material liability to the Company or its Subsidiaries, there has been no Release of Hazardous Materials at, on, under or from: (A) the Owned Real Property; (B) to the Knowledge of the Company, any real property formerly owned, operated or leased by the Company or its Subsidiaries, during the period of such ownership, operation, or tenancy; or (C) to the Knowledge of the Company, the Leased Real Property.

(f) The Company and its Subsidiaries have delivered or made available to Parent copies of all environmental assessments, reports and audits in their possession or under their control that relate to their compliance with Environmental Laws or the environmental condition of any real property that the Company or any of its Subsidiaries has owned, operated or leased.

(g) Neither the Company nor any of its Subsidiaries has received written notice that the Owned Real Property, the Leased Real Property, or any property to which Hazardous Materials originating on or from such properties or the businesses or assets of the Company or any Subsidiary has been sent for treatment or disposal, is listed or proposed to be listed on the National Priorities List or CERCLIS or on any other governmental database or list of properties that may or do require Remediation under Environmental Laws.

(h) No authorization, notification, recording, filing, consent, waiting period, Remediation, or approval is required under any Environmental Law in order to consummate the Transactions contemplated hereby.

(i) For purposes of this Agreement:

(i) “Environmental Claims” means all demands, claims, Liens, actions or causes of action, assessments, complaints, directives, citations, information requests issued by government authority, legal proceedings, orders, or notices of potential responsibility pursuant to Environmental Laws.

(ii) “Environmental Damages” means losses, damages (including, without limitation, diminution in value), liabilities, costs and expenses (including, without limitation, reasonable attorneys’ and experts’ fees and disbursements), sanctions and penalties, pursuant to Environmental Laws or with respect to Hazardous Materials.

(iii) “Environmental Laws” means all Laws relating to pollution or Hazardous Materials or protection of human health or the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, as amended.

(iv) “Environmental Permits” means all governmental permits, licenses, certificates and approvals required under Environmental Laws.

(v) “Hazardous Materials” means any waste, material, or substance that is listed, regulated or defined under any Environmental Law and includes any asbestos, toxic mold, radioactive material, polychlorinated biphenyls, petroleum or petroleum-derived substance or waste.

(vi) “Release” means any presence, emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, migration, release or disposal of Hazardous Materials from any source into or upon the environment.

(vii) “Remediation” means any abatement, investigation, clean-up, removal action, remedial action, restoration, repair, response action, corrective action, monitoring, sampling and analysis, installation, reclamation, closure, or post-closure in connection with the suspected, threatened or actual Release of Hazardous Materials.

Section 3.13 Contracts.

(a) Set forth on Section 3.13(a) of the Company Disclosure Schedule is a list of each Contract to which the Company or any Subsidiary of the Company is a party to or by which the Company or any Subsidiary, or any of their respective assets, is bound that, as of the date hereof:

(i) would be considered a “material contract” as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act;

(ii) is a customer, client or supply Contract that involves total consideration in excess of $100,000;

(iii) contains any non-compete or exclusivity provisions that purport to (A) limit, curtail or restrict the ability of the Company or any of its existing or future Subsidiaries or Affiliates to compete in any geographic area or line of business in any material respect or (B) restrict the Persons to whom the Company or any of its existing or future Subsidiaries or Affiliates may sell products or deliver services in any material respect;

(iv) creates any partnership, limited liability company, joint venture, or other similar agreement or Contract with a third party;

(v) provides for the acquisition, sale, lease, exchange or option to purchase any material properties or assets of the Company or any Subsidiary;

(vi) provides for the Company or any Subsidiary to indemnify or hold harmless any director or officer of the Company or any Subsidiary or any Affiliate of the Company;

(vii) is a loan or credit agreement, mortgage, indenture, note or other Contract or instrument evidencing indebtedness for borrowed money by the Company or any of its Subsidiaries or any Contract or instrument pursuant to which indebtedness for borrowed money may be incurred or is guaranteed by the Company or any of its Subsidiaries, and including any Contract regarding any bonding facility or financial assurance program;

(viii) provides for interest rate caps, collars or swaps, currency hedging or any other similar agreement to which the Company or any Subsidiary of the Company is a party;

(ix) relates to the voting or registration for sale under the Securities Act of any securities of the Company;

(x) to the extent material to the business or financial condition of the Company and its Subsidiaries, taken as a whole, is a (1) lease or rental Contract, (2) consulting Contract, (3) indemnification Contract, (4) license or royalty Contract or any other Contract relating to any Intellectual Property Rights, or (5) Contract granting a right of first refusal or first negotiation;

(xi) provides for the treatment, storage, disposal and/or transportation of Hazardous Materials;

(xii) is otherwise material to the operation, or is outside the ordinary course, of the Company’s and its Subsidiaries’ businesses; or

(xiii) represents any commitment or agreement to enter into any of the foregoing (the Contracts and other documents required to be listed on Section 3.13(a) of the Company Disclosure Schedule, together with any and all other Contracts entered into in accordance with Section 5.1 are each referred to herein as a “Material Contract” and collectively as the “Material Contracts”).

(b) The Company has heretofore delivered or made available to Parent correct and complete copies of each Material Contract in existence as of the date hereof, together with any and all amendments and supplements thereto and material “side letters” and similar documentation relating thereto.

(c) Each of the Material Contracts is in full force and effect and is enforceable in accordance with its terms by the Company and each of its Subsidiaries that is a party thereto, subject to the Bankruptcy and Equity Exception. Except as separately identified in Section 3.13(c) of the Company Disclosure Schedule, no approval, consent or waiver of any Person is needed to continue any Material Contract in full force and effect following the consummation of the Transactions. Neither the Company nor any of its Subsidiaries is in default under any Material Contract, nor, to the Knowledge of the Company, does any condition exist that, with notice or lapse of time or both, would constitute a default thereunder by the Company and its Subsidiaries party thereto, except for such defaults as, individually or in the aggregate, are not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. To the Knowledge of the Company, no other party to any Material Contract is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default by any such other party thereunder, except for such defaults as, individually or in the aggregate, are not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries has received any notice of termination or cancellation under any Material Contract.

Section 3.14 Title to Properties.

(a) Section 3.14(a) of the Company Disclosure Schedule contains a true and complete list of all real property currently owned by the Company or any of its Subsidiaries (collectively, the “Owned Real Property”) and for each parcel of Owned Real Property, contains a correct street address of such Owned Real Property.

(b) Section 3.14(b) of the Company Disclosure Schedule contains a true and complete list of all real property leased, subleased, licensed or otherwise occupied (whether as tenant, subtenant or pursuant to other occupancy arrangements) by the Company or any of its Subsidiaries (collectively, including the improvements thereon, the “Leased Real Property”), and for each Leased Real Property, identifies the street address of such Leased Real Property. True and complete copies of all agreements under which the Company or any Subsidiary thereof is the landlord, sublandlord, tenant, subtenant, or occupant (each a “Real Property Lease”) that have not been terminated or expired as of the date hereof have been delivered or made available to Parent.

(c) The Company or one of its Subsidiaries has good and valid title to all Owned Real Property and the Company and its Subsidiaries have good and valid title to, or in the case of leased properties and assets, valid leasehold interests in, all of their other material tangible properties and assets, free and clear of all Liens except (i) statutory liens securing payments not yet due, (ii) security interests, mortgages and pledges that are disclosed in the Recent SEC Documents that secure indebtedness that is reflected in the most recent consolidated financial statements of the Company included in the Recent SEC Documents, and (iii) such other imperfections or irregularities of title or other Liens that, individually or in the aggregate, do not and could not reasonably be expected to materially affect the use of the properties or assets subject thereto or otherwise materially impair business operations as presently conducted or as currently proposed by the Company’s management to be conducted.

(d) The Company or one of its Subsidiaries is the lessee or sublessee of all Leased Real Property. Each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all Real Property Leases.

Section 3.15 Intellectual Property.

(a) For purposes of this Agreement:

(i) “Company Intellectual Property” means all Intellectual Property Rights used by the Company or its Subsidiaries in the conduct of the business of the Company or any of its Subsidiaries, pertaining to the Company Products or methods or processes used to manufacture the Company Products, or owned by the Company or any of its Subsidiaries.

(ii) “Intellectual Property Rights” shall mean all of the rights arising from or in respect of the following, whether protected, created or arising under the Laws of the United States or any foreign jurisdiction: (A) patents, patent applications, any reissues, reexaminations, divisionals, provisionals, substitutions, renewals, continuations, continuations-in-part and extensions thereof (collectively, “Patents”); (B) registered or unregistered trademarks, service marks, trade dress rights, trade names, Internet domain names, identifying symbols, logos, emblems, signs or insignia, and including all goodwill associated with the foregoing (collectively, “Marks”); (C) copyrights, whether registered or unregistered (including copyrights in computer software programs), mask work rights, works of authorship and moral rights, and all registrations, applications and renewals therefor (collectively, “Copyrights”); (D) confidential and proprietary information, or non-public processes, designs, specifications, technology, know-how, techniques, formulas, invention disclosures, inventions (whether or not patentable and whether or not reduced to practice), concepts, trade secrets, discoveries, ideas, research and development, compositions, manufacturing and production processes, technical data and information, customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Patents (collectively, “Trade Secrets”); and (E) all applications, registrations and permits related to any of the foregoing clauses (A) through (D).

(iii) “Software” means computer programs, including any and all software implementations of algorithms, models and methodologies whether in source code, object code or other form, databases and compilations, including any and all data and collections of data, descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing and all documentation, including user manuals and training materials, related to any of the foregoing.

(b) Section 3.15(b) of the Company Disclosure Schedule sets forth an accurate and complete list of all Patents, registered Marks, pending applications for registrations of any Marks, other material Marks, and registered Copyrights owned or filed by the Company or any of its Subsidiaries and included in the Company Intellectual Property, identifying for each such item of Company Intellectual Property, if applicable, (a) the record owner, (b) the status, and (c) the jurisdictions in which each item has been issued or registered or in which any application for such issuance and registration has been filed.

(c) Other than readily available “off-the-shelf” commercial Software licenses, Section 3.15(c) of the Company Disclosure Schedule sets forth a complete and accurate list of all license agreements granting any right or license to use or practice any rights under any Company Intellectual Property to which the Company or any of its Subsidiaries is a party or otherwise bound (collectively, the “License Agreements”). The License Agreements are valid and binding obligations of the Company, or its Subsidiaries, as the case may be, enforceable in accordance with their respective terms, and, to the Knowledge of the Company, there exists no event or condition that will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by the Company or its Subsidiaries, as the case may be, under any such License Agreement. The Company and/or one of its Subsidiaries either owns (free and clear of all Liens), licenses under the License Agreements listed on Section 3.15(c) of the Company Disclosure Schedule, or otherwise possesses all necessary rights to use, all Company Intellectual Property. The Company Intellectual Property owned by or licensed to the Company and/or its Subsidiaries include all Intellectual Property Rights necessary to enable the Company and its Subsidiaries to conduct their respective businesses in the manner in which such businesses are currently being conducted.

(d) The use or practice of the Company Intellectual Property by the Company or any of its Subsidiaries and the manufacturing, licensing, marketing, importation, offer for sale, sale or use of the Company’s products or services or the Company Intellectual Property, and the operation of the Company’s and its Subsidiaries’ businesses do not, to the Knowledge of the Company, infringe, violate, constitute an unauthorized use of or misappropriate any Intellectual Property Rights of any third Person. Neither the Company nor any of its Subsidiaries is a party to or the subject of any pending or, to the Knowledge of the Company, threatened suit, action, investigation or proceeding which involves a claim (i) against the Company or any of its Subsidiaries, of infringement, misappropriation, unauthorized use, or violation of any Intellectual Property Rights of any Person, or challenging the ownership, use, validity or enforceability of any Company Intellectual Property or (ii) contesting the right of the Company or any of its Subsidiaries to use, sell, exercise, license, transfer, dispose of or commercially exploit any Company Intellectual Property, or any products, processes or materials covered thereby in any manner. The Company has not received written notice of any such threatened claim.

(e) To the Knowledge of the Company, no Person (including employees and former employees of the Company or any of its Subsidiaries) is infringing, violating, misappropriating or otherwise misusing any Company Intellectual Property, and neither the Company nor any of its Subsidiaries has made any such claims against any Person (including employees and former employees of the Company or any of its Subsidiaries).

(f) To the Knowledge of the Company, no Trade Secret or any other non-public, proprietary information material to the businesses of the Company or any of its Subsidiaries as presently conducted has been authorized by the Company to be disclosed or has been actually disclosed by the Company or any of its Subsidiaries to any third Person other than pursuant to a written confidentiality or written non-disclosure agreement restricting the disclosure and use of the Company Intellectual Property. The Company and its Subsidiaries have taken reasonable steps to protect and preserve the confidentiality and value of all Trade Secrets of the Company or its Subsidiaries. Each consultant and independent contractor of the Company and each of its Subsidiaries who has contributed to the development of any Company Intellectual Property has entered into a written invention assignment agreement with the Company and/or its Subsidiaries in a form provided to Parent.

(g) All necessary registration, maintenance, renewal and other relevant filing fees due through the date hereof in connection with issued or registered Patents, Marks or Copyrights included as part of the Company Intellectual Property owned by the Company or any of its Subsidiaries have been timely paid, and all necessary documents and certificates in connection with issued or registered Patents, Marks or Copyrights included as part of the Company Intellectual Property owned by the Company or any of its Subsidiaries have been timely filed with the relevant patent, trademark, copyright or other relevant Governmental Authorities in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining such issued or registered Patents, Marks or Copyrights included as part of the Company Intellectual Property, except for any such fees or filings the failure of which to pay or to timely file would not reasonably be expected to have a Company Material Adverse Effect.

(h) Except as disclosed on Section 3.15(h) of the Company Disclosure Schedule or for readily available “off-the-shelf” commercial Software licenses, neither the Company nor any Subsidiary is required, obligated, or under any liability whatsoever, to make any payments by way of royalties, fees or otherwise to any owner, licensor of, or other claimant to any Intellectual Property Right, or other third Person, with respect to the use thereof or in connection with the conduct of the businesses of the Company and its Subsidiaries as currently conducted.

(i) Section 3.15(i) of the Company Disclosure Schedule sets forth a correct and complete list of all Software that is material to the operation of the business of the Company or any of its Subsidiaries, identifying whether each such item of Software is (i) owned exclusively by the Company or any of its Subsidiaries, or (ii) used by the Company or its Subsidiaries pursuant to an identified license agreement.

(j) The Company and its Subsidiaries own, lease or license all Software, hardware, databases, computer equipment and other information technology that are necessary for the operations of the Company’s and its Subsidiaries’ businesses.

(k) The consummation of the Transactions will not result in the loss or impairment of the Surviving Corporation’s right to own or use any Company Intellectual Property owned by the Company or its Subsidiaries, or, except as set forth on Section 3.15(k) of the Company Disclosure Schedule, any of the Company Intellectual Property licensed to the Company or its Subsidiaries pursuant to a License Agreement, except for such loss or impairment as, individually or in the aggregate, is not, and would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole.

(l) Neither this Agreement nor any transaction contemplated by this Agreement will result in the grant of any right or license with respect to any Company Intellectual Property to any third Person pursuant to any Contract to which the Company or any of its Subsidiaries is a party or by which any assets or properties of the Company or any of its Subsidiaries is bound.

Section 3.16 Insurance.

Section 3.16 of the Company Disclosure Schedule sets forth a correct and complete list of all insurance policies (including information on the premiums payable in connection therewith and the scope and amount of the coverage provided thereunder) maintained by the Company or any of its Subsidiaries (the “Policies”). Neither the Company nor any of its Subsidiaries is in material breach or default, and neither the Company nor any of its Subsidiaries have taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, of any of the Policies. No notice of cancellation or termination has been received by the Company with respect to any of the Policies. The consummation of the Transactions, in and of itself, will not cause the termination, revocation or cancellation of any Policy, except as disclosed on Section 3.16 of the Company Disclosure Schedule.

Section 3.17 Customers.

Section 3.17 of the Company Disclosure Schedule sets forth a list of the 10 largest customers of the Company and its Subsidiaries, as measured by the dollar amount of purchases therefrom or thereby, during each of the fiscal years ended December 31, 2009, 2010 and 2011, showing the approximate total sales by the Company and its Subsidiaries to each such customer during such period. Except as set forth on Section 3.17 of the Company Disclosure Schedule, since the Balance Sheet Date, (i) no customer listed on such schedule has terminated its relationship with the Company or its Subsidiaries or materially reduced or changed the pricing or other terms of its business with the Company or its Subsidiaries and (ii) to the Knowledge of the Company, no customer on such schedule has notified the Company or any of its Subsidiaries in writing that it intends to terminate or materially reduce or change the pricing or other terms of its business with the Company or its Subsidiaries.

Section 3.18 Opinion of Financial Advisor.

The Company Board of Directors has received the opinion of Lazard Middle Market LLC (the “Financial Advisor”) to the effect that, as of the date of such opinion, and on the basis of and subject to the various assumptions and qualifications set forth therein, the consideration to be received in the Merger by holders of the Company Common Stock is fair, from a financial point of view, to such holders. A correct and complete copy of such opinion will be delivered to Parent, solely for informational purposes, following receipt thereof by the Company.

Section 3.19 Brokers and Other Advisors.

Except for the Financial Advisor, the fees and expenses of which will be paid by the Company, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has heretofore delivered or made available to Parent a correct and complete copy of the Company’s engagement letter with the Financial Advisor, which letter describes all fees payable to the Financial Advisor in connection with the Transactions, all agreements under which any such fees or any expenses are payable and all indemnification and other agreements related to the engagement of the Financial Advisor.

Section 3.20 State Takeover Statutes; No Rights Plan.

No “fair price,” “moratorium,” “control share acquisition” or other similar antitakeover statute or regulation enacted under state or federal laws in the United States (with the exception of Section 203 of the DGCL)

applicable to the Company is applicable to the Transactions. The action of the Company Board of Directors in approving this Agreement and the Transactions is sufficient to render inapplicable to this Agreement, the Merger, and the other Transactions the restrictions on “business combinations” (as defined in Section 203 of the DGCL) as set forth in Section 203 of the DGCL. The Company is not a party to any rights agreement, rights plan, “poison pill” or similar agreement or plan (collectively, “Rights Plan”) providing for the issuance of any preferred or common stock purchase rights, nor has the Company issued to its stockholders any preferred or common stock purchase rights pursuant to any such Rights Plan or otherwise.

Section 3.21 Transactions with Related Parties.

Since January 1, 2012, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K under the Securities Act as promulgated by the SEC in a proxy statement for an annual meeting of stockholders.

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

Section 4.1 Organization, Standing and Corporate Power.

Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated.

Section 4.2 Authority; Noncontravention.

(a) Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder and to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation by Parent and Merger Sub of the Transactions, have been duly authorized and approved by their respective Boards of Directors (and prior to the Effective Time will be adopted by Parent as the sole stockholder of Merger Sub) and no other corporate action on the part of Parent and Merger Sub is necessary to authorize the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation of the Transactions. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) Neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the consummation by Parent or Merger Sub of the Transactions, nor compliance by Parent or Merger Sub with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Parent or Merger Sub or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.3 are obtained and the filings referred to in Section 4.3 are made, (x) violate any Law, judgment, writ or injunction of any Governmental Authority applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, Parent or Merger Sub or any of their respective Subsidiaries under, any of the terms, conditions or provisions of any Contract to which Parent, Merger Sub or any of their respective Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected except, in the case of clauses (x) or (y), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens as, individually or in the aggregate, would not, or would not reasonably be expected to, have a Parent Material Adverse Effect. A “Parent Material Adverse Effect” shall mean any event, circumstance, change, occurrence or effect that would reasonably be expected to prevent or materially delay the ability of Parent or Merger Sub to consummate the Transactions on a timely basis.

Section 4.3 Governmental Approvals, Filings and Consents.

Except for consents, approvals, filings and/or notices required by (a) the SEC, including any filings required under, and compliance with the applicable requirements of, the Exchange Act and the rules and regulations promulgated thereunder, (b) the NASDAQ or the New York Stock Exchange, (c) the DGCL, including the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and (d) the HSR Act and Applicable Foreign Competition Laws, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary to be obtained or made by Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the Transactions, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 4.4 Information in the Proxy Statement.

None of the information supplied by Parent or Merger Sub to the Company expressly for inclusion or incorporation by reference in the Proxy Statement (or any amendment thereof or supplement thereto) will, at the date first mailed to stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

Section 4.5 Ownership and Operations of Merger Sub.

Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

Section 4.6 Brokers and Other Advisors.

No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries, except for any such fees or commissions or expenses which will be paid by Parent.

Section 4.7 Sufficient Funds.

Parent and Merger Sub will have on hand immediately before the Effective Time and the Effective Time and otherwise when required pursuant to the terms of this Agreement all of the funds necessary to pay the aggregate Merger Consideration and to otherwise consummate the Transactions and to perform their respective obligations under this Agreement.

Section 4.8 Litigation.

As of the date of this Agreement, there are no actions, suits, proceedings or claims pending or, to the knowledge of Parent or Merger Sub, threatened in writing against Parent and/or Merger Sub or any of their respective Affiliates with respect to this Agreement and the Transactions.

Section 4.9 No Additional Representations.

Each of Parent and Merger Sub acknowledges that it has not relied on and is not relying on any representation or warranty, express or implied, made by the Company or by any Person acting on the Company’s behalf regarding the Company or its business, other than the representations and warranties expressly set forth in this Agreement (which includes the Company Disclosure Schedule).

ARTICLE V ADDITIONAL COVENANTS AND AGREEMENTS

Section 5.1 Conduct of Business.

Except as expressly permitted by this Agreement or as required by applicable Law, during the period from the date of this Agreement until the earlier of the termination of this Agreement and the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course consistent with past practice, to use commercially reasonable efforts to maintain and preserve intact in all material respects its business organization and the goodwill of its business relationships and to retain the services of its present officers and key employees. Without limiting the generality of the foregoing, except as expressly permitted by this Agreement, as set forth on Schedule 5.1 or as required by applicable Law, during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to, without prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed):

(a) issue, sell, grant, dispose of, pledge or otherwise encumber any shares of its capital stock, voting securities or equity interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock, voting securities or equity interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock, voting securities or equity interests or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of its capital stock, voting securities or equity interests, provided that the Company may issue shares of Company Common Stock upon the exercise of Options granted under the Equity Compensation Plan that are outstanding on the date of this Agreement;

(b) (i) redeem, purchase or otherwise acquire any of its outstanding shares of capital stock, voting securities or equity interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to acquire any shares of its capital stock, voting securities or equity interests; (ii) declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or otherwise make any payments to its stockholders in their capacity as such (other than dividends by a direct or indirect wholly owned Subsidiary of the Company to its parent); (iii) split, combine, subdivide or reclassify any shares of its capital stock; or (iv) amend (including by reducing an exercise price or extending a term) or waive any of its rights under, or amend to add new provisions to accelerate the vesting under, any provision of the Company Stock Plans or any agreement evidencing any outstanding stock option or other right to acquire capital stock of the Company or any restricted stock purchase agreement or any similar or related contract;

(c) incur or assume any indebtedness for borrowed money or guarantee any indebtedness or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries other than indebtedness for borrowed money between and amongst the Company and its wholly-own Subsidiaries;

(d) sell, transfer, lease, mortgage, encumber or otherwise dispose of or subject to any Lien (including pursuant to a sale-leaseback transaction or an asset securitization transaction) any of its properties or assets (including securities of Subsidiaries) to any Person, except (i) pursuant to Contracts in force on the date of this Agreement and listed on Section 5.1(d) of the Company Disclosure Schedule, (ii) dispositions of obsolete or worthless assets, or (iii) sales of properties or assets (excluding securities of Subsidiaries) in the ordinary course of business consistent with the Company’s past practices and that are not material in amount or significance;

(e) sell, transfer, license, lease, mortgage, encumber or otherwise dispose of or subject to any Lien (including pursuant to a sale-leaseback transaction or an asset securitization transaction) any of the Company Intellectual Property, other than in the ordinary course of business and consistent with past practice;

(f) acquire (i) by merging or consolidating with, or by purchasing all of or a substantial equity interest in, or by any other manner, any Person or division, business or equity interest of any Person, or (ii) any assets except in the ordinary course of business consistent with past practice;

(g) make any material investment (by contribution to capital, property transfers, purchase of securities or otherwise) in, or loan or advance (other than travel and similar advances to its employees in the ordinary course of business consistent with past practice) to, any Person other than a direct or indirect wholly-owned Subsidiary of the Company;

(h) (i) terminate or amend any Material Contract, (ii) enter into or extend the term or scope of any Contract that purports to restrict the Company, or any existing or future Subsidiary or Affiliate of the Company, from engaging in any line of business, including in any geographic area;

(i) (i) pay any bonus or make any profit-sharing or similar payment to or increase the compensation of any of its directors, officers or employees or (ii) enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus, incentive compensation, profit sharing, health or other welfare, stock option or other equity (or equity-based), pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any stockholder, director, officer, other employee, consultant or Affiliate, other than (x) as required pursuant to applicable Law, Section 5.10 or the terms of the agreements set forth on Section 5.1(i) of the Company Disclosure Schedule and (y) increases in salaries, wages and benefits of employees (other than officers) made in the ordinary course of business and in amounts and in a manner consistent with past practice;

(j) make, revoke or change any material election concerning Taxes or Tax Returns, enter into any closing agreement with respect to Taxes, settle or compromise any material Tax claim or assessment or surrender any right to claim a refund of Taxes or obtain any Tax ruling, or waive or extend the statute of limitations in respect of any Material Tax (other than pursuant to extensions of time to file Tax Returns in the ordinary course of business);

(k) make any changes in financial or tax accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by a change in GAAP or applicable Law;

(l) amend or otherwise change the Company Charter Documents or the Subsidiary Organizational Documents;

(m) adopt any new stockholder rights or similar plans;

(n) adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization (other than transactions exclusively between wholly-owned Subsidiaries of the Company);

(o) pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in accordance with their terms of liabilities, claims or obligations reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Recent SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

(p) commence, settle or compromise any litigation, proceeding or investigation material to the Company and its Subsidiaries taken as a whole (this covenant being in addition to the Company’s agreement set forth in Section 5.8 hereof); or

(q) agree, in writing or otherwise, to take any of the foregoing actions.

Notwithstanding the foregoing, nothing contained herein shall give to Parent, directly or indirectly, rights to control or direct the operations of the Company prior to the Effective Time. Prior to the Effective Time, the

Company shall exercise, consistent with the terms and conditions of the Agreement, complete control and supervision of the operation of the business of the Company and its Subsidiaries in the ordinary course of business.

Section 5.2 No Solicitation by the Company.

(a) From the date of this Agreement until the valid termination of this Agreement in accordance with its terms, the Company shall immediately cease and cause to be terminated, and shall not authorize or permit its Subsidiaries or the Company’s and its Subsidiaries’ respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, “Representatives”) to continue to engage in or conduct, any existing discussions or negotiations with any Person with respect to a Takeover Proposal, and shall use commercially reasonable efforts to obtain the return from all such Persons or cause the destruction of all copies of confidential information previously provided to such parties by the Company, its Subsidiaries or Representatives. The Company shall not, and shall not authorize or permit its Subsidiaries and Representatives to, directly or indirectly:

(i) solicit, initiate, knowingly facilitate or knowingly encourage (including by way of furnishing non-public information, except as required by applicable Law) any inquiries, proposals or offers with respect to, or that constitute, or that may reasonably be expected to lead to, any Takeover Proposal;

(ii) participate or engage in any discussions or negotiations with any third party regarding any Takeover Proposal (other than communications solely directed at informing such parties of the existence of this Section 5.2 in response to an inquiry from such third party);

(iii) enter into any letter of intent, agreement in principle, memorandum of understanding, merger, acquisition, purchase or joint venture agreement or other agreement related to any Takeover Proposal (other than a confidentiality agreement in accordance with this Section 5.2(a)) (each, a “Company Acquisition Agreement”); or

(iv) release or permit the release of any Person from, or waive or permit the waiver of any provision of or right under, any confidentiality, non-solicitation, no hire, “standstill” or similar agreement to which the Company or any of its Subsidiaries is a party or under which the Company or any of its Subsidiaries has any rights;

provided, however, that if after the date hereof and prior to obtaining the Company Stockholder Approval (but in no event after obtaining the Company Stockholder Approval) the Company Board of Directors receives a bona fide written Takeover Proposal that was not solicited and was made after the date hereof in circumstances not involving a breach of this Agreement, and the Company Board of Directors determines, in good faith, after consulting with the Company’s outside legal counsel and financial advisor that such Takeover Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal and determines, in good faith, after consulting with and receiving the advice of outside legal counsel, that failure to take such action would, or would be reasonably likely to, result in a breach of the fiduciary duties of the Company Board of Directors to the Company’s stockholders under applicable Law, then the Company and/or its Subsidiaries and its Representatives may, at any time prior to the obtaining the Company Stockholder Approval (but in no event after obtaining the Company Stockholder Approval) and after providing Parent prior or concurrent written notice of its intention to take such actions, (A) furnish non-public information with respect to the Company and its Subsidiaries to the Person making such Takeover Proposal, but only after such Person enters into a customary confidentiality agreement with the Company (which confidentiality agreement must be no less favorable to the Company (i.e., no less restrictive with respect to the conduct of such Person) than the Confidentiality Agreement), provided that (1) such confidentiality agreement may not include any provision calling for an exclusive right to negotiate with the Company and (2) the Company advises Parent of all such non-public information delivered to such Person substantially concurrently with its delivery to such Person and substantially concurrently with its delivery to such Person the Company delivers to Parent all such non-public information not previously provided to Parent, and

(B) participate in discussions and negotiations with such Person regarding such Takeover Proposal (including seeking revised Takeover Proposals from such Person as part of such discussions and negotiations). Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by the Company’s Subsidiaries or Representatives shall be deemed to be a breach of this Section 5.2 by the Company. The Company shall provide Parent with a correct and complete copy of any confidentiality agreement entered into pursuant to this paragraph within 24 hours of the execution thereof.

(b) In addition to the other obligations of the Company set forth in this Section 5.2, the Company shall promptly advise Parent, orally and in writing, and in no event later than 24 hours after receipt, if any proposal, offer, inquiry or other contact is received by, any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company in respect of any Takeover Proposal, and shall, in any such notice to Parent, indicate the identity of the Person making such proposal, offer, inquiry or other contact and the material terms and conditions of any proposals or offers or the nature of any inquiries or contacts (and shall include with such notice copies of any written materials received from or on behalf of such Person relating to such proposal, offer, inquiry or request), and thereafter shall promptly keep Parent fully informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests (and the Company shall provide Parent with copies of any additional written materials received that relate to such proposals, offers, inquiries or requests) and of the status of any such discussions or negotiations.

(c) Except as expressly permitted by this Section 5.2(c), neither the Company Board of Directors nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the Company Board Recommendation or (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal (any action described in clauses (i) or (ii) being referred to as a “Company Adverse Recommendation Change”). Notwithstanding the foregoing, the Company Board of Directors may, at any time prior to obtaining the Company Stockholder Approval (but in no event after obtaining the Company Stockholder Approval), make a Company Adverse Recommendation Change if: (1) the Company Board of Directors determines, in good faith, after taking into account the advice of the Company’s outside legal counsel, that the failure to make the Company Adverse Recommendation Change would, or would be reasonably likely to, result in a breach of the fiduciary duties of the Company Board of Directors to the Company’s stockholders under applicable Law; (2) the Company shall have given Parent prior written notice (a “Change in Recommendation Notice”) advising Parent of its intention to consider making a Company Adverse Recommendation Change at least 72 hours prior to making any Company Adverse Recommendation Change; (3) if the decision to make a Company Adverse Recommendation Change is in connection with a Takeover Proposal, (A) the Company shall have provided Parent with the material terms and conditions of the Takeover Proposal, including the identity of the party making such Takeover Proposal and, if available, a copy of the relevant proposed transaction agreements with such party and other material documents in no event later than 24 hours after receipt of such Takeover Proposal or such proposed transaction agreements or other documents, and (B) after consulting with the Company’s outside legal counsel and financial advisor, the Company Board of Directors shall have determined, in good faith, that such proposed Takeover Proposal is a Superior Proposal; (4) the Company shall have given Parent 72 hours after delivery of the Change in Recommendation Notice to propose revisions to the terms of this Agreement (or make another proposal) and shall have negotiated in good faith with Parent with respect to such proposed revisions or other proposal, if any; and (5) after considering the results of such negotiations and giving effect to the proposals made by Parent, if any, (A) after consulting with the Company’s outside legal counsel, the Company Board of Directors shall have continued to determine, in good, faith, that the failure to make the Company Adverse Recommendation Change would, or would be reasonably likely to, result in a breach of the fiduciary duties of the Company Board of Directors to the Company’s stockholders under applicable Law and (B) if the decision to make a Company Adverse Recommendation Change is in connection with a Takeover Proposal, after consulting with the Company’s outside legal counsel and financial advisor, the Company Board of Directors shall have continued to determine, in good faith, that such proposed Takeover Proposal is a Superior Proposal; provided, that, in the event the Company Board of Directors does not make the determinations referred to in clause (5) of this Section 5.2(c) but thereafter determines to make a Company Adverse Recommendation Change pursuant to this Section 5.2(c), the procedures referred to in clauses (2), (3), (4) and (5) above shall apply anew and shall also apply to any subsequent Company Adverse Recommendation Change, except that the notice periods referred to in clauses (2) and (4) shall instead be 48 hours.

(d) For purposes of this Agreement:

(i) “Takeover Proposal” means any proposal, offer or indication of interest (whether in writing or otherwise) from any Person or “group” (as defined in Section 13(d) of the Exchange Act), other than Parent and its Subsidiaries, relating to any (A) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of the Company and its Subsidiaries (including securities of Subsidiaries) equal to 20% or more of the Company’s consolidated assets or to which 20% or more of the Company’s revenues or earnings on a consolidated basis are attributable, (B) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of 20% or more of any class of equity securities of the Company, (C) tender offer or exchange offer that if consummated would result in any Person or “group”(as defined in Section 13(d) of the Exchange Act) beneficially owning 20% or more of any class of equity securities of the Company or (D) liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries; in each case, other than the Transactions.

(ii) “Superior Proposal” means a bona fide written, fully-financed Takeover Proposal, obtained after the date hereof and not in breach of this Agreement, to acquire, directly or indirectly, for consideration consisting of cash and/or securities, at least a majority of the equity interests of the Company or all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis, made by a third party, and which is otherwise on terms and conditions which the Company Board of Directors determines, in its good faith, (after consultation with the Company’s outside legal counsel and financial advisor) to be more favorable to the Company’s stockholders from a financial point of view than the Transactions, including the Merger, taking into account at the time of determination all relevant factors, including any changes to the terms of this Agreement that as of that time had been proposed by Parent in writing and the ability of the Person making such proposal to consummate the transactions contemplated by such proposal in a timely manner (based upon, among other things, the expectation of obtaining required approvals, including any antitrust clearances, in a timely manner).

(e) Nothing in this Section 5.2 shall prohibit the Company Board of Directors from taking and disclosing to the Company’s stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act with respect to a Takeover Proposal, if such Board determines, in good faith, after consultation with outside legal counsel, that failure to so disclose such position would, or would be reasonably likely to, result in a violation of applicable Laws; provided, however, that any disclosure other than a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act shall be deemed to be a Company Adverse Recommendation Change, unless, within two business days of such disclosure, the Company Board of Directors (x) expressly reaffirms the Company Board Recommendation or (y) rejects such Takeover Proposal.

(f) Notwithstanding anything to the contrary in this Section 5.2, the Company shall not be entitled to enter into any Company Acquisition Agreement unless this Agreement has been or concurrently is validly terminated by its terms in accordance with Article VII.

Section 5.3 Approvals.

(a) Subject to the terms and conditions of this Agreement, each of the parties hereto shall cooperate with the other parties and use (and shall cause their respective Subsidiaries to use) commercially reasonable efforts to promptly (i) take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to Closing to be satisfied as promptly as practicable and to consummate, in the most expeditious manner practicable, the Transactions, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required or recommended filings under applicable Antitrust Laws), and (ii) obtain all approvals, consents, registrations, permits, authorizations and other confirmations from any Governmental Authority necessary, proper or advisable to consummate the Transactions, and with respect to any third party approvals those set forth on Schedule 5.3. Each of the parties shall provide the other parties, upon request, with copies of all filings made by such party with any Governmental Authority and, upon request, any other information supplied by such party to a Governmental Authority in connection with this Agreement and the transactions contemplated hereby, consistent with applicable Laws and the other provisions of this Agreement. For purposes hereof, “Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other applicable Laws and guidelines (including any Applicable Foreign Competition Laws) that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

(b) Without limiting the generality of the undertakings pursuant to this Section 5.3, (i) the parties hereto shall provide or cause to be provided as promptly as practicable to Governmental Authorities with regulatory jurisdiction over enforcement of any applicable Antitrust Laws (a “Governmental Antitrust Entity”) information and documents requested by any Governmental Antitrust Entity or necessary, proper or advisable to permit consummation of the Transactions, including filing any notification and report form and related material required under the HSR Act as promptly as practicable following the date of this Agreement and thereafter to respond promptly to any request for additional information or documentary material that may be made under the HSR Act and (ii) if any state takeover statute or similar Law becomes applicable to any of the Transactions, the Company shall use commercially reasonable efforts to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise minimize the effect of such Law on the Transactions. The parties shall use commercially reasonable efforts to take such actions as are necessary or reasonably advisable to obtain approval of consummation of the transactions contemplated by this Agreement by any Governmental Antitrust Entity or otherwise to cause the expiration or termination of the applicable waiting periods under the HSR Act. The parties shall use all commercially reasonable efforts to resolve all objections and challenges, if any, that may be asserted by any Governmental Authority with respect to the Transactions under the Antitrust Laws. Subject to appropriate confidentiality protections, each party hereto shall furnish to the other parties such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing. Notwithstanding anything to the contrary contained in this Agreement, nothing in this Agreement will require or obligate Parent or any of its Affiliates to (and in no event shall any representation, warranty or covenant of Parent contained in this Agreement be breached or deemed breached as a result of the failure of Parent to take any of the following actions): (i) agree to or otherwise become subject to any limitations on (A) the right of Parent effectively to control or operate its business (including the business of the Company and its Subsidiaries after the Effective Time) or assets (including the assets of the Company and its Subsidiaries after the Effective Time), or (B) the right of Parent to exercise full rights of ownership of its business (including the business of the Company and its Subsidiaries after the Effective Time) or assets (including the assets of the Company and its Subsidiaries after the Effective Time), (ii) agree or be required to sell or otherwise dispose of, hold (through the establishment of a trust or otherwise), or divest itself of all or any portion of the business, assets or operations of Parent or any of its Affiliates or the business, assets or operations of the Company or its Subsidiaries after the Effective Time, or (iii) otherwise take any steps to avoid or eliminate any impediment that may be asserted under any Law governing competition, monopolies or restrictive trade practices (including defending through litigation any claims asserted under the Antitrust Laws by any Governmental Authority relating to the consummation of the Transactions). In regard to any Governmental Authority, neither the Company nor its Subsidiaries shall, without Parent’s prior written consent in Parent’s sole discretion, discuss or commit to any divestiture transaction, or discuss or commit to alter any of their businesses or commercial practices in any way, or otherwise take or commit to take any action that limits Parent’s freedom of action with respect to, or Parent’s ability to retain any of the businesses, product or service lines or assets of, the Company or its Subsidiaries after the Effective Time or otherwise limits Parent’s ability to receive the full benefits of this Agreement.

(c) Each of Parent and the Company will promptly inform the other party of the receipt of any material communication from any Governmental Authority regarding any of the Transactions, subject to applicable Law and any confidentiality restrictions imposed upon such party by such Governmental Authority with respect to such communications. Subject to applicable Law, the parties will consult and cooperate with each other in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto relating to proceedings under the Antitrust Laws, and shall provide to the Company’s or Parent’s outside antitrust counsel, as appropriate, all information and documents reasonably requested by such counsel promptly upon request, subject to any reasonable restrictions. The parties hereto may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 5.3 as “outside counsel only” or “outside antitrust counsel only.” Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient or, in the case of “outside antitrust counsel only,” to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel or outside antitrust counsel to employees, officers, or directors of the recipient, unless express written permission is obtained in advance from the source of the materials of Parent and the Company.

Section 5.4 Public Announcements.

The initial press release with respect to the execution of this Agreement shall be reasonably agreed upon by Parent and the Company. Thereafter, neither the Company nor Parent shall issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with this Agreement) with respect to the Merger, this Agreement or the other Transactions without the prior consent of the other party (which consent shall not be unreasonably withheld or delayed), except (a) as such release or announcement may be required by Law or the rules or regulations of any securities exchange, as determined by the Company or Parent, as applicable, in their reasonable discretion, in which case the party required to make the release or announcement shall use its reasonable efforts to allow the other parties reasonable time to comment on such release or announcement in advance of such issuance, or (b) as otherwise contemplated by this Agreement.

Section 5.5 Access to Information; Confidentiality.

(a) Subject to applicable Laws relating to the exchange of information, the Company shall, and shall cause each of its Subsidiaries to, afford to Parent and Parent’s representatives, reasonable access during normal business hours to all of the Company’s and its Subsidiaries’ properties, books, Contracts, commitments, records and correspondence (in each case, whether in physical or electronic form, and including all material environmentally related audits, studies, reports, analyses, and results of investigations performed with respect to the currently or previously owned, leased or operated properties of the Company or any of its Subsidiaries), officers, employees, accountants, counsel, financial advisors and other Representatives and to all other information concerning the Company’s and its Subsidiaries’ business, properties and personnel as Parent may reasonably request.

(b) The Company shall furnish promptly to Parent a copy of each report, schedule and other document filed or submitted by it pursuant to the requirements of Federal or state securities Laws and a copy of any communication (including “comment letters”) received by the Company from the SEC concerning compliance with securities Laws.

(c) Parent and the Company shall hold information received from the Company pursuant to this Section 5.5 in confidence in accordance with the terms of the Confidentiality Agreement, dated April 12, 2012, between Parent and the Company (the “Confidentiality Agreement”).

(d) No investigation, or information received, pursuant to this Section 5.5 will modify any of the representations and warranties of the parties hereto.

Section 5.6 Notification of Certain Matters.

The Company shall promptly notify Parent of (i) any notice or other communication received by the Company from any Governmental Authority in connection with the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent, (ii) any material actions, suits, claims, investigations or proceedings commenced or, to the Knowledge of the Company, threatened in writing against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries, (iii) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event that, would cause any representation or warranty made by the Company contained in this Agreement to be untrue in any material respect, and (iv) any material failure of the Company to comply with or satisfy any covenant or agreement contemplated pursuant to this Agreement; provided, however, that the delivery of any notice pursuant to this Section 5.6 shall not (x) cure any breach of, or non-compliance with, any other provision of this Agreement or (y) limit the remedies available to the party receiving such notice. Notwithstanding the foregoing, the failure to comply with this Section 5.6 will not constitute the failure of any condition set forth in Article VI to be satisfied unless the underlying event would independently result in the failure of a such condition to be so satisfied.

Section 5.7 Indemnification and Insurance.

(a) Following the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect for not less than six (6) years after the Closing Date, the Company’s current directors’ and officers’ insurance policies (or policies of at least the same coverage containing terms and conditions no less advantageous to the current and all former directors and officers of the Company) with respect to acts or failures to act prior to the Closing Date; provided, however, that Parent and the Surviving Corporation shall not be required to maintain or obtain policies providing such coverage except to the extent such coverage can be provided at an annual cost of no greater than 250% of the most recent annual premium paid by the Company prior to the date hereof (the “Cap”); and provided, further, that if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the Cap, the Surviving Corporation shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Cap. The Company may in lieu of the foregoing insurance coverage, following consultation with Parent, purchase, prior to the Effective Time, a prepaid “tail policy” on terms and conditions (in both amount and scope) providing substantially equivalent benefits, and from a carrier or carriers with comparable credit ratings, as the current directors and officers insurance policy with respect to matters arising on or before the Effective Time, covering, without limitation, the transactions contemplated hereby.

(b) Following the Effective, Time, Parent shall cause the Surviving Corporation for not less than six (6) years after the Closing Date to keep in effect in the Company Charter Documents all provisions at least as favorable as the provisions in the Company Charter Documents on the date hereof that provide for exculpation of director or officer liability and indemnification (and advancement of expenses related thereto) of the past and present officers and directors of the Company, except as limited by applicable Law, and such provisions shall not be amended during such six (6) year period except as either required by applicable Law or to make changes permitted by applicable Law that would enhance the rights of past or present officers and directors to exculpation, indemnification or advancement of expenses.

(c) The Persons to whom this Section 5.7 applies shall be third party beneficiaries of this Section 5.7. The provisions of this Section 5.7 are intended to be for the benefit of each such Person and his or her heirs, successors and representatives. Notwithstanding anything contained in this Section 5.7 to the contrary, this Section 5.7 shall survive the consummation of the Merger and shall be binding on all successors and assigns of the Parent and the Surviving Corporation.

Section 5.8 Securityholder Litigation.

The Company shall give Parent the opportunity to participate in (but not control) the defense or settlement of any securityholder litigation against the Company and/or its directors relating to the Transactions, subject to a customary joint defense agreement, and no such settlement shall be agreed to without Parent’s prior written consent.

Section 5.9 Fees and Expenses.

Except as set forth in Section 7.4, all fees and expenses incurred in connection with this Agreement, the Merger and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

Section 5.10 Certain Employee-Related Matters.

(a) Except to the extent excluded from coverage under a comparable Company Plan maintained by the Company or its Subsidiaries immediately prior to the Effective Time (each a “Prior Company Plan”), for purposes of determining whether a Continuing Employee has met the eligibility service requirements of a Parent Benefit Plan and upon each applicable Continuing Employee’s commencement of participation in an applicable Parent Benefit Plan for purposes of vesting and for purposes of benefit accrual under Parent’s vacation and severance arrangements as in effect on the date hereof, Parent shall credit each Continuing Employee with his or her years of service (or applicable portion thereof, as the case may be) with the Company, its Subsidiaries or any of their ERISA Affiliates, and any predecessor entities, to the same extent as such Continuing Employee was entitled to credit for such service under any Prior Company Plan prior to the Continuing Employee’s commencement of participation in the Parent Benefit Plan, except that Continuing Employees shall receive no such credit (i) to the extent that such credit would result in a duplication of benefits, (ii) under any newly-established Parent Benefit Plan for which similarly-situated employees of Parent do not receive credited service, or (iii) for purposes of determining eligibility to receive discretionary contributions to Parent’s Employees’ Savings Plan, and (iv) for purposes of determining eligibility under Parent’s Cash Balance Retirement Plan. Parent shall cause any applicable service or benefit plan provider providing the Parent Benefit Plans that are “group health plans” (within the meaning of Section 5000(b)(1) of the Code), to the extent it is lawful and applicable, to waive any pre-existing condition exclusions or waiting periods for Continuing Employees. Any Parent Benefit Plan that by its terms, whether specifically or by interpretation, excludes a Continuing Employee from participation in such Parent Benefit Plan (other than any such plans with respect to which new participation has been frozen for Parent employees generally) shall be amended to provide that Continuing Employees shall participate in any such plan to the same extent as similarly situated employees of Parent (except (1) as may be prohibited by applicable Law or (2) to the extent prohibited by the terms of such Parent Benefit Plan and Parent does not have the discretion to amend, or cause the amendment of, such terms), and no Continuing Employee shall be denied credit for service performed for the Company, any ERISA Affiliates, and any predecessor entities under any Parent Benefit Plan to the extent consistent with the other provisions of this Section 5.10, unless it is contrary to (1) applicable Law or (2) the terms of such Parent Benefit Plan and Parent does not have the discretion to amend, or cause the amendment of, such terms. For purposes of this Agreement, the term “Continuing Employee” shall mean those individuals employed by the Company or any of its Subsidiaries as of the Closing Date who continue their employment with the Company, Parent or those Subsidiaries that are ERISA Affiliates on and after the Closing Date, and the term “Parent Benefit Plans” shall mean the employee benefit plans of Parent, the Surviving Corporation or an Affiliate of either such entity, other than a defined benefit pension benefit plan. For purposes of this Agreement, the term “ERISA Affiliate” shall include any organization that is or has ever been treated as a single employer with the Company or any Subsidiary under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA. For the avoidance of doubt, Continuing Employees shall not receive credit for service prior to the Effective Time for purposes of benefit accrual under any Parent Benefit Plan that is a defined benefit pension plan.

(b) Parent shall take (or cause to be taken) all actions necessary to credit Continuing Employees employed in the United States who elect medical coverage under Parent’s Medical Plan with a contribution to their health reimbursement accounts for the plan fiscal year that ends December 31, 2012, with the amount to be determined based on the type of coverage elected according to the following schedule:

Individual Employee	$350
Individual Employee plus one	$625
Family	$950	.

(c) If requested in writing by Parent at least five business days prior to the Effective Time, the Company shall take (or cause to be taken) all actions necessary or appropriate to terminate, effective no later than the day immediately preceding the date on which the Company becomes a member of the same Controlled Group of Corporations (as defined in Section 414(b) of the Code) as Parent (the “Plan Termination Date”), any Company Plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (a “Company 401(k) Plan”); provided, that pursuant to any such termination of a Company 401(k) Plan, Parent shall permit rollover contributions (including outstanding loans) from Company 401(k) Plan participants into a similar plan of Parent or its Affiliates. If the Company is required to terminate any Company 401(k) Plan, then the Company shall provide to Parent prior to the Plan Termination Date written evidence of the adoption by the Company Board of Directors of resolutions authorizing the termination of such Company 401(k) Plan (the form and substance of which resolutions shall be subject to the prior review of Parent). The Company also shall take such other actions in furtherance of terminating such Company 401(k) Plan as Parent may reasonably request. Any actions taken under this Section 5.10(c) shall be made contingent upon the consummation of the Merger.

(d) If requested in writing by Parent at least five business days prior to the Effective Time, the Company shall take (or cause to be taken) all actions necessary, including the provision of notice to all insurance carriers and third party administrators (provided that Parent has submitted such written request to the Company prior to the date notice is required by such insurance carrier or third party administrator), to terminate such Company benefit plans as requested by Parent, including the Deferred Compensation Plans (and any related trust agreements or arrangements) with respect to accrual of additional benefits (but excluding the Company 401(k) Plan, for which Section 5.10(c) shall instead apply) (each, an “Other Company Plan”). Any termination, early surrender, early withdrawal or other charges incurred as a result of the termination of an Other Company Plan at such request of Parent shall be paid for, or reimbursed to the Company, by Parent.

(e) The Company Board of Directors (or a committee thereof) has adopted resolutions, and communicated to each executive that is a party to an employment agreement, stating that it is the Company’s intention to have the executive officer remain employed by the Company for a period of six months after the execution of this Agreement.

Section 5.11 Section 16.

The Company Board of Directors shall, to the extent necessary, take appropriate action, prior to or as of the Effective Time, to approve, for purposes of Section 16(b) of the Exchange Act, the deemed disposition and cancellation of the Shares and Options in the Merger by applicable individuals.

Section 5.12 Preparation of the Proxy Statement; Stockholder Meeting.

(a) As soon as practicable following the date of this Agreement, the Company shall prepare and file with the SEC a preliminary Proxy Statement. The Company shall ensure that the Proxy Statement complies as to form in all material respects with the applicable provisions of the Exchange Act. The Company shall use its reasonable best efforts to (i) respond to any comments on the Proxy Statement or requests for additional information from the SEC as soon as practicable after receipt of any such comments or requests and (ii) cause the Proxy Statement to be mailed to the stockholders of the Company as promptly as practicable following the date of this Agreement.

The Company shall promptly (A) notify Parent upon the receipt of any such comments or requests and (B) provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC and its staff, on the other hand. Prior to responding to any such comments or requests or the filing or mailing of the Proxy Statement, the Company (x) shall provide Parent with a reasonable opportunity to review and comment on any drafts of the Proxy Statement and related correspondence and filings, (y) shall include in such drafts, correspondence and filings all comments reasonably proposed by Parent and, (z) to the extent practicable, the Company and its outside counsel shall permit Parent and its outside counsel to participate in all communications with the SEC and its staff (including all meetings and telephone conferences) relating to the Proxy Statement, this Agreement or any of the Transactions. If at any time prior to the Effective Time any event shall occur, or fact or information shall be discovered, that should be set forth in an amendment of or a supplement to the Proxy Statement, the Company shall, in accordance with the procedures set forth in this Section 5.12(a), prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable and to the extent required by applicable Law, cause such amendment or supplement to be distributed to the stockholders of the Company.

(b) Parent shall provide the Company with information concerning or relating to Parent or Merger Sub that may be required in connection with the preparation and filing of the Proxy Statement pursuant to this Section 5.12.

(c) The Company shall, as soon as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a special meeting of its stockholders (the “Company Stockholders Meeting”) solely for the purpose of obtaining the Company Stockholder Approval. Unless the Company’s Board of Directors has withdrawn or modified the Company Board Recommendation so as to constitute a Company Adverse Recommendation Change to the extent permitted under Section 5.2(c), the Proxy Statement shall include the Company Board Recommendation. The Company will (i) take all reasonable actions permitted by applicable law to solicit or cause to be solicited from its stockholders proxies in favor of adoption of this Agreement and (ii) subject to Section 5.2(c), take all other reasonable action necessary to secure the Company Stockholder Approval, including, if requested by Parent, engaging a nationally recognized proxy solicitor reasonably acceptable to Parent. Notwithstanding anything herein to the contrary, unless this Agreement is terminated in accordance with Section 7.1, the Company will take all of the actions contemplated by this Section 5.12 regardless of whether a Company Adverse Recommendation Change has occurred and will submit this Agreement for adoption by the Company stockholders at the Company Stockholders Meeting.

ARTICLE VI CONDITIONS PRECEDENT

Section 6.1 Conditions to Each Party’s Obligation.

The obligations of Parent, Merger Sub and the Company to effect the Merger shall be subject to the satisfaction or waiver in writing, on or prior to the Closing Date, of the following conditions:

(a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained in accordance with applicable Law and the Company Charter Documents;

(b) Antitrust. The waiting period (and any extensions thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired; and

(c) No Injunctions or Restraints. No Law, order (whether executive or otherwise), stay, decree, injunction, judgment or ruling (whether temporary, preliminary or permanent) enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority (collectively, “Restraints”) shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Transactions or making the consummation of the Transactions illegal.

Section 6.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction or waiver in writing, on or prior to the Closing Date, of the following conditions:

(a) Representations and Warranties.

(i) each of the representations and warranties of the Company set forth in Sections 3.1, 3.2, 3.3, 3.5(b), 3.5(c) (as to clause (iii) only), 3.8(b) and 3.10(h) of this Agreement (A) that is qualified by “materiality,” “Company Material Adverse Effect” or a similar qualifier (each a “Materiality Qualifier”) shall be true and correct in all respects, and (B) that is not qualified by a Materiality Qualifier shall be true and correct in all material respects, in each case, on the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, the accuracy of which will be determined only as of the specified date); and

(ii) each of the representations and warranties of the Company (other than those referred to in Section 6.2(a)(i)) shall be true and correct in all respects, in each case, on the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, the accuracy of which will be determined only as of the specified date), except to the extent breaches thereof, individually or in the aggregate, have not had, and would not be expected to have, a Company Material Adverse Effect;

(b) Performance of Obligations of the Company. The Company shall have performed, in all material respects, all obligations and complied with, in all material respects, all agreements and covenants to be performed or complied with by it under this Agreement on or prior to the Effective Time;

(c) Officers’ Certificate. The Company shall have delivered to Parent a certificate signed on behalf of the Company by the Company’s chief executive officer and the chief financial officer certifying the satisfaction of the conditions in Section 6.2(a) and 6.2(b); and

(d) Company Material Adverse Effect. Since the date hereof, there shall not have been or occurred any event, circumstance, change or occurrence that, individually or in the aggregate, has had and continues to have or could reasonably be expected to have a Company Material Adverse Effect.

Section 6.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction waiver in writing, on or prior to the Closing Date, of the following conditions:

(a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub contained in this Agreement that is qualified by “materiality,” “Parent Material Adverse Effect” or a similar qualifier shall be true and correct in all respects, and each of such representations and warranties that is not so qualified shall be true and correct in all material respects, in each case, on the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, the accuracy of which will be determined only as of the specified date);

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date; and

(c) Officers’ Certificate. Parent shall have delivered to Company a certificate signed on behalf of the Parent by an executive officer of the Parent certifying the satisfaction of the conditions in Section 6.3(a) and 6.3(b).

ARTICLE VII TERMINATION

Section 7.1 Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time:

(a) by the mutual written consent of the Company and Parent duly authorized by each of their respective Boards of Directors; or

(b) by either of the Company or Parent:

(i) if the Merger shall not have been consummated on or before December 31, 2012; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to a party if the failure of the Merger to have been consummated on or before such date was primarily due to the failure of such party to perform any of its obligations under this Agreement;

(ii) if any Law prohibits consummation of the Merger or if any other Restraint having the effect set forth in Section 6.1(c) is in effect and shall have become final and nonappealable;

(iii) if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; or

(c) by Parent:

(i) if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 6.2(a) or 6.2(b) and (B) is incapable of being cured, or is not cured, by the Company within 30 calendar days following receipt of written notice from Parent of such breach or failure; or

(ii) if (A) the Company Board of Directors or any committee thereof shall have effected a Company Adverse Recommendation Change, in any case whether or not permitted by Section 5.2, (B) after a tender offer or exchange offer that, if successful, would result in any Person or group (as defined under Section 13(d) of the Exchange Act ) becoming a beneficial owner of 20% or more of the outstanding Shares is commenced, the Company Board of Directors shall have failed to recommend that the Company’s stockholders not tender their Shares in such tender or exchange offer, (C) the Company shall have entered into any Company Acquisition Agreement, or (D) following the receipt of a Takeover Proposal or the delivery by the Company to Parent of a Change in Recommendation Notice, the Company Board of Directors or any committee thereof shall have failed to publicly reconfirm the Company Board Recommendation within 72 hours after receipt of a written request from Parent that it do so; or

(d) by the Company if Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure (i) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 6.3(a) or 6.3(b) and (ii) is incapable of being cured, or is not cured, by Parent within 30 calendar days following receipt of written notice from the Company of such breach or failure; or

(e) by the Company, at any time prior to the receipt of the Company Stockholder Approval, if (A) subject to the terms of this Agreement, the Company Board of Directors has effected a Company Adverse Recommendation Change in response to a Superior Proposal pursuant to and in compliance with Section 5.2(c) (and, if such Superior Proposal is to be consummated pursuant to a definitive Company Acquisition Agreement, the Company Board of Directors has authorized the Company to enter into a definitive Company Acquisition Agreement for such Superior Proposal (which authorization may be subject to termination of this Agreement)), (B) the Company has not materially breached or violated the terms of Section 5.2 hereof in connection with such Superior Proposal (or any Takeover Proposal that was a precursor thereto), (C) the Company pays to Parent the Termination Fee in accordance with Section 7.3(b), and (D) promptly following the termination of this

Agreement, either (x) if such Superior Proposal is to be consummated pursuant to a definitive Company Acquisition Agreement, the Company enters into such definitive Company Acquisition Agreement to effect such Superior Proposal, or (y) if such Superior Proposal is not to be consummated pursuant to a definitive Company Acquisition Agreement, the Superior Proposal is consummated.

(f) Any party that terminates this Agreement pursuant to this Section 7.1 shall provide prompt written notice of such termination to the other party or parties that specifies the provision pursuant to which such termination is made.

Section 7.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become null and void (other than the provisions of Sections 5.4, 5.5(c), 5.9, 7.2, and 7.3, and Article VIII, all of which shall survive termination of this Agreement (the “Surviving Provisions”)), and there shall be no liability on the part of Parent, Merger Sub or the Company or their respective directors, officers and Affiliates arising under this Agreement, except (i) as set forth in the Surviving Provisions, and (ii) nothing in this Agreement shall relieve any party from liability for fraud or any intentional breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement. In calculating any damages claim pursuant to clause (ii) of the immediately preceding sentence as a result of an intentional breach by Parent or Merger Sub of this Agreement, a court of competent jurisdiction (as specified in Section 8.7(b)) shall be permitted to take into account as damages to the Company such damages as may be incurred by the Company’s stockholders as a group as a result of such intentional breach by Parent or Merger Sub of this Agreement, as if such stockholders had been able to bring an action on their own behalf. Without limiting the Company’s rights pursuant to the previous sentence, the parties confirm that nothing in this Section  7.2 is intended to permit any stockholders to bring any action as third party beneficiaries.

Section 7.3 Termination Fee.

(a) If:

(i) (A) this Agreement is terminated by the Company or Parent pursuant to Section 7.1(b)(i) (but only if a vote to obtain the Company Stockholder Approval has not been held), and the conditions set forth in Sections 6.1(b) and (c) have been satisfied, (B) following the date hereof and prior to the termination of this Agreement, a Takeover Proposal (whether or not a continuation or renewal of, or otherwise relating to, any Takeover Proposal that was publicly announced or became publicly known prior to the execution and delivery of this Agreement) shall have been made to the Company or shall have been made directly to the stockholders of the Company generally or shall have otherwise become publicly known or any Person shall have publicly announced an intention to make such a proposal; and (C) within 12 months following the termination of this Agreement, the Company enters into an agreement providing for, or consummates, any Takeover Proposal (whether or not the same Takeover Proposal referred to in clause (B) above);

(ii) (A) following the date hereof and prior to the termination of this Agreement, a Takeover Proposal shall have been made known to the Company or shall have been made directly to its stockholders generally or any Person shall have publicly announced an intention (whether or not conditional or withdrawn) to make a Takeover Proposal and thereafter, and such proposal or announcement of an intention to make such proposal shall not have been publicly and irrevocably withdrawn at least 10 business days prior to the Special Meeting, (B) this Agreement is terminated by the Company or Parent pursuant to Section 7.1(b)(iii), and (C) within 12 months following the termination of this Agreement, the Company enters into an agreement providing for, or consummates, any Takeover Proposal (whether or not the same Takeover Proposal referred to in clause (A) above);

(iii) this Agreement is terminated by Parent pursuant to Section 7.1(c)(i) and the Company’s breach or failure triggering such termination shall have been a material breach of, or failure to comply with, the Company’s obligations under Section 5.2 or Section 5.12;

(iv) (A) following the date hereof and prior to termination of this Agreement, a Takeover Proposal shall have been made known to the Company or shall have been made directly to its stockholders generally or any Person shall have publicly announced an intention (whether or not conditional or withdrawn) to make a Takeover Proposal, (B) this Agreement is terminated by Parent pursuant to Section 7.1(c)(i) in circumstances not covered by Section 7.3(a)(iii), and (C) within 12 months following the termination of this Agreement, the Company enters into an agreement providing for, or consummates, any Takeover Proposal (whether or not the same Takeover Proposal referred to in clause (A) above); or

(v) this Agreement is terminated by Parent pursuant to Section 7.1(c)(ii) or by the Company pursuant to Section 7.1(e);

then in any such event under clause (i), (ii), (iii), (iv) or (v) of this Section 7.3(a), the Company shall pay to Parent a termination fee of $8.2 million in cash (the “Termination Fee”).

(b) Any payment required to be made pursuant to clause (i), (ii) or (iv) of Section 7.3(a) shall be made to Parent promptly following the earlier of the execution of a definitive agreement with respect to, or the consummation of, any Takeover Proposal (and in any event not later than two business days after delivery to the Company of notice of demand for payment); and any payment required to be made pursuant to clause (iii) or (v) of Section 7.3(a) shall be made to Parent promptly following termination of this Agreement by Parent (and in any event not later than two business days after delivery to the Company of notice of demand for payment). All such payments shall be made by wire transfer of immediately available funds to an account to be designated by Parent.

(c) The parties acknowledge that the fees and the other provisions of this Section 7.3 are an integral part of the Transactions and that, without these agreements, the parties would not enter into this Agreement.

(d) Subject to and without limiting in any way the provisions of Section 7.2, the parties hereto agree that payment of the Termination Fee shall be Parent and Merger Sub’s exclusive remedy for any termination of this Agreement pursuant to Section 7.1 under circumstances where the Termination Fee is payable under this Section 7.3 and that Parent and Merger Sub shall have no further recourse against the Company for, or as a result of, such termination.

Section 7.4 Company Expense Reimbursement.

(a) If (i) Parent or the Company terminates this Agreement pursuant to Section 7.1(b)(i) as a result of the failure to satisfy the condition set forth in Sections 6.1(b) (the “HSR Condition”) and (ii) such failure to satisfy the HSR Condition was not primarily the result of the Company’s breach of its obligations under Section 5.3, then Parent shall reimburse the Company promptly, but in no event later than two business days after the date of such termination, for its reasonable out-of-pocket expenses in connection with this Agreement and the Transactions in an amount not to exceed $750,000 (the “Company Expense Reimbursement Amount”).

(b) The Company Expense Reimbursement Amount shall be paid by wire transfer of immediately available funds to an account designated in writing by the Company.

(c) Parent acknowledges that the agreements contained in this Section 7.4 are an integral part of the Transactions contemplated by this Agreement and that without these agreements, the Company would not have entered into this Agreement.

(d) Subject to and without limiting in any way the provisions of Section 7.2, the parties hereto agree that payment of the Company Expense Reimbursement Amount shall be the Company’s exclusive remedy for any termination of this Agreement pursuant to Section 7.1 under circumstances where the Company Expense Reimbursement Amount is payable under this Section 7.4 and that the Company shall have no further recourse against Parent or the Merger Sub for, or as a result of, such termination.

ARTICLE VIII MISCELLANEOUS

Section 8.1 No Survival.

Except as otherwise provided in this Agreement, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers, directors or representatives, whether prior to or after the execution of this Agreement, and no information provided or made available shall be deemed to be disclosed in this Agreement or in the Company Disclosure Schedule, except to the extent actually set forth herein or therein. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or, except as otherwise provided in Section 7.2, upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in Article II and Sections 5.7 and any other agreement in this Agreement which contemplates performance after the Effective Time shall survive the Effective Time indefinitely and the Surviving Provisions shall survive termination indefinitely. The Confidentiality Agreement shall (i) survive termination of this Agreement in accordance with its terms and (ii) terminate as of the Effective Time.

Section 8.2 Amendment or Supplement.

At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Company Stockholder Approval, by written agreement of the parties hereto, by action taken by their respective Boards of Directors; provided, however, that following the adoption of this Agreement by the stockholders of the Company, there shall be no amendment or change to the provisions hereof which by Law would require further approval by the stockholders of the Company without such approval.

Section 8.3 Extension of Time, Waiver.

At any time prior to the Effective Time, any party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other party hereto, (b) extend the time for the performance of any of the obligations or acts of any other party hereto or (c) waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, constitutes a waiver by the party taking such action of compliance with any provision of this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The waiver by any party hereto of any provision of this Agreement is effective only in the instance and only for the purpose that it is given and does not operate and is not to be construed as a further or continuing waiver of such provision or as a waiver of any other provision.

Section 8.4 Assignment.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any wholly owned Subsidiary of Parent, but no such assignment shall relieve Parent or Merger Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section shall be null and void.

Section 8.5 Counterparts.

This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 8.6 Entire Agreement; No Third-Party Beneficiaries.

Neither this Agreement nor any of the terms or provisions hereof are binding upon or enforceable against any party hereto unless and until the same is executed by all of the parties hereto. This Agreement, the Company Disclosure Schedule and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof and (b) except for the provisions of Section 5.7 (with respect to which the Persons to which such Section 5.7 applies shall be third party beneficiaries in accordance with Section 5.7), are not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 8.7 Governing Law; Jurisdiction.

(a) The laws of the State of Delaware (without giving effect to its conflicts of law principles) govern this Agreement and all matters arising out of or relating to this Agreement and any of the transactions contemplated hereby, including its negotiation, execution, validity, interpretation, construction, performance and enforcement.

(b) The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or if such court lacks jurisdiction any federal court sitting in the State of Delaware) over any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such courts. The parties hereto hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any action or proceeding brought in such court or any claim that such action or proceeding brought in such court has been brought in an inconvenient forum. Each of the parties hereto agrees that a judgment in such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties hereto hereby irrevocably consents to process being served by any party to this Agreement in any action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 8.9.

Section 8.8 Specific Enforcement.

The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Subject to the limitations on remedies set forth in Sections 7.3(d) and 7.4(d), it is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chancery Court of the State of Delaware or any federal court sitting in the State of Delaware, without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 8.9 Notices.

All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed by an acknowledgement or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the addressee’s facsimile number) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to Parent or Merger Sub, to:

Laboratory Corporation of America Holdings

531 South Spring Street

Burlington, NC 27215

Attention: General Counsel

Facsimile: (336) 436-4177

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

875 Third Avenue

New York, NY 10022

Attention: Michael J. Silver

Facsimile: (212) 918-3100

If to the Company, to:

MEDTOX Scientific, Inc.

402 West Country Road D

St. Paul, MN 55112

Attention: Richard J. Braun

Facsimile: (651) 286-6285

with a copy (which shall not constitute notice) to:

Leonard, Street and Deinard PA

150 South Fifth Street, Suite 2300

Minneapolis, MN 55402

Attention: Stephen M. Quinlivan

Facsimile: (612) 335-1657

or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt. In the event that an addressee of a notice or communication rejects or otherwise refuses to accept a notice or other communication delivered or sent in accordance with this Section 8.9, or if the notice or other communication cannot be delivered because of a change in address for which no notice was given, then such notice or other communication is deemed to have been received upon such rejection, refusal or inability to deliver.

Section 8.10 Severability.

If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 8.11 Definitions.

(a) As used in this Agreement, the following terms have the meanings ascribed thereto below:

“2010 Stock Incentive Plan” shall mean, the MEDTOX Scientific, Inc. 2010 Stock Incentive Plan, as amended and restated.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Applicable Foreign Competition Laws” shall mean Laws of any foreign governmental body or international institution that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade and are applicable to the Merger.

“beneficial ownership” (and its correlative terms) shall have the meanings assigned to such terms in Rule 13d-3 under the Exchange Act.

“business day” has the meaning assigned to such term in Rule 14d-1(g)(3) under the Exchange Act.

“Company Board of Directors” shall mean the Company’s Board of Directors.

“Company Facilities” shall mean any properties or facilities used, leased or occupied by the Company.

“Company Product” shall mean any product or service manufactured, marketed, distributed, licensed for commercial use or sale, or sold at any time by the Company or any of its Subsidiaries.

“Company Stock Plans” shall mean the following: the Equity Compensation Plan, the 2010 Stock Incentive Plan and any other employee benefit plan or agreement of the Company or its Subsidiaries that provides for any equity award to participants thereunder.

“Deferred Compensation Plans” shall mean the following: the MEDTOX Scientific, Inc. Deferred Compensation Plan, adopted February 19, 2010, the MEDTOX Scientific, Inc. Long-Term Incentive Plan, amended and restated effective January 1, 2008, and the MEDTOX Scientific, Inc. Supplemental Executive Retirement Plan, amended and restated effective October 29, 2010.

“Current Company Business” shall mean the business of the Company and its Subsidiaries as currently conducted as of the date of this Agreement.

“Equity Compensation Plan” shall mean the MEDTOX Restated Equity Compensation Plan, as amended.

“GAAP” shall mean generally accepted accounting principles in the United States.

“Governmental Authority” shall mean any government, court, arbitrator, regulatory or administrative agency, international institution, commission or authority or other governmental instrumentality, whether federal, state, national, or local, domestic, foreign or multinational, and whether executive, legislative or judicial, of competent jurisdiction.

“HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, as amended.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Information Privacy and Security Laws” shall mean all applicable Laws concerning the privacy and/or security of information pertaining to an individual, including, where applicable, HIPAA, state data breach notification Laws, state social security number protection Laws, the European Union Directive 95/46/EC, the Federal Trade Commission Act, Canada’s Personal Information Protection and Electronic Documents Act, the Gramm Leach Bliley Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, and state consumer protection Laws.

“Knowledge of the Company” shall mean the actual knowledge of any of Richard J. Braun, Angela Lacis, B. Mitchell Owens, Susan E. Puskas, James A. Schoonover, or Kevin J. Wiersma, after reasonable inquiry by such officers of such matter in question.

“Laws” shall mean any foreign, national, European Union, federal, state, and local statutes, common law, ordinances, rules, regulations, resolutions, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified Persons or entities.

“Option” shall mean any option to acquire shares of Company Common Stock issued under any Company Stock Plan (or any predecessor plan providing for the issuance of options to any service provider of the Company or any of its Subsidiaries).

“NASDAQ” shall mean The NASDAQ Stock Market LLC.

“Person” shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority.

“Personal Information” shall mean the information pertaining to an individual that is regulated or protected by one or more of the Information Privacy and Security Laws.

“Restricted Stock” shall mean each unvested Share subject to restrictions and forfeiture granted pursuant to the Company Stock Plans (or any predecessor plan or agreement providing for the issuance of restricted Shares to any service-provider of the Company or any of its Subsidiaries).

“Subsidiary” when used with respect to any Person, shall mean any corporation, limited liability company, partnership, association, trust or other entity the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Transactions” shall mean each of the transactions contemplated by this Agreement, including the Merger.

The following terms are defined in the section of this Agreement set forth after such term below:

Adjusted Award Consideration	Section 2.3(c)
Agreement	Recitals
Antitrust Laws	Section 5.3(a)
Balance Sheet Date	Section 3.5(h)
Bankruptcy and Equity Exception	Section 3.3(a)
Cap	Section 5.7(a)
Certificate of Merger	Section 1.3
Certificates	Section 2.2(b)
Change in Recommendation Notice	Section 5.2(c)
CLIA	Section 3.8(a)
Closing	Section 1.2
Closing Date	Section 1.2
Code	Section 2.2(g)
Company	Recitals
Company 401(k) Plan	Section 5.10(c)
Company Acquisition Agreement	Section 5.2(a)(iii)
Company Adverse Recommendation Change	Section 5.2(c)
Company Balance Sheet	Section 3.5(h)
Company Board Recommendation	Section 3.3(b)
Company Charter Documents	Section 3.1(c)
Company Common Stock	Recitals
Company Disclosure Schedule	Article III
Company Expense Reimbursement Amount	Section 7.4(a)
Company Intellectual Property	Section 3.15(a)(i)
Company Licenses	Section 3.8(d)
Company Material Adverse Effect	Section 3.1(a)
Company Plans	Section 3.11(a)
Company SEC Documents	Section 3.5(a)
Company Stockholder Approval	Section 3.3(d)
Confidentiality Agreement	Section 5.5(c)
Continuing Employee	Section 5.10(a)
Contract	Section 3.3(c)(ii)
Copyrights	Section 3.15(a)(ii)
DEA	Section 3.8(a)
DGCL	Recitals
Dissenting Shares	Section 2.1(e)
Dissenting Stockholders	Section 2.1(e)
Effective Time	Section 1.3
Environmental Claims	Section 3.12(i)(i)
Environmental Damages	Section 3.12(i)(ii)
Environmental Laws	Section 3.12(i)(iii)
Environmental Permits	Section 3.12(i)(iv)
ERISA	Section 3.11(a)
ERISA Affiliate	Section 5.10(a)
Exchange Act	Section 3.4
FDA	Section 3.8(f)
FDCA	Section 3.8(a)
Financial Advisor	Section 3.19
Governmental Antitrust Entity	Section 5.3(b)
Governmental Authority	Section 8.11(a)
group	Section 5.2(d)(i)
Hazardous Materials	Section 3.12(i)(v)

HSR Condition	Section 7.4(a)
Intellectual Property Rights	Section 3.15(a)(ii)
IRS	Section 3.10(o)
Leased Real Property	Section 3.14(b)
License Agreements	Section 3.15(c)
Liens	Section 3.1(b)
Marks	Section 3.15(a)(ii)
Material Contract(s)	Section 3.13(a)(xiii)
Merger	Recitals
Merger Consideration	Section 2.1(c)
Merger Shares	Section 2.1(c)
Multiemployer Plan	Section 3.11(a)
Non-Obligated Person	Section 8.12(c)
Other Company Plan	Section 5.10(d)
Owned Real Property	Section 3.14(a)
Parent	Recitals
Parent Benefit Plans	Section 5.10(a)
Parent Material Adverse Effect	Section 4.2(b)
Patents	Section 3.15(a)(ii)
Paying Agent	Section 2.2(a)
Payment Program	Section 3.8(j)
Permits	Section 3.8(b)
Plan Termination Date	Section 5.10(c)
Policies	Section 3.16
Preferred Stock	Section 3.2(a)
Prior Company Plan	Section 5.10(a)
Proxy Statement	Section 3.4
Merger Sub	Recitals
Real Property Lease	Section 3.14(b)
Recent SEC Documents	Article III
Release	Section 3.12(i)(vi)
Remediation	Section 3.12(i)(vii)
Representatives	Section 5.2(a)
Restraints	Section 6.1(c)
Restricted Stock Award	Section 2.3(c)
Sarbanes-Oxley Act	Section 3.5(c)
SEC	Article III
Securities Act	Section 3.1(b)
Security Risk Assessment	Section 3.8(n)
Share(s)	Section 2.1
Software	Section 3.15(a)(iii)
Company Stockholders Meeting	Section 3.12(c)
Stock Option Payment	Section 2.3(a)
Subsidiary Organizational Documents	Section 3.1(c)
Superior Proposal	Section 5.2(d)(ii)
Surviving Corporation	Section 1.1
Surviving Provisions	Section 7.2
Takeover Proposal	Section 5.2(d)(i)
Tax Returns	Section 3.10(r)
Taxes	Section 3.10(r)
Trade Secrets	Section 3.15(a)(ii)
Uncertificated Shares	Section 2.2(b)
WARN	Section 3.11(k)

Section 8.12 Interpretation; Other.

(a) When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period is excluded. If the last day of such period is a non-business day, the period in question ends on the next succeeding business day. Any reference in this Agreement to $ means United States dollars. Unless the context otherwise requires, any reference in this Agreement to gender includes all genders, and words imparting the singular number only include the plural and vice versa. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and do not alter the meaning of, or affect the construction or interpretation of, this Agreement. Unless the context otherwise requires, all references in this Agreement to any “Article,” “Section,” “Schedule” or “Exhibit” are to the corresponding Article, Section, Schedule or Exhibit of this Agreement. Unless the context otherwise requires, the words “hereby,” “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to the provision in which such words appear. The word “including,” or any variation thereof, means “including, without limitation” and does not limit any general statement that it follows to the specific or similar items or matters immediately following it. References in this Agreement to a contract or agreement mean such contract or agreement as amended or otherwise modified from time to time. All references in this Agreement to specific Laws or to specific sections or provisions of Laws, apply to the respective federal, state, local, or foreign Laws that bear the names so specified and to any succeeding or amended Law, section, or provision corresponding thereto. Any reference in this Agreement to the “parties” to this Agreement means the signatories to this Agreement and their successors and permitted assigns, and does not include any third party. To the extent this Agreement refers to information or documents to be made available to Parent or Merger Sub, the Company shall be deemed to have satisfied such obligation if the Company or any Company Representatives has made such information or document available (A) in the online data room managed by the Company and hosted by Intralinks in connection with the transactions contemplated by this Agreement at least one day prior to the date hereof, (B) by delivering such document or information (in writing, including by electronic transmission) to Parent at least one day prior to the date hereof or (C) in a publicly available filing made with the SEC since January 1, 2011 and at least one day prior to the date hereof or referred to in an exhibit index of any such filing.

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(c) This Agreement may only be enforced against the parties hereto. All claims or causes of action (whether in contract, tort or otherwise) arising out of or relating to this Agreement (including the negotiation, execution or performance of this Agreement and any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) may be made only against the parties hereto. No past, present or future officer, director, stockholder, employee, incorporator, member, partner, agent, attorney, representative or affiliate of any party hereto (including any person negotiating or executing this Agreement on behalf of a party hereto) (any such Person, a “Non-Obligated Person”) has any liability or obligation with respect to this Agreement or with respect to any claim or cause of action (whether in contract, tort or otherwise) arising out of or relating to this Agreement (including the negotiation, execution or performance of this Agreement and any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

LABORATORY CORPORATION OF AMERICA HOLDINGS

By:	/s/ F. Samuel Eberts III
Name: F. Samuel Eberts III
Title: Senior Vice President, Secretary

MERCER ACQUISITION CORP.

By:	/s/ F. Samuel Eberts III
Name: F. Samuel Eberts III
Title: President and Secretary

MEDTOX SCIENTIFIC, INC.

By:	/s/ Richard J. Braun
Name: Richard J. Braun
Title: Chief Executive Officer

[Merger Agreement]

Exhibit A

Form of Certificate of Incorporation of Surviving Corporation

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MEDTOX SCIENTIFIC, INC.

ARTICLE I.

NAME

The name of the corporation shall be MEDTOX Scientific, Inc. (the “Corporation”).

ARTICLE II.

REGISTERED OFFICE

The registered office of the Corporation in the State of Delaware shall be located at 2711 Centerville Road, Suite 400 in the City of Wilmington, County of New Castle, Delaware 19808. The name of the initial registered agent of the Corporation at such address is the Corporation Service Company.

ARTICLE III.

PURPOSE AND POWERS

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, (the “Delaware General Corporation Law”). The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

ARTICLE IV.

CAPITAL STOCK

Section 4.1 Authorized Shares

The total number of shares of all classes of stock that the Corporation shall have the authority to issue is one thousand (1,000) shares of common stock, having a par value of $.001 per share (the “Common Stock”).

Section 4.2 Common Stock

4.2.1 Dividends. Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

4.2.2 Dissolution, Liquidation, Winding Up. In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock, and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

4.2.3. Voting Rights. Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, share for share and without regard to class, together with the holders of all other classes of stock entitled to attend such meetings and to vote (except any class or series of stock having special voting rights), to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders.

ARTICLE V.

BOARD OF DIRECTORS

Section 5.1 Number; Election

The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the by-laws of the Corporation. Unless and except to the extent that the by-laws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot. Except as otherwise provided in this Certificate of Incorporation, each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board of Directors of the Corporation.

Section 5.2 Management of Business and Affairs of the Corporation

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation.

Section 5.3 Limitation of Liability

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

ARTICLE VI.

AMENDMENT OF BY-LAWS

In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend and repeal the by-laws of the Corporation.

ARTICLE VII.

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article 7.

ANNEX B

[LETTERHEAD OF LAZARD MIDDLE MARKET LLC]

June 1, 2012

The Board of Directors

MEDTOX Scientific, Inc.

402 West County Road D

St. Paul, Minnesota 55112

Dear Board of Directors:

We understand that MEDTOX Scientific, Inc., a Delaware corporation (“MEDTOX”), Laboratory Corporation of America Holdings, a Delaware corporation (“LabCorp”), and Mercer Acquisition Corp., a Delaware corporation and wholly owned subsidiary of LabCorp (“Merger Sub”), propose to enter into an Agreement and Plan of Merger (the “Agreement”) pursuant to which LabCorp will acquire MEDTOX (the “Transaction”). Pursuant to the Agreement, Merger Sub will be merged with and into MEDTOX and each outstanding share of the common stock, par value $0.15 per share, of MEDTOX (“MEDTOX Common Stock”), other than shares owned by LabCorp, Merger Sub or any other subsidiary of LabCorp or by holders who are entitled to and properly demand an appraisal of their shares of MEDTOX Common Stock (such holders, collectively, “Excluded Holders”), will be converted into the right to receive $27.00 per share in cash (the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.

You have requested our opinion as of the date hereof as to the fairness, from a financial point of view, to holders of MEDTOX Common Stock (other than Excluded Holders) of the Consideration to be paid to such holders in the Transaction.

In connection with this opinion, we have:

(i)	Reviewed the financial terms and conditions of an execution version, provided on June 1, 2012, of the Agreement;

(ii)	Reviewed certain publicly available historical business and financial information relating to MEDTOX;

(iii)	Reviewed various financial forecasts and other data provided to us by MEDTOX relating to the business of MEDTOX;

(iv)	Held discussions with members of the senior management of MEDTOX with respect to the business and prospects of MEDTOX;

(v)	Reviewed public information with respect to certain other companies in lines of business we believe to be generally relevant in evaluating the business of MEDTOX;

(vi)	Reviewed the financial terms of certain business combinations involving companies in lines of business we believe to be generally relevant in evaluating the business of MEDTOX;

(vii)	Reviewed historical stock prices and trading volumes of MEDTOX Common Stock; and

(viii)	Conducted such other financial studies, analyses and investigations as we deemed appropriate.

We have assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. We have not conducted any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of MEDTOX or concerning the solvency or fair value of MEDTOX, and we have not been furnished with any such valuation or appraisal. With respect to the financial forecasts utilized in our analyses, we have assumed, with the consent of MEDTOX, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of MEDTOX. We assume no responsibility for and express no view as to any such forecasts or the assumptions on which they are based.

The Board of Directors

MEDTOX Scientific, Inc.

June 1, 2012

Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. We do not express any opinion as to the price at which shares of MEDTOX Common Stock may trade at any time subsequent to the announcement of the Transaction. Our opinion does not address the relative merits of the Transaction as compared to any other transaction or business strategy in which MEDTOX might engage or the merits of the underlying decision by MEDTOX to engage in the Transaction.

In rendering our opinion, we have assumed, with the consent of MEDTOX, that the Transaction will be consummated on the terms described in the Agreement, without any waiver or modification of any material terms or conditions. Representatives of MEDTOX have advised us, and we have assumed, that the Agreement, when executed, will conform to the execution version reviewed by us in all material respects. We also have assumed, with the consent of MEDTOX, that obtaining the necessary governmental, regulatory or third party approvals and consents for the Transaction will not have an adverse effect on MEDTOX or the Transaction. We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that MEDTOX obtained such advice as it deemed necessary from qualified professionals. We express no view or opinion as to any terms or other aspects (other than the Consideration to the extent expressly specified herein) of the Transaction, including, without limitation, the form or structure of the Transaction or any agreements or arrangements entered into in connection with, or contemplated by, the Transaction. In addition, we express no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Transaction, or class of such persons, relative to the Consideration or otherwise.

Lazard Middle Market LLC (“LMM”) is acting as financial advisor to MEDTOX in connection with the Transaction and has received and will receive a fee for such services, portions of which were paid in connection with LMM’s engagement, a portion of which is payable upon the rendering of this opinion and the principal portion of which is contingent upon the consummation of the Transaction. LMM and certain of our affiliates, including Lazard Frères & Co. LLC, the parent of LMM (“Lazard”), in the past have provided investment banking services to LabCorp unrelated to the Transaction, for which services compensation has been received, including having acted as financial advisor to LabCorp in connection with an acquisition transaction in 2010. In the ordinary course of their respective businesses, Lazard, LFCM Holdings LLC (an entity indirectly owned in large part by managing directors of Lazard) and certain of their and LMM’s respective affiliates may actively trade securities of MEDTOX, LabCorp and certain of their respective affiliates for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities, and also may trade and hold securities on behalf of MEDTOX, LabCorp and certain of their respective affiliates. The issuance of this opinion was approved by the Opinion Committee of LMM.

Our engagement and the opinion expressed herein are for the benefit of the Board of Directors of MEDTOX (in its capacity as such) and our opinion is rendered to the Board of Directors of MEDTOX in connection with its evaluation of the Transaction. Our opinion is not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Transaction or any matter relating thereto.

The Board of Directors

MEDTOX Scientific, Inc.

June 1, 2012

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be paid to holders of MEDTOX Common Stock (other than Excluded Holders) in the Transaction is fair, from a financial point of view, to such holders.

Very truly yours,

LAZARD MIDDLE MARKET LLC

By	/s/ Douglas M. Brown
Douglas M. Brown
Managing Director

ANNEX C

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

SECTION 262 APPRAISAL RIGHTS

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

IMPORTANT NOTICE TO STOCKHOLDERS

of MEDTOX Scientific, Inc.

The Special Meeting of Stockholders will be held on

July 31, 2012

8:00 a.m. CST

MEDTOX Scientific, Inc.

402 West County Road D

St. Paul, MN 55112

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF THE COMPANY FOR SPECIAL MEETING

July 31, 2012

The undersigned, a stockholder of MEDTOX Scientific, Inc., a Delaware corporation (the “Company”), acknowledges receipt of a copy of the Notice of Special Meeting of Stockholders and the accompanying proxy statement, and revoking any proxy previously given, hereby constitutes and appoints Richard J. Braun and Kevin J. Wiersma and each of them his or her true and lawful agents and proxies with full power of substitution in each to vote the shares of common stock of the Company standing in the name of undersigned for purposes identified on this proxy and with discretionary authority as to any other matters that may properly be raised at the Special Meeting of Stockholders of the Company to be held at MEDTOX Scientific, Inc., 402 West County Road D, St. Paul, MN 55112.

Continued and to be signed on reverse side

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by the Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you

vote FOR proposals 1, 2 and 3.

				For	Against	Abstain
1.	To adopt the Agreement and Plan of Merger, dated as of June 3, 2012, as it may be amended from time to time, by and among MEDTOX Scientific, Inc., Laboratory Corporation of America Holdings and Mercer Acquisition Corp. (the “Agreement and Plan of Merger”).			☐	☐	☐

2.

To approve an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Agreement and Plan of Merger.

				☐	☐	☐

3.

To approve, on a nonbinding advisory basis, “golden parachute” compensation (as defined in the regulations of the Securities and Exchange Commission) payable to certain of the Company’s executive officers in connection with the consummation of the merger.

				☐	☐	☐

NOTE: THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF YOU SIGN YOUR PROXY CARD WITHOUT INDICATING YOUR VOTE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE SPECIAL MEETING, OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE VOTE AT THE SPECIAL MEETING.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date